                                                                    CONFIDENTIAL

                                                                  EXHIBIT (b)(2)



================================================================================
                                                                 [GLOBE GRAPHIC]

          [LOGO] Bankers Trust


          Discussion Materials for Meeting with                  [GLOBE GRAPHIC]

          MANHATTAN LIFE INSURANCE
          COMPANY

          September 1996                                         [GLOBE GRAPHIC]


================================================================================

                                                                    Confidential




Presentation to the Special Committee of the Board of Directors of

THE MANHATTAN LIFE INSURANCE COMPANY

September 1996
================================================================================







                                                            [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------


                                                          TABLE OF CONTENTS
                                                                                                                            Page
                                                                                                                            ----
I.       EXECUTIVE SUMMARY ...............................................................................................     1

II.      PROPOSED TRANSACTION ............................................................................................     4

         A.   Terms of Transaction

         B.   Reasons for UCLIC to Propose the Reverse Stock Split

         C.   UCLIC's Plan Post - Reverse Stock Split

         D.   Scope of Bankers Trust Involvement



III.     COMPANY BACKGROUND...............................................................................................    10

         A.   Business Description

         B.   Capital Structure



IV.      PROSPECTS FOR MLIC...............................................................................................    19

         A.   Operating Business

         B.   Expense Levels

         C.   Rating Agency

         D.   Access to Capital



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                                      -i-                   [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------


                                                     TABLE OF CONTENTS (cont'd)
                                                                                                                            Page
V.       ECONOMIC RESULTS OF THE TRANSACTION..............................................................................    24

         A.   MLIC's Balance Sheet

         B.   MLIC's Income Statement

         C.   Impact on Net Carrying Value of MLIC on UCLIC's Balance Sheet



VI.      STRATEGIC ALTERNATIVES TO THE TRANSACTION .......................................................................    28

         A.   Buyout of Majority

         B.   Buyout of Minority

         C.   Execute Management Plan with Current Capital Structure and Share Ownership

         D.   Convert to a Stock Company Through a Demutualization

         E.   Liquidation



VII.     SUMMARY VALUATION ...............................................................................................    33

         A.   Financial Summary of UCLIC's Offer

         B.   Summary Valuation Analysis



VIII.    CONCLUSIONS......................................................................................................    42

         A.   General Conclusions

         B.   Benefits of Transaction

         A.   Detriments of Transaction


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                                      -ii-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------


                                         TABLE OF CONTENTS (cont'd)


EXHIBITS

   I.   Shareholder Ownership Profile
  II.   Stock Price and Volume Information
 III.   Historical Financial Information (GAAP)
  IV.   Historical Financial Information (STAT)
   V.   Projected Financial Information (GAAP)
  VI    Projected Financial Information  (STAT)
 VII. Reconciliation of GAAP Shareholders' Equity to Statutory Surplus at March 31, 1994
VIII    Reconciliation of GAAP Net Income to Statutory Gain (Loss) From
         Operations
  IX.   A.M. Best Letter dated May 25, 1994
   X.   A.M. Best Rating System
  XI    Explanation of Risk-Based Capital Ratios
 XII.   Summary of MLIC Agreement with the New York Insurance Department
XIII.   Corporate History
 XIV.   Bankers Trust's Engagement Letter
  XV.   Transaction Chronology
 XVI.   Comparable Company Analysis
XVII.   Comparable Insurance Industry Minority Squeeze-out Transaction Analysis
XVII.   Comparable Life Insurance Acquisition Analysis
 XIX.   Comparable All Industry Minority Squeeze-out Transaction Premium
         Analysis
  XX.   Analysis of Fund American Bid for MLIC




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                                      -iii-                 [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                              I. EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

o Manhattan Life Insurance Company ("MLIC") is a 146 year old New York-domiciled individual life insurance company ($498MM in assets) with product emphasis in the impaired (i.e., higher risk) and older markets that has an unusual capital structure (part mutual/part stock).

o Union Central Life Insurance Company ("UCLIC") is an Ohio-domiciled mutual life insurance company that owns 72.8% of the Guarantee Capital Shares (the "stock") of MLIC. The firms share certain employees and UCLIC provides certain functions for MLIC (investment management, data processing). The remaining 27.2% is publicly held.

o    Despite an increase in new premium sales from $3.1MM (1989) to $7.3MM
     (1995), significant runoff from maturing business has caused GAAP assets to decline from $631MM (12/89) to $498MM (6/96) and policy counts to decline by 21%. This has caused an expense problem, as well as increased the volatility of claims experience.

o UCLIC believes the first step to restructure the capital structure and improve the operating business is to consolidate the stock ownership and in 1993, proposed that MLIC engage in a reverse stock split to cause all the minority shareholders to become fractional shareholders who would be cashed out using MLIC's own capital. UCLIC has revised its proposal to provide for the payment to the minority shareholders in the Reverse Stock Split of $7.50 per share, an amount the New York Insurance Department has apparently privately indicated it is willing to approve.

o In 1993 an independent committee of the Board of MLIC (the "Independent Committee") engaged Bankers Trust to advise it with respect to the transaction. The transaction has been dormant for two years and in July 1996 became active again. BT has been asked to opine on the fairness, from a financial point of view, of the transaction to the minority shareholders.


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                                       -1-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                              I. EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

o On May 25, 1994, MLIC received a letter from A.M. Best informing MLIC of a downgrade from A to A- and the probability of a downgrade to B++ if UCLIC does not complete the proposed buyback and become a 100% owner of the stock of MLIC. MLIC has indicated that such a downgrade would cause serious operational issues.

o MLIC has been a reasonably poor performer with a Return on Surplus ("ROS") from 1991-1995 ranging between (14.97%) and 4.62%.

o Even though MLIC forecasts its ROS growing to 14% in the year 2000, the allocation of earnings in its Charter causes a 7% ROE for stockholders in the same year.

o Much of MLIC's underperformance has been caused by an expense problem which it is unable to grow out of.

o The resolution of many of MLIC's problems are hindered by the capital structure.

     -   Rating

     -   Expenses

     -   Access to capital

o Consequently, rationalization of the capital structure would be a positive event for MLIC.

o    The economics appear to be favorable to the minority shareholders.

     -   76% premium to last trade prior to announcement

     -   Premium to the calculated Discounted Cash Flow



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                                       -2-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                              I. EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Note:
-----

     o    Shareholders' interests are in the form of Guarantee Capital Shares
          ("GCS")

     o Both the statutory statements and the GAAP statements have a component of equity called the Guarantee Capital Reserve ("GCR") which earns interest and belongs to the shareholders

     o The statutory statements (but not the GAAP statements) have an equity component called Unassigned Surplus. As its name indicates, the statutory statements do not allocate this equity component to either the shareholders or the policyholders.

     o We have assumed, with the permission of MLIC and on the basis of the views of counsel to MLIC described in the notes to MLIC's financial statements, that to the extent any assets of MLIC remain after satisfaction of the claims of policyholders and other creditors of MLIC in the event of its liquidation or dissolution, the unassigned statutory surplus of MLIC would be distributable one-eighth to the holders of shares of Capital Stock and seven-eighths to the policyholders of MLIC. We have also assumed that the views of counsel would apply for our calculation of statutory book value and adjusted statutory book value.



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                                       -3-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                            II. PROPOSED TRANSACTION
--------------------------------------------------------------------------------

A.  Terms of Transaction

Transaction Description: Reverse Stock Split with cash out of fractional shares to eliminate minority shareholders

Terms of Reverse Stock Split

Exchange Ratio:                                                             303,784 old shares and $227,838 for each new
                                                                            share
Cash Consideration Offered for Each Fractional Share:                       $7.50 per old share
Total Number of Fractional Shares to be Retired:                            911,352(1)
Total Cash Paid to Fractional Shareholders:                                 $6,835,141

Outstanding Shares Prior to Split ("Old Shares"):                           3,341,624
Outstanding Shares Post-Split ("New Shares"):                               8
Treasury Shares Created and Retired Post-Split:                             3

Majority Holder Ownership Prior to Split:                                   72.8%
Majority Holder Ownership Post-Split:                                       100%
Source of Cash:                                                             (a)  $5,012,437 from MLIC's Guarantee
                                                                                 Capital Reserve(2)
                                                                            (b)  $1,822,704 new capital from UCLIC
Expenses:                                                                   To be paid by UCLIC

----------
(1)  3,073 old shares held by UCLIC
(2) MLIC's Guarantee Capital Reserve was created in 1986


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                                       -4-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                            II. PROPOSED TRANSACTION
--------------------------------------------------------------------------------

A.  Terms of Transaction (cont'd)

Source of Additional Capital:
Current Number of Shares Outstanding:                                  3,341,624
Par Value per Share:                                                       $2.00
Current Aggregate Par Value of Shares:                                $6,683,248

Shares Retired:                                                          911,352
Par Value Retired:                                                    $1,822,704
Interim Par Value of Capital Shares:                                  $4,860,544

Expected Post Transaction Number of Capital Shares:                            8
Required Increase in Capital:                                         $1,822,704
Capital Contribution Required Per Share:                                $227,838

Pro Forma Par Value of Capital Shares:                                $6,683,248
Pro Forma Shares Outstanding:                                                  8
Pro Forma Par Value Per Share:                                          $835,406


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                                       -5-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                            II. PROPOSED TRANSACTION
--------------------------------------------------------------------------------

A.  Terms of Transaction (cont'd)

                               Reverse Stock Split

                [PICTORIAL REPRESENTATION OF REVERSE STOCK SPLIT]

* Terms of Reverse Stock Split require 303,784 GCS (old shares) plus $227,838 to be exchanged for one new MLIC share.



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                                       -6-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                            II. PROPOSED TRANSACTION
--------------------------------------------------------------------------------

B.  Reasons for UCLIC to Propose the Reverse Stock Split (Provided by UCLIC)

o MLIC is convinced A.M. Best will downgrade it below A- (Excellent) unless considered a strategic subsidiary of UCLIC (100% ownership and integration of operations)

     - MLIC believes that less than an Excellent rating would raise serious problems

o With only 73% ownership, UCLIC is reluctant to take certain actions that it believes would benefit MLIC

     - the returns on any investment of capital, management and technology are split with the minority shareholders

     - certain actions (i.e., consolidation of operations, cross-selling UCLIC products) run the risk of accusations by minority shareholders of self-dealing by UCLIC

o A consolidation of stock ownership is the first step to a more normal capital structure

o    The interests of policyholders and shareholders will be better aligned

     -    minority shareholders are interested in cash dividends

     - UCLIC's accounting will grow UCLIC's statutory capital dollar-for-dollar with growth in MLIC's statutory capital

o There are extremely limited other alternatives to rationalize the capital structure

o Reduce operating expenses and eliminate the costs of being a publicly registered company


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                                       -7-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                            II. PROPOSED TRANSACTION
--------------------------------------------------------------------------------

C.  UCLIC's Plan Post-Reverse Stock Split

o    Immediate actions:

     - UCLIC provides "first excess" or financial reinsurance to MLIC to "fund" new sales premiums

     - Renegotiate agreement with NY Insurance Department ("NYID"). The terms of this agreement contribute significantly to MLIC's excess expense problem. Permission would be sought to:

          o eliminate existing operational redundancies, such as policyholder services, marketing and actuarial support

          o    permit cross-selling of MLIC's and UCLIC's products in New York

          o    permit dual licensing of agents

     - Present MLIC as strategic subsidiary of UCLIC to A.M. Best's to maintain or improve A- rating

     - Commit to not take any cash dividends from MLIC's GCR until the balance has been restored to its pre-transaction level

     -    Implement full expense reduction strategy

o    Possible subsequent actions:

     - Redomesticate MLIC to Ohio; this will require NYID approval and resolution of the issues relating to the policyholders' guarantee fund

     -    Mutualize MLIC and merge into UCLIC


--------------------------------------------------------------------------------


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                                       -8-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                            II. PROPOSED TRANSACTION
--------------------------------------------------------------------------------

D.  Scope of Bankers Trust Involvement

o Bankers Trust has been retained by the Special Committee of the Board of Directors (the "Special Committee") of MLIC to analyze and advise the Special Committee as to the fairness to the minority shareholders from a financial point of view of a reverse stock split proposed by the majority shareholder which will result in the exchange for cash of all shares held by minority shareholders

o    Bankers Trust also agreed to:

     -    assist the Company in negotiations with UCLIC

     -    advise the Special Committee of the Company's alternatives

     - testify in any regulatory proceeding regarding the fairness opinion and financial advice delivered by Bankers Trust

o Bankers Trust was not retained to seek potential buyers of the stock of MLIC

o Bankers Trust has also helped the Company explore the offer by Fund American and assisted the Special Committee in ensuring that Fund American had access to all due diligence information required for an accurate assessment of the value of the Company



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                                       -9-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

A.  Business Description

o National life insurance company focusing on individual life sales, primarily to the impaired risk (higher risk) and older markets

     - All sales through independent general agencies-relationships with approximately 90 agencies and 8,300 contracted brokers

     -    Domiciled in New York, licensed to do business in all 50 states

     -    $498MM total assets (GAAP); $3.9B of life insurance in force (gross)

     - Offers ordinary, universal and term life products targeted at the impaired (minor impairments Tables 1-4) and the mature (age 50-85) segments.

     -    Eliminated group life business in 1988

     -    Has written annuity business on an opportunistic basis (1988-93, 1995)

o Total insurance in force and insurance reserves have remained essentially static since 1991 as new sales (low volume, high value) have replaced maturing business (high volume, low value). As a result policy counts have fallen 21% in the period 1989-1995.



--------------------------------------------------------------------------------


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                                      -10-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

A.  Business Description (cont'd)

o    Since 1989, total assets have declined significantly, from $632MM to $498MM
     (GAAP) at June 30, 1996, while total premiums rose modestly, from $41.8MM in 1989 to $43.8MM (annualized) in the first half of 1996.

(Dollars in Thousands)                                                                                                  LTM Ending
                                      1989        1990        1991        1992        1993        1994        1995        6/30/96
                                    --------    --------    --------    --------    --------    --------    --------     --------
Total Assets (GAAP)                 $631,617    $528,602    $499,007    $488,684    $501,662    $475,281    $513,938     $497,642
Total Premiums (STAT)                 41,762      41,624      39,951      42,281      44,815      44,511      49,075       43,822(a)
Annualized First Year Sales (STAT)     3,064       4,018       5,334       7,256       8,004       7,140       7,296        5,944(a)

Gain (Loss) from Operations(b)         2,505       3,348         648       1,753      (5,116)      1,356      (2,102)        (852)


----------
Note:    (a)  First half annualized.
         (b)  Statutory basis, includes realized capital gains (losses)


o Majority of insurance revenues in the past few years have been derived from traditional life policies

       (Dollars in Thousands)                                                        Year Ending                               LTM
                                                       ------------------------------------------------------------------    Ending
Insurance Revenue (GAAP)                                1989      1990      1991      1992      1993      1994      1995     6/30/96

                                                       ------    ------    ------    ------    ------    ------    ------    ------
  Traditional Life (Term & Whole Life)                 26,850    27,158    23,922    26,604    26,659    28,117    28,712    27,348
  Universal Life policy charges                         6,595     7,438     7,971     9,153    10,141    10,414    10,986    11,580
  Annuities                                               353       309        24        43        20         8         8         4
                                                       ------    ------    ------    ------    ------    ------    ------    ------
Total Insurance Revenue                                33,798    34,905    31,917    35,800    36,820    38,539    39,706    38,932

% of Total Insurance Revenue
  Traditional Life (Term & Whole Life)                   79.4%     77.8%     75.0%     74.3%     72.4%     73.0%     72.3%     70.3%

  Universal Life policy charges                          19.5%     21.3%     25.0%     25.6%     27.5%     27.0%     27.7%     29.8%

  Annuities                                               1.0%      0.9%      0.1%      0.1%      0.1%      0.0%      0.0%      0.0%



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                                      -11-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

A.  Business Description (cont'd)

     - In 1995, 42% of all policies were written on impaired risks (44% of the face amount). At year end 1995, impaired risks comprised 22.1% of total insurance in force.

     - Of total insurance in force at year end 1995, 20.5% comprised ordinary/whole life, policyholders of which are eligible to participate in MLIC's earnings, via dividends.

     - Prior to 1996, MLIC targeted a balanced product mix -- one third of new sales were to come from Term, Universal and Ordinary Life products equally. However, due to declining demand in MLIC's target markets for Ordinary Life, 1996's sales goals, and progress to date, are:


                                                    1996 Sales Goal                         YTD 6/30/96 New Sales
(Dollars in Thousands)                            (Annualized Premium)        % of Total     (Annualized Premium)       % of Total
                                                  --------------------        ----------     --------------------       ----------
Term Life                                               $2,800                   40%               $1,003                   34%
Universal Life                                           2,380                   34%                1,497                   50%
Ordinary Life                                            1,820                   26%                  472                   16%
                                                        ------                                     ------
                                                        $7,000                                     $2,972

- Prior to 1993, MLIC retained risk limits of $400,000 per individual, and reinsured all excess risk. In 1993 MLIC reduced its risk retention to $300,000.

     --   Ceded premium represents 12% of gross premiums written (GAAP)

     -- Top 7 reinsurance relationships rated A or above: 17 reinsurers in total


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                                      -12-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

A.  Business Description (cont'd)

o As of 6/30/96, MLIC's investment portfolio was primarily fixed maturity investments, which had a duration of 4.7 years with 89% rated BBB-/Baa3 or better:

     (Dollars in Thousands)                               Percent of Investment
                                         6/30/96 (GAAP)         Portfolio
                                         --------------   ---------------------
     Short Term Investments                 $3,962                 1%
     Fixed Maturity Investments            296,973                68%
     Direct Mortgages                       76,149                18%
     Real Estate                             6,388                 1%
     Policy Loans                           50,993                12%
                                          --------
Total Investments                         $434,465

o In response to poor performance and pressure from the rating agencies and regulators, MLIC has reduced its holdings of commercial mortgages from $162MM in 1990 to $76MM at 6/30/96. MLIC has also significantly increased the geographic diversification of its commercial mortgage portfolio.

     - At 12/31/93, 58.5% of the portfolio was in the Mid-Atlantic region, primarily New York. By 12/31/95, this had been reduced to 37.8%.

o As a result of efforts taken in 1994 and 1995, MLIC's commercial mortgage portfolio has improved in credit quality.

     -    At 6/30/96 there were no delinquent mortgages

     - There are 6 loans totaling $12.5MM on MLIC's watchlist; GAAP reserves total $700,000.

     - Loans originated in 1996 have an average loan-to-value ratio of 65%, with a maximum of 75%.

     -    There are no material environmental issues pending


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                                      -13-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

B.  Capital Structure

o    Mixed Company - Part Mutual / Part Stock Life Insurance Company

     - Last life insurance company in the United States with mixed capital structure charter

     - Charter calls for split of profits of 1/8 for shareholders and 7/8 for participating policyholders (i.e. ordinary/whole life policies only)

     - Historically, shareholders' portion of Company profits have been $1 for every $7 of policyholders' dividends (Statutory)

     -    Both policyholders and shareholders can vote for directors

          --   GCS as class fixed at 720,000 votes

          -- Policyholders are entitled to one vote each (regardless of the type or number of policies owned). At 12/31/95 the direct policy count was 49,993.

o Shareholders interests are in the form of Guarantee Capital Shares ("GCS"). GCS holders are entitled to:

     -    interest on the par value of GCS ($195,000 annually in the aggregate)

     - interest on the Guaranteed Capital Reserve (GCR) at the Company's portfolio rate; and

     - 1/8 of distributable income (net income + policyholder dividends - interest credited to GCR)

o Only shareholders can amend MLIC's charter, which will be required to effect the reverse stock split.


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                                      -14-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

B.  Capital Structure (cont'd)

o    Capital surplus differs on a STAT and GAAP basis:

Equity and Surplus Balances as of June 30, 1996
(Dollars in Thousands)
                                                              GAAP                                                     STAT
                                                             ------                                                   ------
Guarantee Capital Shares                                      6,683             Guarantee Capital Paid Up              6,683
Guarantee Capital Reserve                                    15,912(1)          Guarantee Capital Reserve Fund        15,526(1)
Retained Earnings                                             8,638             Unassigned Surplus                     6,773
Unrealized Gain (losses) on Equity Securities                  (242)                                                  ------
                                                             ------             Total Surplus                         28,982(2)
Total Shareholders' Equity                                   30,991                                                   ------
Total Policyholders' Equity                                  34,136
                                                             ------
Total Policyholders' and Shareholders' Equity                65,127(2)


----------

Notes: (1)  GAAP and STAT Guarantee Capital Reserve differ due to timing differences in crediting interest.
       (2)  Reconciliation of GAAP equity and STAT surplus appears in exhibits.


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                                      -15-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

B.  Capital Structure (cont'd)

              [PICTORIAL REPRESENTATION OF GAAP SHAREHOLDERS EQUITY]

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                                      -16-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

B.  Capital Structure (cont'd)

o An unqualified opinion as to who owns the statutory unassigned surplus (shareholders or policyholders) is unavailable

o The historical components of GAAP Shareholders' Equity for the Company have been as follows:

(Dollars in thousands)                                               Balance Sheet Information as of December 31,
                                                             ----------------------------------------------------------
                                                               1991         1992         1993        1994         1995      6/30/96
                                                             -------      -------      -------     -------      -------     -------
Guarantee Capital Shares                                      $6,683       $6,683       $6,683      $6,683       $6,683      $6,683
Guarantee Capital Reserve                                      9,359       10,439       11,478      13,171       14,910      15,912
Retained Earnings                                              9,242        9,323        8,791       8,989        8,696       8,638
Unrealized Gain (losses) on Equity Securities                    (41)         (18)         690      (2,265)       1,019        (242)

                                                             -------      -------      -------     -------      -------     -------
Total Shareholders' GAAP Equity                              $25,243      $26,427      $27,642     $26,578      $31,308     $30,991

o The balance of the GCR is a function of policyholder dividends and interest earned less dividends paid to shareholders


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                                      -17-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             III. COMPANY BACKGROUND
--------------------------------------------------------------------------------

B.  Capital Structure (cont'd)

o Company is currently under guidelines with New York State Insurance Department which limits dividends which can be paid to shareholders

     - Allowed dividends are a function of surplus levels and earnings in the previous year

                                      STAT Surplus
          o    If the Company's -------------------------  is less than or equal
                                Statutory Policy Reserves

                  to 9% then Lesser of [Gain From Operations, Prior Years Increase in STAT Surplus]


                                      STAT Surplus
          o    If the Company's -------------------------  is greater than or
                                Statutory Policy Reserves

                  equal to 9% then Greater of [Gain From Operations, Prior Years Increase in STAT Surplus]


                (Dollars in thousands)                           1992           1993           1994           1995         6/30/96
                                                               --------       --------       --------       --------       --------
Policy Reserves                                                $366,955       $370,433       $368,066       $373,608       $371,097
Total STAT Surplus                                               38,547         30,641         32,671         28,770         28,983
Total STAT Surplus/Statutory Policy Reserves                      10.50%          8.27%          8.88%          7.70%          7.81%



--------------------------------------------------------------------------------
                                      -18-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             IV. PROSPECTS FOR MLIC
--------------------------------------------------------------------------------

A.  Operating Business
    Strengths

o 146 year old A- rated company with a reputation for innovation in new products (first to write group life etc.)

o Positive perception of MLIC as pioneer in agency and impaired risk marketplace

o Strong sales growth 1989-1993; MLIC has been challenged since 1993 to increase sales

o    Established core of general agents to sell products

o    Solid impaired risk underwriting capabilities

Weaknesses

o Expenses for administrative and other operations high relative to allowable expenses built into pricing calculations

     - Company has downsized policy counts without commensurate reduction in expenses

     - New York Insurance Department Agreement entered into when UCLIC acquired control of MLIC creates certain inefficiencies (See Exhibit
          VII)

     -    Size of "inforce" block of business does not achieve critical mass

o Potential exists for downgrade below A- by A.M. Best. This would significantly hamper new sales through existing distribution channels.

o Previous management underwrote block of business which has experienced mortality rates above expected levels.

     - Declining size of policy reserves exacerbates any variations in claims experience. The impaired risk segment exhibits greater volatility in claims experience than standard risks.

     o Investment portfolio includes high proportion of MBS, commercial mortgages and high yield bonds

          - MBS 22%; Commercial Mortgages 18%; Real Estate 1.3%; High Yield 7.5% (total 49% of invested assets)


--------------------------------------------------------------------------------
                                      -19-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             IV. PROSPECTS FOR MLIC
--------------------------------------------------------------------------------

B.  Expense Levels

o MLIC has consistently exceeded the operational expenses which are assumed in pricing of product

     - Reduced size of balance sheet and insurance in force magnifies MLIC's relatively high fixed costs

     - Company policy has been to solve problem via attrition (12 employees will reach age 65 by year 2000) and other passive measures (waiting for expensive leases to expire); uncertainty over status of MLIC's ownership structure has led to the deferment of some expense reduction strategies

     - Company has traditionally focused on smaller policies ($50,000 - $1MM of coverage); the decline in risk retention from $400,000 to $300,000 per individual reduces the premium retained per policy by MLIC

     - Company has utilized a high-cost Preliminary Application Process in the broker market with a 7% submission/sale ratio. Break-even is generally considered to occur at 10% and above. In 1996, MLIC took steps to streamline this process, as well as canceling its contracts with approximately 25 low-yielding agents. Through August 1996 this has reduced preliminary applications by approximately 2,000 (in 1995 MLIC processed 9,958 preliminary applications). The net impact of reduced expenses and possibly lower actual sales caused by MLIC's actions cannot be determined yet.

o High fixed costs are the result of New York operation (rent, salaries, etc.) and running operation split between New York and Cincinnati

     - Agreement with New York Insurance Department forces MLIC to keep certain administrative functions in New York State


     - MLIC is currently renting more office space than it needs and has indicated that it could cut this expense by 50%.


--------------------------------------------------------------------------------
                                      -20-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             IV. PROSPECTS FOR MLIC
--------------------------------------------------------------------------------

B.  Expense Levels (cont'd)


Actual Expenses vs. Allowable Expenses*
(Dollars in Thousands)
                                                                                       Twelve Months Ending
                                                           -------------------------------------------------------------------------

                                                           12/31/95        12/31/94        12/31/93         12/31/92        12/31/91

                                                           --------        --------        --------         --------        --------

Acquisition Expenses
    Pricing                                                 $1,416          $1,358          $1,486           $1,297          $1,001
    Actual                                                   3,658           3,278           3,027            2,753           1,947
    Actual as % of Pricing                                     258%            241%            204%             212%            195%


Maintenance Expenses
    Pricing                                                 $3,616          $3,406          $3,813           $3,904          $4,005
    Actual                                                   8,603           8,405           8,423            8,173           7,603
    Actual as % of Pricing                                     238%            247%            221%             209%            190%


Total Operating Expenses
    Pricing                                                 $5,032          $4,764          $5,299           $5,201          $5,006
    Actual                                                  12,261          11,683          11,450           10,926           9,550
    Actual as % of Pricing                                     244%            245%            216%             210%            191%


Total Operating Expenses Above Pricing                      $7,229          $6,919          $6,151           $5,725          $4,544

----------
* This table compares actual expenses incurred against the amounts priced into the products; these latter amounts, known as "allowables," are regulated by the New York Insurance Department


--------------------------------------------------------------------------------
                                      -21-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             IV. PROSPECTS FOR MLIC
--------------------------------------------------------------------------------

C.  Rating Agency

o In May, 1994 A.M. Best downgraded MLIC from A (Excellent) to A- (Excellent). Best's cited "the inconsistent operating performance of MLIC's core life business and lack of critical mass" as reasons for the downgrade.

o According to management, A.M. Best has also indicated that if the majority owner does not complete its bid to own 100% of the Company, the rating agency will likely downgrade the Company another notch from A- (Excellent) to B++ (Excellent)

     - Potential for greater parental support cited as reason for maintaining A- rating

o Management has stated that a downgrade from Excellent to Very Good would force a change in the Company's strategy

     - Marketing is directed at lawyers, brokers and financial advisors in high income, older age market

     - According to management, downgrade would make it extremely difficult to pursue currently targeted segment of marketplace and would force change in strategy

     - Many agencies and brokers prefer not to place new business with A-rated companies because (1) in MLIC's segments of the market, many competitors are more highly rated, and (2) many agencies' own Errors & Omissions insurance policies do not cover companies rated A- and below.


--------------------------------------------------------------------------------
                                      -22-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             IV. PROSPECTS FOR MLIC
--------------------------------------------------------------------------------

D.  Access to Capital

o Current capital structure makes it difficult to raise new capital by issuing new Guarantee Capital Shares

     -    Uncertainty as to ownership of the statutory unassigned surplus

     - Distribution of 7/8 of income to policyholder dilutes returns on new capital contributed by shareholders

     -    Limitations on dividend distribution


--------------------------------------------------------------------------------
                                      -23-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                     V. ECONOMIC RESULTS OF THE TRANSACTION
--------------------------------------------------------------------------------

A.  MLIC's Balance Sheet

                                                                                           Effect of        Proforma
                                                                          06/30/96       Reverse Split      06/30/96
                                                                          --------       -------------      --------
Balance Sheet Effect (GAAP):

Total Assets                                                               497,642          (5,012)          492,630

Invested Assets and Cash                                                   434,405          (5,012)          429,393

Shareholders' Equity
      Guarantee Capital Shares                                               6,683                             6,683
      Guarantee Capital Reserve                                             15,912          (5,012)           10,900
      Retained Earnings                                                      8,638                             8,638
      FAS 115 Adjustment                                                      (242)                             (242)
                                                                            ------          ------            ------
Total Shareholders' Equity                                                  30,991          (5,012)           25,979
                                                                            ======          ======            ======
      Policyholders' Equity                                                 34,136                            34,136
      Shareholders' Equity                                                  30,991          (5,012)           25,979
                                                                            ------          ------            ------
Total Equity                                                                65,127          (5,012)           60,115
                                                                            ======          ======            ======
Total Equity/Total Assets                                                    13.09%                            12.20%
Shareholders' Equity/Total Assets                                             6.23%                             5.27%
                                                                            ======          ======            ======



--------------------------------------------------------------------------------
                                      -24-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                     V. ECONOMIC RESULTS OF THE TRANSACTION
--------------------------------------------------------------------------------

A.  MLIC's Balance Sheet (cont'd)

                                                                                           Effect of        Proforma
                                                                          06/30/96       Reverse Split      06/30/96
                                                                          --------       -------------      --------
Balance Sheet Effect (STAT):

Capital & Surplus
      Guarantee Capital Shares                                               6,683                             6,683
      Guarantee Capital Reserve                                             15,527           (5,012)          10,514
      Unassigned Surplus                                                     6,773                             6,773
                                                                           -------           ------          -------
Total Capital & Suplus                                                      28,983           (5,012)          23,970
                                                                           =======           ======          =======

Policy Reserves                                                            371,097                           371,097

STAT Surplus/STAT Policy Reserves (NYID Ratio)                               7.81%                             6.46%
                                                                           =======           ======          =======

Balance Sheet Effect (Risk Based Capital):

Company Action Level Risk Based Capital
      C-1 Risk - Asset Quality                                               8,646                             8,646
      C-2 Risk - Pricing Adequacy                                            2,871                             2,871
      C-3 Risk - Cash Flow Matching                                          2,195                             2,195
      C-4 Risk - General Business                                              920                               920
      Covariance Adjustment                                                 (2,497)                           (2,497)
                                                                           -------           ------          -------
Total Company Action Level Risk Based Capital                               12,135                0           12,135
                                                                           =======           ======          =======

Adjusted Capital
      Capital & Surplus                                                     28,983           (5,012)          23,970
      AVR                                                                    5,556                             5,556
      Voluntary Investment Reserve                                               0                                 0
      Dividend Liability                                                     2,106                             2,106
                                                                           -------           ------          -------
Total Adjusted Capital                                                      36,645           (5,012)          31,632
                                                                           =======           ======          =======

RBC Ratio                                                                     302%                              261%
                                                                           =======                           =======


--------------------------------------------------------------------------------
                                      -25-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                     V. ECONOMIC RESULTS OF THE TRANSACTION
--------------------------------------------------------------------------------

B.  MLIC's Income Statement

                                                                                                             Last Twelve Months
                                                              Last Twelve Months          Effect of               Proforma
Income Statement Impact (GAAP):                                    06/30/96             Reverse Split             06/30/96
                                                              ------------------        -------------        ------------------
Revenues
   Insurance Revenue
     Traditional Life Insurance Premiums                            27,348                                          27,348
     Universal Life Policy Charges                                  11,580                                          11,580
     Annuities                                                           4                                               4
                                                                    ------                                          ------
   Total Insurance Revenue                                          38,932                                          38,932
   Net Investment Income(1)                                         35,535                    (382)                 35,153
   Net Realized Gains (Losses) on Investments                        2,435                                           2,435
   Other                                                                17                                              17
                                                                    ------                    ----                  ------
     Total Revenues                                                 76,919                    (382)                 76,537
                                                                    ======                    ====                  ======

Benefits and Expenses
   Insurance Benefits                                               44,106                                          44,106
   Change in Future Policy Benefits                                 (1,284)                                         (1,284)
   Interest Expense on Universal Life                                4,991                                           4,991
   Interest Expense on Investment Products                           5,033                                           5,033
   Deferred Policy Acquisition Costs                                 3,865                                           3,865
   Other Operating Expenses                                         15,475                                          15,475
   Policyholders' Dividends and Participation in Operations          3,045                     117                   3,162
                                                                    ------                    ----                  ------
     Total Benefits and Expenses                                    75,231                     117                  75,348
                                                                    ======                    ====                  ======

   Income Before Taxes                                               1,688                    (500)                  1,188
     Income Taxes                                                       73                    (134)                    (61)
                                                                    ------                    ----                  ------
   Net Income Before Cumulative Effect of Changes                    1,615                    (366)                  1,249
                                                                    ======                    ====                  ======
Income Statement impact (STAT):
   Gain (Loss) from Operations                                        (852)                   (249)                 (1,101)
                                                                    ======                    ====                  ======

----------
1) Assumes $5.012MM reduction in Invested Assets to fund reverse stock split. Yield assumed to be 7.63%.


--------------------------------------------------------------------------------
                                      -26-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                     V. ECONOMIC RESULTS OF THE TRANSACTION
--------------------------------------------------------------------------------

C.  Impact on Net Carrying Value of MLIC on UCLIC's Balance Sheet

                                                                                              Effect of            Pro forma
                                                                       06/30/96             Reverse Split          06/30/96
                                                                       --------             -------------          --------
Statutory Capital & Surplus                                             28,983                  (5,012)             23,970
                                                                        ======                  ======              ======
UCLIC Ownership in MLIC                                                  72.82%                  27.18%             100.00%
UCLIC's Equity in MLIC Statutory Surplus(1)                             21,105                                      23,970
                                                                        ======                                      ======
Difference in Carrying Value as a Result of Transaction                                          2,865
     Less Capital Increase Funded by UCLIC                                                       1,823
                                                                                                ------
Net Difference in Carrying Value as a Result of Transaction                                      1,043
                                                                                                ======

----------

(1) UCLIC accounts for its ownership in MLIC by multiplying % Ownership by Statutory Capital & Surplus


--------------------------------------------------------------------------------
                                      -27-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                  VI. STRATEGIC ALTERNATIVES TO THE TRANSACTION
--------------------------------------------------------------------------------

A.  Buyout of Majority

o    Seek an Acquiror of 100% of Company

     - UCLIC currently owns 72.8%. Feasibility of any bid for control of Company depends on willingness of UCLIC to sell holding

     - Fund American bid for 100% of Guaranteed Capital Shares at a price of $7.25 was declined by UCLIC

                            Pros                                                                Cons
----------------------------------------------------------------   -----------------------------------------------------------------

o    Minority capital shareholders will benefit from any control   o   Not likely to get support of UCLIC given accounting and tax
     premium.                                                          implications of sale.
o    Potentially improves credit quality of institution to         o   Impossible to execute without support of majority
     policyholders.                                                    shareholder.
o    Would provide liquidity to existing shareholders.             o   Unique capital structure limits ability to market institution and likely reduces interest from acquirors.
                                                                   o   Timing.
                                                                   o   Mutual company (regulators view MLIC as a mutual) cannot
                                                                       be merged with a stock company without demutualizing.


--------------------------------------------------------------------------------
                                      -28-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                  VI. STRATEGIC ALTERNATIVES TO THE TRANSACTION
--------------------------------------------------------------------------------

B.  Buyout of Minority

o    Seek an acquiror of the minority shares of MLIC

     -    Most likely buyer is UCLIC

     - Economic value of shares without ability to influence management of business limited

     -    Limited public interest in shares as evidenced by low trading volumes

                            Pros                                                               Cons
---------------------------------------------------------------   ------------------------------------------------------------------

o    Strategy can be executed without assistance from third       o   Unlikely to be interest from any party other than UCLIC for
     parties.                                                         acquisition of minority interest.
o    Would provide liquidity to existing shareholders.            o   Price might be at discount to current market price due to size of block.
                                                                  o   Does not increase credit quality or economic value of
                                                                      institution to policyholders.
                                                                  o   Timing.


--------------------------------------------------------------------------------
                                      -29-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                  VI. STRATEGIC ALTERNATIVES TO THE TRANSACTION
--------------------------------------------------------------------------------

C.  Execute Management Plan with Current Capital Structure and Share Ownership

o Do not take any actions regarding share ownership and capital structure at the present time while management continues to restructure operations

     -    A.M. Best ratings decline from Excellent to Very Good likely

o Management has stated that a ratings decline from Excellent to Very Good would not allow the Company to compete effectively with their current products and would force a change in company strategy

                            Pros                                                                Cons
----------------------------------------------------------------   -----------------------------------------------------------------

o    Strategy can be executed without assistance from third        o    Does not provide additional liquidity to existing
     parties.                                                           shareholders.
o    Shareholders can capture earnings from future improvements    o    Does not increase credit quality or economic value of
     in operations.                                                     institution to policyholders.
                                                                   o    Ratings downgrade to Very Good impairs future sales
                                                                        prospects.


--------------------------------------------------------------------------------
                                      -30-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                  VI. STRATEGIC ALTERNATIVES TO THE TRANSACTION
--------------------------------------------------------------------------------

D.  Convert to a Stock Company Through a Demutualization

o Conversion of Guaranteed Capital Life Insurance Company governed by separate statute of New York Insurance Code

     - Statute gives discretion to insurance commissioner to determine value of policyholder equity interest

o In 1983, New York Insurance Department indicated they would allocate unassigned surplus to policyholders, plus an additional amount for goodwill

                            Pros                                                                Cons
----------------------------------------------------------------   -----------------------------------------------------------------

o    Potentially maximizes value for minority guaranteed capital   o    Uncertainty of allocation of surplus makes strategy risky.
     shareholders.                                                 o    High expense of executing strategy (lawyers, investment
o    Potentially improves credit quality of institution to              bankers, etc.) relative to the size of MLIC.
     policyholders.                                                o    Timing.
o    Would provide additional liquidity to existing shareholders.  o    NY Insurance commissioner could view Company as mutual
                                                                        insurance company and allocate a low amount of unassigned
                                                                        surplus to guaranteed capital shareholders.
                                                                   o    Impossible to execute without the support of the majority
                                                                        shareholder.


--------------------------------------------------------------------------------
                                      -31-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                  VI. STRATEGIC ALTERNATIVES TO THE TRANSACTION
--------------------------------------------------------------------------------

E.  Liquidation

o Liquidate the company and assign the closed block of business to another NY State domiciled life insurance company

     -    Requires all insureds to affirmatively accept

     - Company must remain in existence for 3 years in the event any insureds do not affirmatively accept

     - NY State Insurance Commissioner could require 100% of unassigned surplus be assigned to closed block

     -    Then ownership of the unassigned surplus is indeterminable

o    There are no good comparables of mutual companies being liquidated

                            Pros                                                                Cons
----------------------------------------------------------------   -----------------------------------------------------------------

o    Potentially improves credit quality to policyholders.         o    Does not maximize value for guaranteed capital
                                                                        shareholders.
                                                                   o    Impossible to execute without support of majority
                                                                        shareholder.
                                                                   o    Ultimate financial outcome cannot be determined.
                                                                   o    Liquidation may not be accomplished for three years.


--------------------------------------------------------------------------------
                                      -32-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

A.  Financial Summary of UCLIC's Offer

Offer Price Per Share                                                                                               $7.50

Price as a Multiple of:                                                                       Per Share Value              Multiple
-----------------------                                                                       ---------------              --------
     1994 Earnings                                                                                 $0.57                     13.3
     1995 Earnings                                                                                 $0.43                     17.3
     LTM Earnings                                                                                  $0.48                     15.5
     1996 Estimated Earnings                                                                       $0.54                     14.0
     1997 Estimated Earnings                                                                       $0.55                     13.7
     1994 Operating Earnings                                                                       $0.60                     12.5
     1995 Operating Earnings                                                                       $0.41                     18.5
     LTM Operating Earnings                                                                        $0.42                     17.7
     1996 Estimated Operating Earnings                                                             $0.53                     14.0
     1997 Estimated Operating Earnings                                                             $0.55                     13.7

Price as a Multiple of:
-----------------------
     Book Value Per Share Including FAS 115 (6/30/96)                                              $9.27                      0.81
     Book Value Per Share Including FAS 115 (12/31/95)                                             $9.37                      0.80
     Book Value Per Share Excluding FAS 115 (6/30/96)                                              $9.35                      0.80
     Book Value Per Share Excluding FAS 115 (12/31/95)                                             $9.06                      0.83

Price as a Multiple of:
-----------------------
     Statutory Book Value Per Share (6/30/96)                                                      $6.90                      1.09
     Statutory Book Value Per Share (12/31/95)                                                     $6.53                      1.15
     Adjusted Statutory Book Value Per Share (6/30/96)                                             $7.23                      1.04
     Adjusted Statutory Book Value Per Share (12/31/95)                                            $6.85                      1.09

Premium Over Stock Price:
-------------------------
     Last Trade Prior to Announcement                                                              $4.25                     76.5%
     One Week Prior to Announcement                                                                $4.50                     66.7%
     Four Weeks Prior to Announcement                                                              $4.00                     87.5%
     All-Time High (1/29/93)                                                                       $6.50                     15.4%
     All-Time Low (12/27/91)                                                                       $3.00                    150.0%
     52-Week High (9/29/95)                                                                        $5.25                     42.9%
     52-Week Low (11/24/95)                                                                        $3.50                    114.3%


--------------------------------------------------------------------------------
                                      -33-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis

Offer Value Per Share      $7.50

                                                                                                                  Valuation
                                           Valuation Methodology                                               Reference Range
------------------------------------------------------------------------------------------------------------   ---------------
1.  Discounted Cash Flow Analysis
        Terminal Value Based on Net Income..................................................................    $5.33 - $7.86
        Terminal Value based on Book Value..................................................................    $5.37 - $8.54
2.  Component Valuation Analysis                                                                                $3.98 - $5.98
3.  Comparable Company Analysis
        LTM Earnings........................................................................................    $4.70 - $5.10
        LTM Operating Earnings..............................................................................    $4.52 - $4.86
        1996E Earnings......................................................................................    $5.05 - $5.13
        1997E Earnings......................................................................................    $4.84 - $4.86
        Book Value (Including FAS 115)......................................................................    $8.10 - $10.05
        Book Value (Excluding FAS 115)......................................................................    $8.71 - $10.52
        Statutory Adjusted Book Value.......................................................................   $12.96 - $13.85
4.  Comparable Insurance Industry Minority Squeeze-out Transaction Analysis
        Net Income..........................................................................................    $5.03 - $6.46
        Net Operating Income................................................................................    $6.56 - $7.22
        Book Value..........................................................................................    $9.42 - $11.76
        Statutory Adjusted Book Value.......................................................................   $14.60 - $15.84
        Premium to Market One Day Prior.....................................................................    $5.10 - $5.19
        Premium to Market One Week Prior....................................................................    $5.63 - $5.76
        Premium to Market Four Weeks Prior..................................................................    $5.01 - $5.09
5.  Comparable Life Insurance Acquisition Analysis
        Net Income..........................................................................................    $5.43 - $6.23
        Net Operating Income................................................................................    $6.12 - $6.63
        Book Value..........................................................................................   $10.42 - $10.83
        Statutory Adjusted Book Value.......................................................................   $12.24 - $14.56
        Premium to Market One Day Prior.....................................................................    $5.08 - $5.10
        Premium to Market One Week Prior....................................................................    $5.49 - $5.60
        Premium to Market Four Weeks Prior..................................................................    $5.00 - $5.07
6.  Comparable All Industry Minority Squeeze-out Transaction Premium Analysis
        Premium to Market One Day Prior.....................................................................    $5.20 - $5.47
        Premium to Market One Week Prior....................................................................    $5.62 - $5.96
        Premium to Market Four Weeks Prior..................................................................    $5.15 - $5.38



--------------------------------------------------------------------------------
                                      -34-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

1.       Discounted Cash Flow Analysis

(Dollars in Thousands)

Financial Summary                                                 1996           1997           1998           1999           2000
                                                               ---------      ---------      ---------      ---------      ---------

Net Income to Shareholders                                         1,796          1,828          2,154          2,379          2,203

Shareholder Dividends - Management Projections                         0          1,891              0          4,785          5,181


Shareholders' Equity                                              33,104         33,041         35,195         32,789         29,811


Shares Outstanding                                             3,341,624      3,341,624      3,341,624      3,341,624      3,341,624


                                                      Sensitivity of Value to Discount Rate
Exit Multiple to      --------------------------------------------------------------------------------------------------------------

  GAAP Income         8.0%         9.0%         10.0%        11.0%        12.0%        13.0%        14.0%        15.0%         16.0%

----------------      -----        -----        -----        -----        -----        -----        -----        -----         -----

      6.00            $5.60        $5.41        $5.22        $5.05        $4.88        $4.72        $4.57        $4.42         $4.28

      6.50            $5.84        $5.64        $5.44        $5.26        $5.09        $4.92        $4.76        $4.61         $4.46

      7.00            $6.07        $5.86        $5.66        $5.47        $5.29        $5.12        $4.95        $4.79         $4.64

      7.50            $6.31        $6.09        $5.88        $5.68        $5.49        $5.31        $5.14        $4.97         $4.81

      8.00            $6.55        $6.32        $6.10        $5.90        $5.70        $5.51        $5.33        $5.15         $4.99

      8.50            $6.79        $6.55        $6.32        $6.11        $5.90        $5.70        $5.52        $5.33         $5.16

      9.00            $7.03        $6.78        $6.54        $6.32        $6.11        $5.90        $5.70        $5.52         $5.34

      9.50            $7.26        $7.01        $6.76        $6.53        $6.31        $6.10        $5.89        $5.70         $5.51

     10.00            $7.50        $7.24        $6.98        $6.74        $6.51        $6.29        $6.08        $5.88         $5.69

     10.50            $7.74        $7.46        $7.20        $6.95        $6.72        $6.49        $6.27        $6.06         $5.86

     11.00            $7.98        $7.69        $7.42        $7.17        $6.92        $6.68        $6.46        $6.24         $6.04

     11.50            $8.21        $7.92        $7.64        $7.38        $7.12        $6.88        $6.65        $6.43         $6.21

     12.00            $8.45        $8.15        $7.86        $7.59        $7.33        $7.08        $6.84        $6.61         $6.39

     12.50            $8.69        $8.38        $8.08        $7.80        $7.53        $7.27        $7.03        $6.79         $5.56

     13.00            $8.93        $8.61        $8.30        $8.01        $7.73        $7.47        $7.22        $6.97         $6.74

     13.50            $9.16        $8.84        $8.52        $8.22        $7.94        $7.66        $7.40        $7.15         $6.92


Note:    All Cash Flows are Discounted back to 9/30/96


--------------------------------------------------------------------------------
                                      -35-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

1.   Discounted Cash Flow Analysis (Cont'd)

(Dollars in Thousands)

Financial Summary                                                 1996           1997           1998          1999           2000
                                                               ---------      ---------      ---------      ---------      ---------

Net Income to Shareholders                                         1,796          1,828          2,154          2,379          2,203

Shareholder Dividends - Management Projections                         0          1,891              0          4,785          5,181


Shareholders' Equity                                              33,104         33,041         35,195         32,789         29,811


Shares Outstanding                                             3,341,624      3,341,624      3,341,624      3,341,624      3,341,624



                                                      Sensitivity of Value to Discount Rate
Exit Multiple to      --------------------------------------------------------------------------------------------------------------

  GAAP Equity          8.0%         9.0%         10.0%       11.0%        12.0%        13.0%        14.0%        15.0%         16.0%

----------------      ------       ------       ------       -----        -----        -----        -----        -----         -----

      0.50             $5.96        $5.76        $5.56       $5.37        $5.20        $5.02        $4.86        $4.70         $4.55

      0.55             $6.28        $6.07        $5.86       $5.66        $5.47        $5.29        $5.12        $4.95         $4.79

      0.60             $6.61        $6.38        $6.16       $5.95        $5.75        $5.55        $5.37        $5.20         $5.03

      0.65             $6.93        $6.69        $6.45       $6.23        $6.02        $5.82        $5.63        $5.44         $5.27

      0.70             $7.25        $6.99        $6.75       $6.52        $6.30        $6.09        $5.88        $5.69         $5.50

      0.75             $7.57        $7.30        $7.05       $6.81        $6.57        $6.35        $6.14        $5.93         $5.74

      0.80             $7.89        $7.61        $7.35       $7.09        $6.85        $6.62        $6.39        $6.18         $5.98

      0.85             $8.21        $7.92        $7.64       $7.38        $7.12        $6.88        $6.65        $6.43         $6.21

      0.90             $8.54        $8.23        $7.94       $7.66        $7.40        $7.15        $6.90        $6.67         $6.45

      0.95             $8.86        $8.54        $8.24       $7.95        $7.68        $7.41        $7.16        $6.92         $6.69

      1.00             $9.18        $8.85        $8.54       $8.24        $7.95        $7.68        $7.42        $7.17         $6.93

      1.05             $9.50        $9.16        $8.83       $8.52        $8.23        $7.94        $7.67        $7.41         $7.16

      1.10             $9.82        $9.47        $9.13       $8.81        $8.50        $8.21        $7.93        $7.66         $7.40

      1.15            $10.14        $9.78        $9.43       $9.10        $8.78        $8.47        $8.18        $7.90         $7.64

      1.20            $10.47       $10.09        $9.73       $9.38        $9.05        $8.74        $8.44        $8.15         $7.88

      1.25            $10.79       $10.40       $10.02       $9.67        $9.33        $9.00        $8.69        $8.40         $8.11



Note:    All Cash Flows are Discounted back to 9/30/96


--------------------------------------------------------------------------------
                                      -36-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

2.   Component Valuation

(Dollars in Thousands)

                                                              LTM Ending
Financial Summary                                           June 30, 1996
                                                            -------------
LTM GCR Interest                                                  1,180
LTM 1/8 of Distributable Income                                     435
                                                              ---------
     LTM Net Income to Shareholders                               1,615

Shares Outstanding                                            3,341,625


                                                  Discount Rate of GCR - Perpetual Income Stream
Multiple of LTM       --------------------------------------------------------------------------------------------------------------

   Net Income         8.0%         9.0%         10.0%        11.0%        12.0%        13.0%        14.0%        15.0%         16.0%

---------------       -----        -----        -----        -----        -----        -----        -----        -----         -----

      6.00            $5.20        $4.70        $4.31        $3.99        $3.72        $3.50        $3.30        $3.14         $2.99

      6.50            $5.26        $4.77        $4.38        $4.06        $3.79        $3.56        $3.37        $3.20         $3.05

      7.00            $5.33        $4.83        $4.44        $4.12        $3.85        $3.63        $3.43        $3.27         $3.12

      7.50            $5.39        $4.90        $4.51        $4.19        $3.92        $3.69        $3.50        $3.33         $3.18

      8.00            $5.46        $4.96        $4.57        $4.25        $3.98        $3.76        $3.56        $3.40         $3.25

      8.50            $5.52        $5.03        $4.64        $4.32        $4.05        $3.82        $3.63        $3.46         $3.31

      9.00            $5.59        $5.10        $4.70        $4.38        $4.11        $3.89        $3.69        $3.53         $3.38

      9.50            $5.65        $5.16        $4.77        $4.45        $4.18        $3.95        $3.76        $3.59         $3.44

     10.00            $5.72        $5.23        $4.83        $4.51        $4.24        $4.02        $3.82        $3.66         $3.51

     10.50            $5.78        $5.29        $4.90        $4.58        $4.31        $4.08        $3.89        $3.72         $3.57

     11.00            $5.85        $5.36        $4.96        $4.64        $4.37        $4.15        $3.95        $3.79         $3.64

     11.50            $5.91        $5.42        $5.03        $4.71        $4.44        $4.21        $4.02        $3.85         $3.70

     12.00            $5.98        $5.49        $5.09        $4.77        $4.50        $4.28        $4.08        $3.92         $3.77

     12.50            $6.04        $5.55        $5.16        $4.84        $4.57        $4.34        $4.15        $3.98         $3.83

     13.00            $6.11        $5.62        $5.22        $4.90        $4.63        $4.41        $4.21        $4.05         $3.90

     13.50            $6.17        $5.68        $5.29        $4.97        $4.70        $4.47        $4.28        $4.11         $3.96



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                                      -37-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

3.  Comparable Company Analysis

MLIC
----
LTM Earnings                                        $0.48
LTM Operating Earnings                              $0.42
1996E Earnings                                      $0.53
1997E Earnings                                      $0.55
Book Value (Including FAS 115)                      $9.27
Book Value (Excluding FAS 115)                      $9.35
Statutory Adjusted Book Value (12/31/95)            $6.85


                                                     Market Price as a Multiple of:
                   --------------------------------------------------------------------------------------------
                   Stated Book Value   Stated Book Value                                                              Firm Value/
                        Include.             Excl.                          LTM                                   Statutory Adjusted
                        FAS 115             FAS 115        LTM EPS     Operating EPS    1996E EPS     1997E EPS       Book Value
                        -------             -------        -------     -------------    ---------     ---------       ----------
Mean                      1.08                1.13           10.55         11.45            9.59          8.88            2.02
Median                    0.87                0.93            9.73         10.66            9.45          8.84            1.89
High                      2.28                2.28           18.18         18.68           12.09         10.61            3.55
Low                       0.57                0.56            2.79          6.83            7.91          7.50            1.16

Implied Valuation
Mean                    $10.05              $10.52           $5.10         $4.86           $5.13         $4.86          $13.85
Median                   $8.10               $8.71           $4.70         $4.52           $5.05         $4.84          $12.96
High                    $21.19              $21.30           $8.79         $7.92           $6.46         $5.80          $24.34
Low                      $5.29               $5.25           $1.35         $2.90           $4.23         $4.10           $7.93


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                                      -38-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

4.  Comparable Insurance Industry Minority Squeeze-out Transaction Analysis

MLIC
----
LTM Earnings                                        $0.48
LTM Operating Earnings                              $0.42
Book Value (Including FAS 115)                      $9.27
Statutory Adjusted Book Value (12/31/95)            $6.85
Market Price One Day Prior                          $4.25
Market Price One Week Prior                         $4.50
Market Price Four Weeks Prior                       $4.00


                                Premium Paid to Market Price:               Equity Value as a Multiple of:
                      -------------------------------------------        ------------------------------------
                                                                                        GAAP                          Firm Value/
                                                                         GAAP Net     Operating     GAAP Book     Statutory Adjusted
                      1 Day Prior    1 Week Prior   4 Weeks Prior         Income        Income        Value           Book Value
                      -----------    ------------   -------------        --------     ---------     ---------     ------------------

Mean                     22.2%          28.0%            27.2%             13.36        17.02          1.27              4.82
Adjusted Average                                                                                                         2.31
Median                   20.0%          25.0%            25.3%             10.41        15.46          1.02              2.13
High                     44.0%          57.5%            40.1%             25.30        34.01          2.85             29.88
Low                      12.1%          10.5%             8.7%              5.75         6.09          0.76              1.10

Implied Valuation
Mean                     $5.19          $5.76            $5.09             $6.46        $7.22        $11.76            $33.03
Adjusted Average                                                                                                       $15.84
Median                   $5.10          $5.63            $5.01             $5.03        $6.56         $9.42            $14.60
High                     $6.12          $7.09            $5.60            $12.23       $14.42        $26.44           $204.64
Low                      $4.76          $4.97            $4.35             $2.78        $2.58         $7.07             $7.57


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                                      -39-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

5.  Comparable Life Insurance Acquisition Analysis

MLIC
----
LTM Earnings                                        $0.48
LTM Operating Earnings                              $0.42
Book Value (Including FAS 115)                      $9.27
Statutory Adjusted Book Value (12/31/95)            $6.85
Market Price One Day Prior                          $4.25
Market Price One Week Prior                         $4.50
Market Price Four Weeks Prior                       $4.00


                                Premium Paid to Market Price:               Equity Value as a Multiple of:
                      -------------------------------------------        ------------------------------------
                                                                                        GAAP                          Firm Value/
                                                                         GAAP Net     Operating     GAAP Book     Statutory Adjusted
                      1 Day Prior    1 Week Prior   4 Weeks Prior         Income        Income        Value           Book Value
                      -----------    ------------   -------------        --------     ---------     ---------     ------------------

Mean                     19.5%          22.1%            26.8%             12.89        15.63          1.43             2.13
Adjusted Average                                                                                       1.16
Median                   20.0%          24.5%            25.0%             11.23        14.44          1.08             1.79
High                     37.7%          40.5%            55.6%             24.62        41.48          8.38             5.51
Low                      -3.6%           2.1%             7.8%              7.93         8.06          0.60             0.83

Implied Valuation
Mean                     $5.08          $5.49            $5.07             $6.23        $6.63        $13.40           $14.56
Adjusted Average                                                                                     $10.83
Median                   $5.10          $5.60            $5.00             $5.43        $6.12        $10.42           $12.24
High                     $5.85          $6.32            $6.22            $11.90       $17.59        $77.73           $37.76
Low                      $4.10          $4.59            $4.31             $3.83        $3.42         $5.60            $5.69


--------------------------------------------------------------------------------
                                      -40-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                             VII. SUMMARY VALUATION
--------------------------------------------------------------------------------

B.  Summary Valuation Analysis (cont'd)

6.  Comparable All Industry Minority Squeeze-out Transaction Premium Analysis

MLIC
----
Market Price One Day Prior                       $4.25
Market Price One Week Prior                      $4.50
Market Price Four Weeks Prior                    $4.00


                                     Premium Paid to Market Price:
                          ---------------------------------------------------

                          1 Day Prior         1 Week Prior      4 Weeks Prior
                          -----------         ------------      -------------
Mean                         28.59%              32.36%              34.52%
Adjusted Average             22.99%              28.48%              30.88%
Median                       22.40%              24.85%              28.75%
High                        460.00%             330.80%             314.80%
Low                         -34.00%             -31.20%             -40.20%

Implied Valuation
Mean                         $5.47               $5.96               $5.38
Adjusted Average             $5.23               $5.78               $5.24
Median                       $5.20               $5.62               $5.15
High                        $23.80              $19.39              $16.59
Low                          $2.81               $3.10               $2.39


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                                      -41-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                VIII. CONCLUSIONS
--------------------------------------------------------------------------------

A.  General Conclusions

o MLIC faces critical expense, rating and operational issues and their resolution is hindered by the existing capital structure.

o The allocation of MLIC's earnings as outlined in the Charter results in an ROE for the shareholders that is substantially less than the ROS (return on surplus) earned by MLIC.

o Rationalization of the capital structure would be a positive event for MLIC.

o This transaction appears to be a reasonable way to begin the process to rationalize the capital structure.


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                                      -42-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                VIII. CONCLUSIONS
--------------------------------------------------------------------------------

B.  Benefits of Transaction

o Possibly reduces the likelihood of further credit ratings downgrade; introduces possibility of ratings upgrade

     -    Neutral to positive effect on new business prospects

     - Policyholders have stronger financial and operational support from UCLIC and greater earnings potential after transaction

o    Provides liquidity to shareholders including holders of large equity blocks

     - Proposal has support of largest shareholder not affiliated with the majority holder

     -    Proposal is at premium to market value as well as current valuation

o Avoidance of dilution of efforts encourages greater participation by majority shareholder in restructuring and managing MLIC

     - Majority shareholder more likely to share operations with MLIC if sole owner

     -    Significant    restructuring    and   expense    reduction    improves
          credit-worthiness and dividend-paying capability of MLIC for the benefit of policyholders

o Improves prospects of merger with more highly rated mutual life insurance company (UCLIC) and provides opportunity to further realize operating synergy

o    Proposed price exceeds market price and valuations

o Enables MLIC to eliminate costs associated with being a reporting company under U.S. securities law and with NASDAQ listing. Enhances the prospects NYID will permit the redomestication.


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                                      -43-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                VIII. CONCLUSIONS
--------------------------------------------------------------------------------

C.  Detriments of Transaction

o    Reduces MLIC's surplus by $5MM

o    Represents only the first step in the rationalization of the charter

     -    No guarantee that MLIC will redomesticate to Ohio and merge with UCLIC

o    May not prevent ratings downgrade

     -    Reduces Guarantee Capital Reserve by approximately $5MM


--------------------------------------------------------------------------------
                                      -44-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit I.
                          Shareholder Ownership Profile
--------------------------------------------------------------------------------

                                                                           Shares             % of
                                                                           Owned             Total
                                                                         ---------           ------
Institutional Holders(1)(2)
      Barclays Bank PLC                                                     86,141             2.58%
      California State Teachers Retirement System                           16,832             0.50%
      ANB Investment Management                                             12,389             0.37%
      Norwest Corporation                                                    3,233             0.10%
      Travelers Inc.                                                           795             0.02%
                                                                         ---------           ------
Total Institutional Holders                                                119,390             3.57%

Investment Funds Not Reporting 13Fs
      Cincinnati Fund                                                        1,000             0.03%

5% Owners(2)
      Union Central Life Insurance Company                               2,433,345            72.82%
      Andrew Delaney                                                       170,541             5.10%
                                                                         ---------           ------
Total 5% Owners                                                          2,603,886            77.92%

Directors and Officers(4)
      Francis W. Murray (Director)                                           5,300             0.16%
      Stuart B. Upson (Director)                                             1,537             0.05%
                                                                         ---------           ------
      Total                                                                  6,837             0.20%

Shares Held by the Public                                                  610,511            18.27%
Total Shares Outstanding(3)                                              3,341,624           100.00%

Notes:
(1) Has sole voting authority over 118,595 shares.
(2) Source: Spectrum Shareholder Report dated September 9, 1996.
(3) Shares outstanding as of June 30, 1996.
(4) Source: proxy dated March 29, 1996.


--------------------------------------------------------------------------------
                                      -45-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit II.
                       Stock Price and Volume Information
--------------------------------------------------------------------------------













--------------------------------------------------------------------------------
                                      -46-                  [LOGO] Bankers Trust

----------------------------------------------------------------------------------------------------------------------------
                          Historical Stock Price Trading Information - Inception of Trading to Date
----------------------------------------------------------------------------------------------------------------------------
                  1996                                        1995                                       1994
--------------------------------------     --------------------------------------     --------------------------------------
                Closing                                    Closing                                    Closing
    Date          Price         Volume         Date          Price         Volume         Date          Price         Volume
--------------------------------------     --------------------------------------     --------------------------------------
09/10/96          $4.25            100     12/29/95          $3.75          2,800     12/30/94          $4.00            200
09/09/96          $4.50          6,100     12/28/95          $4.50          2,500     12/29/94          $4.00            900
08/28/96          $4.50          6,100     12/26/95          $3.75            300     12/27/94          $5.00          1,000
08/12/96          $4.00            400     12/20/95          $3.75          1,100     12/21/94          $4.00            500
07/23/96          $4.00            500     12/18/95          $3.75            300     12/15/94          $4.75          1,400
07/19/96          $4.00            300     12/08/95          $3.75            100     12/13/94          $4.00            100
06/27/96          $4.00            200     12/06/95          $3.75            100     12/08/94          $4.00            100
06/13/96          $4.63          2,700     11/24/95          $4.38         13,600     12/06/94          $4.00            100
06/04/96          $4.00         11,800     11/21/95          $4.00          2,000     12/02/94          $4.00            100
05/31/96          $4.50            200     11/15/95          $4.00            200     11/23/94          $5.00            500
05/17/96          $4.00          2,000     10/26/95          $4.00         10,500     11/22/94          $4.00          1,700
05/16/96          $4.00            100     10/19/95          $4.00            100     11/18/94          $4.00            500
05/13/96          $4.00            200     10/04/95          $3.75            100     11/02/94          $4.00            100
05/10/96          $4.00            500     10/02/95          $5.25            300     10/27/94          $4.25          1,000
05/08/96          $4.00            600     09/29/95          $5.25            500     10/21/94          $4.00            400
05/02/96          $4.00          1,200     09/14/95          $4.13          1,200     10/17/94          $4.00            200
04/29/96          $4.25          8,000     09/12/95          $3.75            200     10/12/94          $4.00          2,000
04/26/96          $4.25          7,000     09/07/95          $3.75            500     10/11/94          $3.75            100
04/25/96          $4.00          3,300     08/24/95          $3.75          1,400     10/10/94          $4.25          7,500
04/24/96          $4.75          9,500     08/16/95          $4.00            100     09/29/94          $3.75          3,500
04/17/96          $4.00          1,000     08/15/95          $4.00            200     09/26/94          $3.75            100
04/16/96          $4.00          1,000     07/12/95          $4.00          2,000     09/06/94          $3.75            100
04/15/96          $4.13            500     06/23/95          $3.75          2,900     08/30/94          $4.00          2,000
04/11/96          $4.00            500     05/24/95          $3.75            200     08/17/94          $3.75          1,200
04/04/96          $4.63          7,000     05/18/95          $3.75            200     08/15/94          $4.50          2,600
04/03/96          $4.00            200     05/04/95          $3.75            400     08/11/94          $3.25            100
03/20/96          $4.00            300     04/24/95          $3.25          1,300     07/21/94          $4.25          1,500
03/18/96          $4.00         17,000     04/12/95          $3.75            800     07/18/94          $4.25            100
03/13/96          $4.00            100     04/06/95          $4.25         11,300     07/15/94          $4.25            500
03/11/96          $4.00            100     04/04/95          $4.25          5,100     07/12/94          $5.00            100
03/05/96          $4.00            500     04/03/95          $4.00            100     07/06/94          $4.25            500
02/27/96          $4.00            100     03/09/95          $4.00            200     06/15/94          $4.75            900
02/16/96          $3.94          1,000     03/08/95          $4.25          2,000     06/14/94          $4.25            100
02/15/96          $4.13         21,400     03/07/95          $3.50            100     06/10/94          $4.25            200
02/14/96          $4.25          4,000     03/03/95          $4.00          2,800     05/23/94          $5.00          1,600
02/07/96          $3.75            200     03/02/95          $5.00          1,000     05/13/94          $4.25            200
01/05/96          $3.75            300     02/27/95          $3.25          1,300     05/10/94          $4.25            200
01/02/96          $3.75            200     02/23/95          $4.00          2,000     05/05/94          $4.25            100
                                           02/17/95          $4.00            200     04/19/94          $4.25            100
                                           02/09/95          $4.25          1,000     04/15/94          $4.25            500
                                           02/08/95          $4.00            200     04/13/94          $4.25            200
                                           02/03/95          $4.00            100     04/08/94          $4.25            200
                                           01/27/95          $4.00            400     03/31/94          $4.25            300
                                           01/25/95          $4.00            200     03/29/94          $4.25            200
                                           01/11/95          $4.00            200     03/23/94          $4.25            100
                                           01/09/95          $4.75            400     03/10/94          $4.25            300
                                           01/06/95          $4.25          2,000     03/09/94          $4.25            100
                                                                                      02/18/94          $5.50          4,600
                                                                                      02/17/94          $5.50          3,000
                                                                                      02/16/94          $4.25            100
                                                                                      01/07/94          $4.25            100

1996 Volume                    116,200     1995 Volume                     76,500     1994 Volume                     43,800
  % of Outstanding               3.48%       % of Outstanding               2.29%       % of Outstanding               1.31%

Cumulative Volume              737,500     Cumulative Volume              621,300     Cumulative Volume              544,800
  % of Outstanding              22.07%       % of Outstanding              18.59%       % of Outstanding              16.30%

Price High                       $4.75     Price High                       $5.25      Price High                      $5.50
Price Low                        $3.75     Price Low                        $3.25      Price Low                       $3.25

----------------------------------------------------------------------------------------------------------------------------
                  1993                                       1993                                     1992/1991
--------------------------------------     --------------------------------------     --------------------------------------
                Closing                                    Closing                                    Closing
    Date          Price         Volume         Date          Price         Volume         Date          Price         Volume
--------------------------------------     --------------------------------------     --------------------------------------
12/30/93          $4.25            100     04/02/93          $5.25          1,400     12/31/92          $5.50            500
12/23/93          $5.00          1,000     03/29/93          $5.25            100     12/30/92          $5.25          5,300
12/21/93          $4.25            100     03/26/93          $5.25            100     12/29/92          $5.25          2,000
12/20/93          $5.50          4,900     03/15/93          $5.50          1,300     12/28/92          $4.75         14,100
12/13/93          $4.50            200     03/11/93          $6.25            400     12/24/92          $4.75         13,300
12/10/93          $4.50            100     03/04/93          $5.25            700     12/23/92          $5.38          9,500
11/30/93          $4.50            200     03/02/93          $6.50            100     12/22/92          $5.50         12,000
11/23/93          $4.50            100     02/16/93          $5.25            100     12/21/92          $4.75         28,000
11/11/93          $4.50            100     02/04/93          $5.25            500     12/18/92          $4.25            100
11/05/93          $5.00          2,900     02/03/93          $6.50            200     12/09/92          $4.25            100
11/04/93          $5.00          4,400     02/02/93          $6.25          2,400     12/07/92          $5.00          1,000
11/03/93          $5.00          2,300     01/29/93          $6.50            100     12/04/92          $4.25            100
10/29/93          $6.00          1,200     01/28/93          $6.00         32,200     12/01/92          $5.25            100
10/28/93          $6.00            200     01/26/93          $5.75            100     11/30/92          $5.25            200
10/22/93          $6.00            300     01/25/93          $5.75            300     11/27/92          $5.25            200
10/21/93          $5.00            100     01/22/93          $5.50          1,300     11/25/92          $5.25            200
10/19/93          $5.00            200     01/21/93          $4.75            100     11/17/92          $5.00          9,000
10/15/93          $6.00            700     01/19/93          $5.50          2,500     11/16/92          $5.00            100
10/14/93          $5.50            100     01/18/93          $4.75            100     11/13/92          $5.00            100
10/11/93          $5.00            300     01/12/93          $4.75            100     11/12/92          $4.50          3,500
10/05/93          $5.00            300     01/11/93          $4.75            100     11/05/92          $5.00            400
09/28/93          $5.00          7,400                                                11/04/92          $4.25            100
09/27/93          $5.00            200                                                10/30/92          $5.00            200
09/20/93          $5.00            200                                                10/27/92          $4.25            100
09/17/93          $6.00            200                                                10/20/92          $5.00            300
09/16/93          $5.00          2,000                                                10/19/92          $5.00            400
09/01/93          $5.75          5,000                                                10/13/92          $4.50          2,000
08/31/93          $5.25            500                                                10/12/92          $4.00          1,000
08/30/93          $5.25          1,000                                                10/02/92          $4.00            700
08/27/93          $5.25            300                                                09/17/92          $4.00            100
08/25/93          $5.25            500                                                09/14/92          $4.75          1,700
08/12/93          $5.38          5,200                                                09/02/92          $4.25         20,000
08/09/93          $5.25            100                                                08/31/92          $5.00          1,000
08/02/93          $5.75          5,900                                                08/25/92          $4.50          2,000
07/22/93          $5.25            600                                                08/17/92          $5.00            400
07/20/93          $5.25            200                                                08/14/92          $5.00          1,000
07/08/93          $5.25            100                                                08/13/92          $4.38         28,800
06/30/93          $5.25            600                                                07/17/92          $5.00            200
06/23/93          $5.25            200                                                07/16/92          $4.00            200
06/21/93          $5.25            500                                                06/30/92          $4.75          1,000
06/04/93          $6.00          1,000                                                06/24/92          $5.00            300
06/03/93          $5.25            100                                                06/23/92          $4.25            100
06/02/93          $5.25            500                                                06/22/92          $5.00            100
05/24/93          $5.25            400                                                06/08/92          $4.75          4,000
05/21/93          $5.25            400                                                06/05/92          $4.00            100
05/18/93          $6.00          1,000                                                06/03/92          $4.38          5,600
05/13/93          $5.25            200                                                06/01/92          $4.25            100
04/29/93          $5.25            100                                                05/29/92          $4.38         44,700
04/27/93          $6.00          1,000                                                05/28/92          $4.75            100
04/26/93          $6.50          4,200                                                05/27/92          $4.25          1,700
04/14/93          $6.50         27,400                                                05/22/92          $4.75         10,700

                                           1993 Volume                    131,000
                                             % of Outstanding               3.92%

                                           Cumulative Volume              501,000
                                             % of Outstanding              14.99%

                                           Price High                       $6.50
                                           Price Low                        $4.25




                 1992/1991
---------------------------------------
                 Closing
     Date          Price         Volume
---------------------------------------
 05/19/92          $4.25            500
 05/18/92          $4.25            600
 05/06/92          $4.25            100
 04/29/92          $4.63          6,200
 04/27/92          $4.75         10,000
 04/23/92          $4.50            100
 04/09/92          $4.50            100
 04/06/92          $4.75         29,200
 03/31/92          $4.00            400
 03/26/92          $4.00            200
 03/16/92          $4.00            200
 03/11/92          $4.63         10,000
 03/10/92          $4.50          6,000
 03/09/92          $4.00            200
 03/06/92          $4.00            200
 03/03/92          $4.00            200
 02/28/92          $4.00            100
 02/27/92          $4.00            100
 02/25/92          $4.38         20,000
 02/24/92          $4.00         20,100
 02/21/92          $4.25          3,300
 02/18/92          $4.00            500
 02/04/92          $4.13         20,100
 01/29/92          $4.00            100
 01/23/92          $5.00          5,000
 01/22/92          $4.00          5,300
 01/14/92          $3.00            300
 01/13/92          $3.00          1,500
 01/10/92          $3.00            200
 12/27/91          $3.00            200
 11/20/91          $6.00            100
 11/15/91          $6.00            100
 11/14/91          $6.00            300



















 1992/1991 Volume               370,000
   % of Outstanding              11.07%

 Cumulative Volume              370,000
   % of Outstanding              11.07%

 Price High                       $6.00
 Price Low                        $3.00


--------------------------------------------------------------------------------

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit III.
                     Historical Financial Information (GAAP)
--------------------------------------------------------------------------------











--------------------------------------------------------------------------------
                                      -47-                  [LOGO] Bankers Trust

MANHATTAN LIFE INSURANCE COMPANY - CONSOLIDATED HISTORICAL GAAP INCOME STATEMENT DATA
(Dollars in Thousands)

                                                                                       Year Ended December 31,
                                                                --------------------------------------------------------------------

                                                                   1991          1992          1993         1994          1995
                                                                ----------    ----------    ----------    ----------    ----------
Revenues
     Insurance Revenue
         Traditional Life Insurance Premiums                        23,922        26,604        26,659        28,117        28,712
         Universal Life Policy Charges                               7,971         9,153        10,141        10,414        10,986
         Annuities                                                      24            43            20             8             8
                                                                ----------    ----------    ----------    ----------    ----------
     Total Insurance Revenue                                        31,917        35,800        36,820        38,539        39,706
     Net Investment Income                                          39,133        35,141        32,998        33,134        35,598
     Net Realized Gains (Losses) on Investments                     (1,829)       (2,670)        4,222        (1,446)        1,140
     Other                                                              17            23           135            48            18
                                                                ==========    ==========    ==========    ==========    ==========
         Total Revenues                                             69,238        68,294        74,175        70,275        76,462
                                                                ==========    ==========    ==========    ==========    ==========

Benefits and Expenses
     Insurance Benefits                                             47,229        41,662        41,388        38,410        43,602
     Change in Future Policy Benefits                              (12,035)      (10,847)       (1,430)       (6,211)         (638)
     Interest Expense on Universal Life                              3,915         4,156         4,363         4,710         4,740
     Interest Expense on Investment Products                         7,944         6,289         5,564         5,377         5,130
     Deferred Policy Acquisition Costs                               3,380         3,353         2,847         3,607         3,581
     Other Operating Expenses                                       13,486        13,913        15,182        14,643        16,880
     Policyholders' Dividends and Participation in Operations        3,720         6,898         4,665         6,923         3,157
                                                                ==========    ==========    ==========    ==========    ==========
         Total Benefits and Expenses                                67,639        65,424        72,579        67,459        76,452
                                                                ==========    ==========    ==========    ==========    ==========

     Income Before Taxes                                             1,599         2,870         1,596         2,816            10
         Income Taxes                                                  209         1,141           142           925        (1,436)
                                                                ----------    ----------    ----------    ----------    ----------
     Net Income Before Cumulative Effect of Changes                  1,390         1,729         1,454         1,891         1,446
         Cumulative Effect of Accounting Changes                      (325)            0          (340)            0             0
                                                                ==========    ==========    ==========    ==========    ==========
     Net Income                                                      1,065         1,729         1,114         1,891         1,446
                                                                ==========    ==========    ==========    ==========    ==========

     Net Income Excluding Real. Gains (Losses) w/o Cumlt             1,539         1,946         1,111         2,008         1,353
                                                                ==========    ==========    ==========    ==========    ==========

Earnings Per Share
     Net Income Before Cumulative Effect of Changes                  $0.42         $0.52         $0.44         $0.57         $0.43
         Cumulative Effect of Accounting Changes                    ($0.10)        $0.00        ($0.10)        $0.00         $0.00
                                                                ==========    ==========    ==========    ==========    ==========
     Net Income                                                      $0.32         $0.52         $0.33         $0.57         $0.43
                                                                ==========    ==========    ==========    ==========    ==========

     Net Income Excluding Real. Gains (Losses) w/o Cumlt             $0.46         $0.58         $0.33         $0.60         $0.41
                                                                ==========    ==========    ==========    ==========    ==========

     Weighted Average Shares Outstanding                         3,341,624     3,341,624     3,341,624     3,341,624     3,341,624

     Dividends Per Share                                             $0.98         $0.17         $0.18         $0.00         $0.00
                                                                ==========    ==========    ==========    ==========    ==========

                                                                  Twelve
                                                                  Months            Six Months
                                                                  Ended            Ended June 30,
                                                                 June 30,     ------------------------
                                                                   1996          1995          1996
                                                                ----------    ----------    ----------
Revenues
     Insurance Revenue
         Traditional Life Insurance Premiums                        27,348        14,529        13,165
         Universal Life Policy Charges                              11,580         5,336         5,930
         Annuities                                                       4             7             3
                                                                ----------    ----------    ----------
     Total Insurance Revenue                                        38,932        19,872        19,098
     Net Investment Income                                          35,535        16,618        16,555
     Net Realized Gains (Losses) on Investments                      2,435          (992)          303
     Other                                                              17            12            11
                                                                ==========    ==========    ==========
         Total Revenues                                             76,919        35,510        35,967
                                                                ==========    ==========    ==========

Benefits and Expenses
     Insurance Benefits                                             44,106        20,128        20,632
     Change in Future Policy Benefits                               (1,284)       (2,517)       (3,163)
     Interest Expense on Universal Life                              4,991         2,220         2,471
     Interest Expense on Investment Products                         5,033         2,503         2,406
     Deferred Policy Acquisition Costs                               3,865         1,572         1,856
     Other Operating Expenses                                       15,475         8,748         7,343
     Policyholders' Dividends and Participation in Operations        3,045         2,312         2,200
                                                                ==========    ==========    ==========
         Total Benefits and Expenses                                75,231        34,966        33,745
                                                                ==========    ==========    ==========

     Income Before Taxes                                             1,688           544         2,222
         Income Taxes                                                   73          (231)        1,278
                                                                ----------    ----------    ----------
     Net Income Before Cumulative Effect of Changes                  1,615           775           944
         Cumulative Effect of Accounting Changes                         0             0             0
                                                                ==========    ==========    ==========
     Net Income                                                      1,615           775           944
                                                                ==========    ==========    ==========

     Net Income Excluding Real. Gains (Losses) w/o Cumlt             1,417           856           919
                                                                ==========    ==========    ==========

Earnings Per Share
     Net Income Before Cumulative Effect of Changes                  $0.48         $0.23         $0.28
         Cumulative Effect of Accounting Changes                     $0.00         $0.00         $0.00
                                                                ==========    ==========    ==========
     Net Income                                                      $0.48         $0.23         $0.28
                                                                ==========    ==========    ==========

     Net Income Excluding Real. Gains (Losses) w/o Cumlt             $0.42         $0.26         $0.28
                                                                ==========    ==========    ==========

     Weighted Average Shares Outstanding                         3,341,624     3,341,624     3,341,624

     Dividends Per Share                                             $0.00         $0.00         $0.00
                                                                ==========    ==========    ==========

MANHATTAN LIFE INSURANCE COMPANY - CONSOLIDATED HISTORICAL GAAP BALANCE SHEET
DATA
(Dollars in Thousands)


                                                                                     Year Ended December 31,
                                                            ---------------------------------------------------------------------
                                                               1991           1992           1993          1994           1995
                                                            ----------     ----------     ----------    ----------     ----------
Assets
     Invested Assets and Cash
         Fixed Maturities                                      224,408        260,873        300,757       292,760        325,038
         Equity Securities                                      11,950          4,190              0             4              2
         Mortgage Loans                                        134,531        106,692         79,258        63,209         70,048
         Real Estate Acquired through Foreclosure                    0          6,147          6,410         7,910          6,388
         Policy Loans                                           63,802         57,334         55,014        50,720         51,740
         Other Invested Assets and Short-Term Investments       14,996              0              0             0              0
         Cash                                                    1,635          3,343          5,285         2,545            711
                                                            ----------     ----------     ----------    ----------     ----------
     Total Invested Assets and Cash                            451,322        438,579        446,724       417,148        453,927
     Deferred Policy Acquisition Costs                          34,221         36,429         38,936        40,613         41,264
     Other Assets                                               13,464         13,676         16,002        17,520         18,747
                                                            ----------     ----------     ----------    ----------     ----------
         Total Assets                                          499,007        488,684        501,662       475,281        513,938
                                                            ==========     ==========     ==========    ==========     ==========

Liabilities
     Policy Liabilities
         Future Policy Benefits                                345,559        341,207        345,887       342,726        349,534
         GICs                                                   30,651         23,555         21,342        19,808         18,154
         Policyholders' Funds on Deposit                        19,502         19,743         22,663        22,765         24,759
         Policy and Contract Claims                              6,346          4,737          5,418         5,623          8,646
         Policyholders' Dividends                               31,728         29,909         29,080        27,960         27,719
                                                            ----------     ----------     ----------    ----------     ----------
     Total Policy Liabilities                                  433,786        419,151        424,390       418,882        428,812
     Other Liabilities                                           6,673          7,346         12,123        10,298         13,169
                                                            ----------     ----------     ----------    ----------     ----------
         Total Liabilities                                     440,459        426,497        436,513       429,180        441,981
                                                            ==========     ==========     ==========    ==========     ==========

Policyholders' Equity                                           33,305         35,760         37,507        19,523         40,649
                                                            ==========     ==========     ==========    ==========     ==========

Shareholders' Equity
     Guarantee Capital Shares                                    6,683          6,683          6,683         6,683          6,683
     Guarantee Capital Reserve                                   9,359         10,439         11,478        13,171         14,910
     Retained Earnings                                           9,242          9,323          8,791         8,989          8,696
     Unrealized Gain (Loss) on AFS Fixed Maturities                (41)           (18)           690        (2,265)         1,019
                                                            ----------     ----------     ----------    ----------     ----------
         Total Shareholders' Equity                             25,243         26,427         27,642        26,578         31,308
                                                            ==========     ==========     ==========    ==========     ==========

Policy and Shareholders' Equity                                 58,548         62,187         65,149        46,101         71,957
                                                            ==========     ==========     ==========    ==========     ==========

Total Liabilities, Policy and Shareholders' Equity             499,007        488,684        501,662       475,281        513,938
                                                            ==========     ==========     ==========    ==========     ==========

     Period End Shares Outstanding                           3,341,624      3,341,624      3,341,624     3,341,624      3,341,624
     Book Value Per Share                                        $7.55          $7.91          $8.27         $7.95          $9.37
                                                            ==========     ==========     ==========    ==========     ==========
     Book Value Per Share (Excluding FASB 115)                   $7.57          $7.91          $8.07         $8.63          $9.06
                                                            ==========     ==========     ==========    ==========     ==========

     Policyholders' Equity/Assets                                 6.67%          7.32%          7.48%         4.11%          7.91%
     Shareholders' Equity/Assets                                  5.06%          5.41%          5.51%         5.59%          6.09%
                                                            ----------     ----------     ----------    ----------     ----------
Total Equity/Assets                                              11.73%         12.73%         12.99%         9.70%         14.00%
                                                            ==========     ==========     ==========    ==========     ==========

                                                            At June 30,
                                                               1996
                                                            ----------
Assets
     Invested Assets and Cash
         Fixed Maturities                                      296,973
         Equity Securities                                           0
         Mortgage Loans                                         76,149
         Real Estate Acquired through Foreclosure                6,388
         Policy Loans                                           50,933
         Other Invested Assets and Short-Term Investments          123
         Cash                                                    3,839
                                                            ----------
     Total Invested Assets and Cash                            434,405
     Deferred Policy Acquisition Costs                          41,541
     Other Assets                                               21,696
                                                            ----------
         Total Assets                                          497,642
                                                            ==========

Liabilities
     Policy Liabilities
         Future Policy Benefits                                347,226
         GICs                                                   17,002
         Policyholders' Funds on Deposit                        24,847
         Policy and Contract Claims                              6,834
         Policyholders' Dividends                               24,985
                                                            ----------
     Total Policy Liabilities                                  420,894
     Other Liabilities                                          11,621
                                                            ----------
         Total Liabilities                                     432,515
                                                            ==========

Policyholders' Equity                                           34,136
                                                            ==========

Shareholders' Equity
     Guarantee Capital Shares                                    6,683
     Guarantee Capital Reserve                                  15,912
     Retained Earnings                                           8,638
     Unrealized Gain (Loss) on AFS Fixed Maturities               (242)
                                                            ----------
         Total Shareholders' Equity                             30,991
                                                            ==========

Policy and Shareholders' Equity                                 65,127
                                                            ==========

Total Liabilities, Policy and Shareholders' Equity             497,642
                                                            ==========

     Period End Shares Outstanding                           3,341,624
     Book Value Per Share                                        $9.27
                                                            ==========
     Book Value Per Share (Excluding FASB 115)                   $9.35
                                                            ==========

     Policyholders' Equity/Assets                                 6.86%
     Shareholders' Equity/Assets                                  6.23%
                                                            ----------
Total Equity/Assets                                              13.09%
                                                            ==========

MANHATTAN LIFE INSURANCE COMPANY - CONSOLIDATED HISTORICAL GAAP SELECTED FINANCIAL DATA

(Dollars in Thousands)

                                                                                                                     Twelve
                                                                                                                     Months
                                                                                 Year Ended December 31,             Ended
                                                                --------------------------------------------------  June 30,
                                                                 1991       1992       1993       1994       1995     1996
                                                                ------     ------     ------     ------     ------   ------
Distributable Income
     Net Income Before Cumulative Effect of Changes              1,390      1,729      1,454      1,891      1,446    1,615
     Policyholders' Dividends and Participation in Operations    3,720      6,898      4,665      6,923      3,157    3,045
     Less Interest Credited to Guarantee Capital Reserve          (859)      (743)      (788)      (902)      (995)  (1,180)
                                                                ------     ------     ------     ------     ------   ------
         Distributable Income                                    4,251      7,884      5,331      7,912      3,608    3,480
                                                                ======     ======     ======     ======     ======   ======

Shareholders' Share of Net Income
     1/8 of Distributable Income                                   531        986        666        989        451      435
     Interest Credited to Guarantee Capital Reserve                859        743        788        902        995    1,180
     Cumulative Effect of Accounting Changes                      (325)         0       (340)         0          0        0
                                                                ------     ------     ------     ------     ------   ------
         Net Income                                              1,065      1,729      1,114      1,891      1,446    1,615
                                                                ======     ======     ======     ======     ======   ======

Policyholders' Equity
     Policyholders' 7/8 Share of Distributable Income            3,720      6,898      4,665      6,923      3,157    3,045
     Actual Policyholders' Dividends                             4,313      4,599      5,500      4,219      5,018    2,145
                                                                ------     ------     ------     ------     ------   ------
         Increase (Decrease) in Policyholders' Equity             (593)     2,299       (835)     2,704     (1,861)     900
                                                                ======     ======     ======     ======     ======   ======

Total Company Net Income (Exclud. Cum Effect)                      797      4,028        619      4,595       (415)   2,515
                                                                ======     ======     ======     ======     ======   ======
Policyholder Share of Net Income                                  (593)     2,299       (835)     2,704     (1,861)     900
                                                                ======     ======     ======     ======     ======   ======

Return on Average Shareholders' Equity                            5.30%      6.69%      5.38%      6.98%      5.00%    5.31%
                                                                ======     ======     ======     ======     ======   ======
Return on Average Shareholders' Equity (Excl. Gain/Ls)            5.87%      7.53%      4.11%      7.41%      4.68%    4.66%
                                                                ======     ======     ======     ======     ======   ======

Return on Average Policyholders' Equity                         -1.75%       6.66%    -2.28%       9.48%    -6.19%     2.54%
                                                                ======     ======     ======     ======     ======   ======

Return on Average Total Equity                                    1.32%      6.67%      0.97%      8.26%    -0.70%     3.82%
                                                                ======     ======     ======     ======     ======   ======

                                                                   Six Months
                                                                 Ended June 30,
                                                                -----------------
                                                                 1995       1996
                                                                ------     ------
Distributable Income
     Net Income Before Cumulative Effect of Changes                775        944
     Policyholders' Dividends and Participation in Operations    2,312      2,200
     Less Interest Credited to Guarantee Capital Reserve          (445)      (630)
                                                                ------     ------
         Distributable Income                                    2,642      2,514
                                                                ======     ======

Shareholders' Share of Net Income
     1/8 of Distributable Income                                   330        314
     Interest Credited to Guarantee Capital Reserve                445        630
     Cumulative Effect of Accounting Changes                         0          0
                                                                ------     ------
         Net Income                                                775        944
                                                                ======     ======

Policyholders' Equity
     Policyholders' 7/8 Share of Distributable Income            2,312      2,200
     Actual Policyholders' Dividends                             2,757       (116)
                                                                ------     ------
         Increase (Decrease) in Policyholders' Equity             (445)     2,316
                                                                ======     ======

Total Company Net Income (Exclud. Cum Effect)                      330      3,260
                                                                ======     ======
Policyholder Share of Net Income                                  (445)     2,316
                                                                ======     ======

Return on Average Shareholders' Equity                            5.07%      6.06%
                                                                ======     ======
Return on Average Shareholders' Equity (Excl. Gain/Ls)            5.59%      5.90%
                                                                ======     ======

Return on Average Policyholders' Equity                         -2.30%      12.39%
                                                                ======     ======

Return on Average Total Equity                                    0.95%      9.51%
                                                                ======     ======


                                                                                 Year Ended December 31,
                                                                -------------------------------------------------------  At June 30,

                                                                  1991       1992         1993       1994         1995      1996
                                                                -------     -------     -------     -------     -------    -------
Guarantee Capital Reserve
     Balance Beginning of Period                                 10,831       9,359      10,439      11,478      13,171     14,910
         1/7 of Policyholder Dividends Paid                         944         905         858         791         744        372
         Interest at the Portfolio Rate from the Prior Period       859         743         788         902         995        630
         Shareholder Dividends                                   (3,275)       (568)       (607)          0           0          0
                                                                -------     -------     -------     -------     -------    -------
     Balance End of Period                                        9,359      10,439      11,478      13,171      14,910     15,912
                                                                =======     =======     =======     =======     =======    =======

     Average Portfolio Rate for the Prior Period                   8.53%       7.94%       7.63%       7.62%       8.31%      7.78%

Policyholders' Equity
     Balance Beginning of Period                                 34,542      33,305      35,760      37,507      19,523     40,649
         Policyholders' 7/8 Share of Distributable Income         3,720       6,898       4,665       6,923       3,157      2,200
         Policyholders' Dividends, Net                           (4,313)     (4,599)     (5,500)     (4,219)     (5,018)       116
         Cumulative Adjustments                                  (2,280)          0      (2,383)          0           0          0
         Other Adjustments                                            5          (5)        132           0           0          0
         Change in FASB 115 AFS                                   1,631         161       4,833     (20,688)     22,987     (8,828)
                                                                -------     -------     -------     -------     -------    -------
     Balance End of Period                                       33,305      35,760      37,507      19,523      40,649     34,136
                                                                =======     =======     =======     =======     =======    =======

Shareholders' Equity
     Balance Beginning of Period                                 27,220      25,243      26,427      27,642      26,578     31,308
         Net Income                                               1,065       1,729       1,114       1,891       1,446        944
         Dividends Paid                                          (3,275)       (568)       (607)          0           0          0
         Change in FASB 115 AFS                                     233          23         708      (2,955)      3,284     (1,261)
                                                                -------     -------     -------     -------     -------    -------
     Balance End of Period                                       25,243      26,427      27,642      26,578      31,308     30,991
                                                                =======     =======     =======     =======     =======    =======

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit IV.
                     Historical Financial Information (STAT)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
                                      -48-                  [LOGO] Bankers Trust

MANHATTAN LIFE INSURANCE COMPANY - HISTORICAL STATUTORY INCOME STATEMENT DATA (Dollars in Thousands)

                                                                                                             Twelve
                                                                                                             Months
                                                                        Year Ended December 31,              Ended
                                                   -----------------------------------------------------    June 30,
                                                     1991       1992        1993       1994        1995       1996
                                                   -------    -------     -------    -------     -------    -------
New Premium Production
     Universal Life                                  3,397      3,320       3,185      2,272       2,723      3,112
     Other Permanent                                   891      2,275       2,418      2,679       2,739      2,143
     Term                                            1,046      1,661       2,404      2,189       1,834      1,514
                                                   -------    -------     -------    -------     -------    -------
Total New Premium Production                         5,334      7,256       8,007      7,140       7,296      6,769
                                                   =======    =======     =======    =======     =======    =======

Premium Revenue
     Direct Life Premium                            40,005     41,469      45,673     47,258      48,746     49,215
     Direct Annuity Premium                            434      1,325         638        170       4,017      1,981
     Reinsurance Assumed                             3,175      3,147       2,775      2,115       2,260      2,058
     Reinsurance Ceded                               3,664      3,661       4,272      5,032       5,948      6,902
                                                   -------    -------     -------    -------     -------    -------
Total Premium Revenue                               39,950     42,280      44,814     44,511      49,075     46,352
                                                   =======    =======     =======    =======     =======    =======

Net Investment Income                               39,133     35,141      32,969     33,223      35,732     35,724

General Insurance Expenses                          11,471     12,803      13,099     13,412      14,019     13,139

Gain (Loss) from Operations Incl. Gains (Losses)       648      1,753      (5,116)     1,356      (2,102)      (852)
                                                   =======    =======     =======    =======     =======    =======
     Gains (Losses)                                     80     (1,778)     (2,887)    (2,448)       (162)    (1,112)
Gain (Loss) from Operations Excl. Gains (Losses)       568      3,531      (2,229)     3,804      (1,940)       260
                                                   =======    =======     =======    =======     =======    =======

Return on Average Surplus (Incl. Gains (Losses))      1.64%      4.62%    -14.79%       4.28%     -6.84%     -2.82%
                                                   =======    =======     =======    =======     =======    =======
Return on Average Surplus (Excl. Gains (Losses))      1.43%      9.31%     -6.44%      12.02%     -6.32%       0.86%
                                                   =======    =======     =======    =======     =======    =======

                                                       Six Months
                                                     Ended June 30,
                                                   ------------------
                                                     1995       1996
                                                   -------    -------
New Premium Production
     Universal Life                                  1,108      1,497
     Other Permanent                                 1,067        471
     Term                                            1,323      1,003
                                                   -------    -------
Total New Premium Production                         3,498      2,971
                                                   =======    =======

Premium Revenue
     Direct Life Premium                            24,040     24,509
     Direct Annuity Premium                          2,057         21
     Reinsurance Assumed                             1,457      1,255
     Reinsurance Ceded                               2,920      3,874
                                                   -------    -------
Total Premium Revenue                               24,634     21,911
                                                   =======    =======

Net Investment Income                               16,665     16,657

General Insurance Expenses                           7,098      6,218

Gain (Loss) from Operations Incl. Gains (Losses)      (322)       928
                                                   =======    =======
     Gains (Losses)                                  1,008         58
Gain (Loss) from Operations Excl. Gains (Losses)    (1,330)       870
                                                   =======    =======

Return on Average Surplus (Incl. Gains (Losses))    -2.14%       6.43%
                                                   =======    =======
Return on Average Surplus (Excl. Gains (Losses))    -8.82%       6.03%
                                                   =======    =======

MANHATTAN LIFE INSURANCE COMPANY - HISTORICAL STATUTORY BALANCE SHEET DATA (Dollars in Thousands)

                                                                        Year Ended December 31,
                                              ----------------------------------------------------------------------     At June 30,

                                                 1991           1992           1993           1994           1995           1996
                                              ----------     ----------     ----------     ----------     ----------     ----------
Capital & Surplus
     Guarantee Capital Shares                      6,683          6,683          6,683          6,683          6,683          6,683
     Guarantee Capital Reserve                     8,402          9,520         10,607         12,403         14,153         15,527
     Unassigned Surplus                           22,254         22,344         13,352         13,585          7,934          6,773
                                              ----------     ----------     ----------     ----------     ----------     ----------
Total Capital and Surplus                         37,339         38,547         30,642         32,671         28,770         28,983
     AVR                                           5,300          4,330          4,287          4,463          5,071          5,556
     IMR                                               0            273          3,800          2,750          3,423          3,328
                                              ----------     ----------     ----------     ----------     ----------     ----------
Adjusted Capital & Surplus                        42,639         43,150         38,729         39,884         37,264         37,867
                                              ==========     ==========     ==========     ==========     ==========     ==========

Total Adjusted Capital (RBC)                      47,969         47,820         39,690         39,454         35,965         36,644
Company Action Level RBC                          20,686         18,132         17,076         14,130         11,768         12,135
                                              ----------     ----------     ----------     ----------     ----------     ----------
     Risk Based Capital Ratio                      231.9%         263.7%         232.4%         279.2%         305.6%         302.0%

                                              ==========     ==========     ==========     ==========     ==========     ==========

Company Action Level RBC
     C-1 Risk - Asset Quality                     17,716         14,886         13,674         10,782          8,144          8,646
     C-2 Risk - Pricing Adequacy                   2,737          2,860          3,043          2,949          2,950          2,871
     C-3 Risk - Cash Flow Matching                 2,016          2,215          2,263          2,126          2,216          2,195
     C-4 Risk - General Business                     766            794            852            890            996            920
     Covariance Adjustment                        (2,549)        (2,623)        (2,756)        (2,617)        (2,538)        (2,497)

                                              ----------     ----------     ----------     ----------     ----------     ----------
Total Company Action Level RBC                    20,686         18,132         17,076         14,130         11,768         12,135
                                              ==========     ==========     ==========     ==========     ==========     ==========

Adjusted Capital (RBC)
     Capital & Surplus                            37,339         38,547         30,642         32,671         28,770         28,983
     AVR                                           5,300          4,330          4,287          4,463          5,071          5,556
     Voluntary Investment Reserve                  2,000          1,862          1,973              0              0              0
     Dividend Liability                            3,310          3,080          2,789          2,320          2,124          2,106
                                              ----------     ----------     ----------     ----------     ----------     ----------
Total Adjusted Capital (RBC)                      47,949         47,819         39,691         39,454         35,965         36,645
                                              ==========     ==========     ==========     ==========     ==========     ==========

Assets                                           471,793        457,502        458,307        452,380        458,524        455,307
Invested Assets                                  455,494        442,619        441,993        437,483        443,042        439,335

Life and Annuity Reserves
     Life Reserves                               291,690        288,711        292,138        292,676        299,503        299,315
     Structured Settlements                       27,463         26,928         26,512         26,023         26,334         26,799
     Lottery Annuities                            38,777         36,268         34,149         32,010         29,574         27,273
     Reg. 126                                          0              0          2,600          2,600          4,000          4,000
     GIC's and Deposit Contracts                  35,044         28,091         28,782         27,765         28,690         28,084
                                              ----------     ----------     ----------     ----------     ----------     ----------
Total Life and Annuity Reserves                  392,974        379,998        384,181        381,074        388,101        385,471
                                              ==========     ==========     ==========     ==========     ==========     ==========

Policy Reserves (NYID)                           373,017        366,955        370,433        368,066        373,608        371,097

Surplus/Reserves (NYID)                            10.01%         10.50%          8.27%          8.88%          7.70%          7.81%

                                              ==========     ==========     ==========     ==========     ==========     ==========

Statutory Book Value Per Share (1)                 $5.35          $5.68          $5.67          $6.22          $6.53          $6.90
                                              ==========     ==========     ==========     ==========     ==========     ==========
Adjusted Statutory Book Value Per Share (2)        $5.54          $5.86          $5.98          $6.49          $6.85          $7.23
                                              ==========     ==========     ==========     ==========     ==========     ==========
Share Outstanding                              3,341,624      3,341,624      3,341,624      3,341,624      3,341,624      3,341,624

Notes
-----
(1) The  sum of the  GCS,  GCR,  and 1/8 of  Unassigned  Surplus
(2) The sum of Statutory Book Value plus 1/8 of the AVR plus 1/8 of the IMR

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit V.
                     Projected Financial Information (GAAP)
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
                                      -49-                  [LOGO] Bankers Trust

MANHATTAN LIFE INSURANCE COMPANY - GAAP INCOME STATEMENT PROJECTIONS - MANAGEMENT FORECAST (Dollars in Thousands)

                                                                                            Projected
                                                                                      Year Ended December 31,
                                                            Actual   --------------------------------------------------------------
                                                            1995         1996         1997         1998         1999         2000
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Revenue
    Policy Income
      Traditional Life Premiums                             28,712       28,743       30,016       31,114       31,895       32,447
      UL Policy Charges                                     10,986       11,166       11,773       12,248       12,693       13,111
      Annuity Considerations                                     8            0            0            0            0            0
                                                        ----------   ----------   ----------   ----------   ----------   ----------
    Total Policy Income                                     39,706       39,909       41,789       43,362       44,588       45,558
                                                        ==========   ==========   ==========   ==========   ==========   ==========
    Net Investment Income                                   35,598       33,341       32,201       31,908       31,520       31,186
    Realized Gains (Losses)                                  1,140          114            0            0            0            0
    Other Income                                                18            0            0            0            0            0
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Total Revenue                                               76,462       73,364       73,990       75,270       76,108       76,744
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Benefits
    Death Benefits                                          27,978       24,550       25,482       26,560       27,589       28,539
    Annuity Benefits                                        13,129       12,102       12,107       11,882       11,686       11,670
    Surrender Benefits                                       7,625        7,873        9,248        8,177        8,512        9,359
    Other Benefits                                               0        3,030        3,141        3,350        3,562        3,787
    Increase in Reserves                                     4,102       (1,789)      (4,383)      (3,147)      (3,482)      (4,917)

                                                        ----------   ----------   ----------   ----------   ----------   ----------
Total Benefits                                              52,834       45,766       45,595       46,822       47,867       48,438
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Expenses
    Commissions                                              3,600        3,607        3,477        3,650        3,799        3,912
    General Insurance Expenses                              13,280       11,775       13,673       10,542        9,342        9,342
    Taxes, Licenses, Fees                                        0        1,195        1,195        1,195        1,195        1,195
    Miscellaneous Expenses                                       0            0            0            0            0            0
    Amortization of DAC                                      3,581        3,714        3,550        3,400        3,264        3,141
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Total Expenses                                              20,461       20,291       21,895       18,787       17,600       17,590
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Income before Policyholder Dividends                         3,167        7,307        6,500        9,661       10,641       10,716
    Policyholders' Dividends and
      Participation in Operations                            3,157        5,041        4,333        6,605        7,189        7,427
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Income before Income Taxes                                      10        2,266        2,167        3,056        3,452        3,289
    Income Taxes                                            (1,436)         470          339          902        1,073        1,086
                                                        ----------   ----------   ----------   ----------   ----------   ----------
Net Income                                                   1,446        1,796        1,828        2,154        2,379        2,203
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Net Income Excluding Real. Gains (Losses)
 w/o Cumlt                                                   1,353        1,787        1,828        2,154        2,379        2,203
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Earnings Per Share
    Net Income Including Real. Gains (Losses)           $     0.43   $     0.54   $     0.55   $     0.64   $     0.71   $     0.66
                                                        ==========   ==========   ==========   ==========   ==========   ==========
    Net Income Excluding Real. Gains (Losses)           $     0.41   $     0.53   $     0.55   $     0.64   $     0.71   $     0.66
                                                        ==========   ==========   ==========   ==========   ==========   ==========

    Weighted Average Shares Outstanding                  3,341,624    3,341,624    3,341,624    3,341,624    3,341,624    3,341,624

    Dividends Per Share                                 $     0.00   $     0.00   $     0.57   $     0.00   $     1.43   $     1.55
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Total Company Net Income (Exclud. Cum Effect)                 (415)       2,172        1,564        4,166        4,955        5,017
                                                        ==========   ==========   ==========   ==========   ==========   ==========
Policyholder Share of Net Income                            (1,861)         376         (264)       2,012        2,576        2,814
                                                        ==========   ==========   ==========   ==========   ==========   ==========

Return on Average Shareholders' Equity                        5.00%        5.58%        5.53%        6.31%        7.00%        7.04%

                                                        ==========   ==========   ==========   ==========   ==========   ==========
Return on Average Shareholders' Equity
(Excl. Gain/Ls)                                               4.68%        5.55%        5.53%        6.31%        7.00%        7.04%

                                                        ==========   ==========   ==========   ==========   ==========   ==========

Return on Average Policyholders' Equity                      -6.19%        0.92%      -0.64%         4.82%        5.85%        6.02%

                                                        ==========   ==========   ==========   ==========   ==========   ==========

Return on Average Total Equity                               -0.70%        2.97%        2.11%        5.49%        6.35%        6.43%

                                                        ==========   ==========   ==========   ==========   ==========   ==========

MANHATTAN LIFE INSURANCE COMPANY - GAAP BALANCE SHEET PROJECTIONS - MANAGEMENT FORECAST (Dollars in Thousands)


                                                                                            Projected
                                                                                      Year Ended December 31,
                                                            Actual    -------------------------------------------------------------
                                                            1995         1996         1997         1998         1999         2000
                                                         ---------    ---------    ---------    ---------    ---------    ---------

Total Assets                                               513,938      515,248      513,456      515,337      514,552      513,832
                                                         =========    =========    =========    =========    =========    =========

Total Liabilities                                          441,981      441,120      439,654      437,371      436,540      435,857
                                                         =========    =========    =========    =========    =========    =========

Policyholders' Equity                                       40,649       41,025       40,762       42,774       45,350       48,164
                                                         =========    =========    =========    =========    =========    =========

Sharholders' Equity
    Guarantee Capital Shares                                 6,683        6,683        6,683        6,683        6,683        6,683
    Guarantee Capital Reserve                               14,910       16,675       16,667       18,543       15,779       12,421
    Retained Earnings                                        8,696        8,727        8,673        8,951        9,308        9,688
    Unrealized Gain (Loss) on AFS Fixed Maturities           1,019        1,019        1,019        1,019        1,019        1,019
                                                         ---------    ---------    ---------    ---------    ---------    ---------
Total Shareholders' Equity                                  31,308       33,104       33,041       35,195       32,789       29,811
                                                         =========    =========    =========    =========    =========    =========

Total Liabilities and Policy and Shareholders' Equity      513,938      515,249      513,457      515,340      514,679      513,832
                                                         =========    =========    =========    =========    =========    =========

    Period End Shares Outstanding                        3,341,624    3,341,624    3,341,624    3,341,624    3,341,624    3,341,624
    Book Value Per Share                                 $    9.37    $    9.91    $    9.89    $   10.53    $    9.81    $    8.92
                                                         =========    =========    =========    =========    =========    =========

    Policyholders' Equity/Assets                              7.91%        7.96%        7.94%        8.30%        8.81%        9.37%

    Shareholders' Equity/Assets                               6.09%        6.42%        6.44%        6.83%        6.37%        5.80%

                                                         ---------    ---------    ---------    ---------    ---------    ---------
Total Equity/Assets                                          14.00%       14.39%       14.37%       15.13%       15.19%       15.18%

                                                         =========    =========    =========    =========    =========    =========

MANHATTAN LIFE INSURANCE COMPANY - GAAP BALANCE SHEET PROJECTIONS - MANAGEMENT FORECAST (Dollars in Thousands)

                                                                                                  Projected
                                                                                             Year Ended December 31,
                                                                      Actual    ---------------------------------------------------
                                                                       1995       1996       1997       1998       1999       2000
                                                                     -------    -------    -------    -------    -------    -------
Distributable Income
    Net Income Before Cumulative Effect of Changes                     1,446      1,796      1,828      2,154      2,379      2,203
    Policyholders' Dividends and Participation in Operations           3,157      5,041      4,333      6,605      7,189      7,427
    Less Interest Credited to Guarantee Capital Reserve                 (995)    (1,076)    (1,210)    (1,209)    (1,352)    (1,142)

                                                                     -------    -------    -------    -------    -------    -------
      Distributable Income                                             3,608      5,761      4,951      7,550      8,216      8,488
                                                                     =======    =======    =======    =======    =======    =======

Shareholders' Share of Net Income
    1/8 of Distributable Income                                          451        720        619        944      1,027      1,061
    Interest Credited to Guarantee Capital Reserve                       995      1,076      1,210      1,209      1,352      1,142
    Cumulative Effect of Accounting Changes                                0          0          0          0          0          0
                                                                     -------    -------    -------    -------    -------    -------
      Net Income                                                       1,446      1,796      1,829      2,153      2,379      2,203
                                                                     =======    =======    =======    =======    =======    =======

Policyholders' Equity
    Policyholders' 7/8 Share of Distributable Income                   3,157      5,041      4,332      6,606      7,189      7,427
    Actual Policyholders' Dividends                                    5,018      4,665      4,596      4,594      4,613      4,613
                                                                     -------    -------    -------    -------    -------    -------
      Increase (Decrease) in Policyholders' Equity                    (1,861)       376       (264)     2,012      2,576      2,814
                                                                     =======    =======    =======    =======    =======    =======


Guarantee Capital Reserve
    Balance Beginning of Period                                       13,171     14,910     16,675     16,667     18,543     15,779
      1/7 of Policyholder Dividends Paid                                 744        689        673        667        670        681
      Interest at the Portfolio Rate from the Prior Period               995      1,076      1,210      1,209      1,352      1,142
      Shareholder Dividends                                                0          0     (1,891)         0     (4,785)    (5,181)

                                                                     -------    -------    -------    -------    -------    -------
    Balance End of Period                                             14,910     16,675     16,667     18,543     15,779     12,421
                                                                     =======    =======    =======    =======    =======    =======

Policyholders' Equity
    Balance Beginning of Period                                       19,523     40,649     41,025     40,762     42,774     45,350
      Policyholders' 7/8 Share of Distributable Income                 3,157      5,041      4,332      6,606      7,189      7,427
      Policyholders' Dividends, Net                                   (5,018)    (4,665)    (4,596)    (4,594)    (4,613)    (4,613)

      Cumulative Adjustments                                               0          0          0          0          0          0
      Other Adjustments                                                    0          0          0          0          0          0
      Change in FASB 115 AFS                                          22,987          0          0          0          0          0
                                                                     -------    -------    -------    -------    -------    -------
    Balance End of Period                                             40,649     41,025     40,762     42,774     45,350     48,164
                                                                     =======    =======    =======    =======    =======    =======

Shareholders' Equity
    Balance Beginning of Period                                       26,578     31,308     33,104     33,041     35,195     32,789
      Net Income                                                       1,446      1,796      1,828      2,154      2,379      2,203
      Dividends Paid                                                       0          0     (1,891)         0     (4,785)    (5,181)

      Change in FASB 115 AFS                                           3,284          0          0          0          0          0
                                                                     -------    -------    -------    -------    -------    -------
    Balance End of Period                                             31,308     33,104     33,041     35,195     32,789     29,811
                                                                     =======    =======    =======    =======    =======    =======

Manhattan Life Insurance Company                                    Confidential
--------------------------------------------------------------------------------
                                   Exhibit VI
                     Projected Financial Information (STAT)
--------------------------------------------------------------------------------











--------------------------------------------------------------------------------
                                      -50-                  [LOGO] Bankers Trust

MANHATTAN LIFE INSURANCE COMPANY - STATUTORY INCOME STATEMENT PROJECTIONS - MANAGEMENT FORECAST (Dollars in Thousands)

                                                                                          Projected
                                                                                    Year Ended December 31,
                                                                 Actual    -------------------------------------------------------
                                                                  1995       1996        1997        1998        1999        2000
                                                                -------    -------     -------     -------     -------     -------
Revenue
    Premiums
      Life Premiums                                              45,058     46,153      48,438      50,328      51,851      53,099
      Annuity Consideration                                       4,017          0           0           0           0           0
      Supplementary Contracts                                     1,042      1,200       1,200       1,200       1,200       1,200
                                                                -------    -------     -------     -------     -------     -------
    Total Premiums                                               50,117     47,353      49,638      51,528      53,051      54,299
    Net Investment Income                                        35,402     32,939      31,720      31,416      31,052      30,751
    Amortization of IMR                                             330        402         482         492         468         435
    Reinsurance Commission/Expense Allowance                        200          0           0           0           0           0
    Other Income                                                     (3)         0           0           0           0           0
                                                                -------    -------     -------     -------     -------     -------
Total Revenue                                                    86,046     80,694      81,840      83,436      84,571      85,485
                                                                =======    =======     =======     =======     =======     =======

Benefits
    Death Benefits                                               29,834     26,398      27,400      28,560      29,665      30,687
    Annuity Benefits                                             12,565     12,102      12,107      11,882      11,686      11,670
    Surrender Benefits                                           10,930     11,285      13,256      11,721      12,201      13,415
    Other Benefits                                                2,860      3,030       3,141       3,350       3,562       3,787
    Increase in Reserves                                          5,712       (605)     (3,449)     (2,376)     (2,922)     (4,608)
                                                                -------    -------     -------     -------     -------     -------
Total Benefits                                                   61,901     52,210      52,455      53,137      54,192      54,951
                                                                =======    =======     =======     =======     =======     =======

Expenses
    Commissions                                                   5,662      6,399       6,237       6,453       6,639       6,780
    General Insurance Expenses
      Home Office Expenses: Allowable                            14,018      5,635       5,235       5,263       5,296       5,332
      Home Office Expenses: Excess Expenses                           0      6,135       8,432       5,273       4,040       4,004
      Field Expenses                                                  0      2,246       2,246       2,246       2,246       2,246
      Taxes, Licenses, Fees: Allowable                            1,456      1,239       1,308       1,365       1,411       1,450
      Taxes, Licenses, Fees: Excess Expenses                          0        (44)       (112)       (170)       (216)       (254)
      Miscellaneous Expenses                                       (101)         0           0           0           0           0
                                                                -------    -------     -------     -------     -------     -------
    Total General Insurance Expenses                             15,373     15,211      17,109      13,977      12,777      12,778
                                                                -------    -------     -------     -------     -------     -------
Total Expenses                                                   21,035     21,610      23,346      20,430      19,416      19,558
                                                                =======    =======     =======     =======     =======     =======

Gain (Loss) before Policyholder Dividends                         3,110      6,874       6,039       9,869      10,963      10,976
    Policyholder Dividends                                        4,876      4,712       4,643       4,640       4,659       4,659
                                                                -------    -------     -------     -------     -------     -------
Gain (Loss) before Taxes                                         (1,766)     2,162       1,396       5,229       6,304       6,317
    Income Taxes                                                    172        385         249         931       1,122       1,124
                                                                -------    -------     -------     -------     -------     -------
Net Gain (Loss) after Taxes                                      (1,938)     1,777       1,147       4,298       5,182       5,193
    Net Realized Gains (Losses)                                    (162)       114           0           0           0           0
                                                                -------    -------     -------     -------     -------     -------
Net Income                                                       (2,100)     1,891       1,147       4,298       5,182       5,193
                                                                =======    =======     =======     =======     =======     =======

Return on Average Surplus (Incl. Gains (Losses))                 -6.84%       6.29%       3.67%      12.81%      14.25%      14.03%
                                                                =======    =======     =======     =======     =======     =======
Return on Average Surplus (Excl. Gains (Losses))                 -6.31%       5.91%       3.67%      12.81%      14.25%      14.03%
                                                                =======    =======     =======     =======     =======     =======

     Notes

     Expenses assume: '96: budget amount, '97: $600,000 Data Processing and $1,181,000 Severence Expense and savings of $250,000 from Rent 98:
     $1,600,000 total expense savings resulting from '97 expenditures, '99 and '00: $2,800,000 annual expense savings resulting from '97 expenditures

MANHATTAN LIFE INSURANCE COMPANY - STATUTORY BALANCE SHEET PROJECTIONS - MANAGEMENT FORECAST (Dollars in Thousands

                                                                                           Projected
                                                                                    Year Ended December 31,
                                                     Actual      ------------------------------------------------------------------
                                                      1995           1996           1997          1998         1999          2000
                                                  ----------     ----------     ----------    ----------   ----------    ----------

Total Assets                                         458,524        458,362        454,914       457,061      454,695       450,167
                                                  ==========     ==========     ==========    ==========   ==========    ==========

Liabilities
    Statutory Reserves                               377,624        374,520        371,070       368,695      365,772       361,164
    Policyholder Dividend Accumulations               22,092         21,851         21,531        21,211       20,880        20,544
    Policyholder Dividend Liability                    4,248          4,141          4,072         4,069        4,088         4,088
    IMR                                                3,423          4,613          5,018         4,824        4,537         4,166
    AMR                                                5,071          4,583          4,250         3,970        3,717         3,506
    Miscellaneous Liabilities                         17,296         17,296         17,815        18,349       18,899        19,466
                                                  ----------     ----------     ----------    ----------   ----------    ----------
Total Liabilities                                    429,754        427,004        423,756       421,118      417,893       412,934
                                                  ==========     ==========     ==========    ==========   ==========    ==========

Capital & Surplus
    Guarantee Capital Shares                           6,683          6,683          6,683         6,683        6,683         6,683
    Guarantee Capital Reserve                         14,153         15,918         15,909        17,785       15,022        11,664
    Unassigned Surplus                                 7,935          8,758          8,565        11,475       15,098        18,888
                                                  ----------     ----------     ----------    ----------   ----------    ----------
Total Capital & Surplus                               28,771         31,359         31,157        35,943       36,803        37,235
                                                  ==========     ==========     ==========    ==========   ==========    ==========

Total Liabilities and Capital & Surplus              458,525        458,363        454,913       457,061      454,696       450,169
                                                  ==========     ==========     ==========    ==========   ==========    ==========

Capital & Surplus
    Beginning Balance                                 32,671         28,771         31,359        31,157       35,943        36,803
      Net Income                                      (2,100)         1,891          1,147         4,298        5,182         5,193
      Change in AVR                                     (609)           488            333           279          254           211
      Reg. 126 Reserve                                (1,400)             0              0             0            0             0
      GCR Withdrawal                                       0              0         (1,891)            0       (4,785)       (5,181)

      GCS Interest                                      (195)          (195)          (195)         (195)        (195)         (195)

      Other                                              404            404            404           404          404           404
                                                  ----------     ----------     ----------    ----------   ----------    ----------

    Ending Balance                                    28,771         31,359         31,157        35,943       36,803        37,235
                                                  ==========     ==========     ==========    ==========   ==========    ==========

Guarantee Capital Reserve
    Beginning Balance                                 12,403         14,153         15,918        15,909       17,785        15,022
      1/7 Policyholder Distributions                     755            689            673           667          670           681
      Interest on GCR                                    995          1,076          1,210         1,209        1,352         1,142
      GCR Withdrawal/Dividend                              0              0         (1,891)            0       (4,785)       (5,181)

                                                  ----------     ----------     ----------    ----------   ----------    ----------
    Ending Balance                                    14,153         15,918         15,909        17,785       15,022        11,664
                                                  ==========     ==========     ==========    ==========   ==========    ==========

    Portfolio Rate                                      8.31%          7.60%          7.60%         7.60%        7.60%         7.60%


    Interest on GCR                                      995          1,076          1,210         1,209        1,352         1,142
    1/7 Policyholder Distributions                       755            689            673           667          670           681
    Surplus/Reserves (NYID)                             7.70%          7.83%          7.85%         9.12%        9.42%         9.65%

    GCR Withdrawal/Dividend                                0              0          1,891             0        4,785         5,181

    Statutory Book Value Per Share (1)            $     6.53     $     7.09     $     7.08    $     7.75   $     7.06    $     6.20
                                                  ==========     ==========     ==========    ==========   ==========    ==========
    Adjusted Statutory Book Value Per Share (2)   $     6.85     $     7.43     $     7.43    $     8.08   $     7.37    $     6.48
                                                  ==========     ==========     ==========    ==========   ==========    ==========
    Shares Outstanding                             3,341,624      3,341,624      3,341,624     3,341,624    3,341,624     3,341,624

Notes

(1)  The sum of the GCS, GCR, and 1/8 of Unassigned Surplus

(2)  The sum of Statutory Book Value plus 1/8 of the AVR plus 1/8 of the IMR

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit VII.
            Reconciliation of GAAP Shareholders' Equity to Statutory
                            Surplus at June 30, 1996
--------------------------------------------------------------------------------
                                ($ in thousands)
                                                                6/30/96
                                                               --------

        Shareholders' Equity                                   $ 30,991
        Policyholders' Equity                                    34,136
                                                               --------

                   Retained Earnings & Policyholders' Equity     65,127

        Future Policy Benefits                                  (13,613)
        UL Deferred Revenue                                       3,082
        Unamortized Policy Acquisition Costs                    (39,822)
        Policyholders' Dividend Reserve                          20,637
        Nonadmitted Assets                                       (1,371)
        Asset Valuation Reserve                                  (5,556)
        Unrealized Depreciation (Appreciation) on Bonds           2,989
        Deferred Federal Income Taxes                            (2,811)
        Difference in GAAP and Stat Mortgage Loan Reserve         1,436
        Due and Deferred Premium Adjustments                         28
        Other Liabilities (GIC)                                     (32)
        Reinsurance Reserve in Unauthorized Companies                (2)
        Excess of Bond Book Over Statement Value                      0
        Realized (Gain) Loss on Bonds For GAAP                        0
        Cost of Collection in Excess of Loading                    (971)
        Interest Maintenance Reserve - STAT                      (3,328)
        Real Estate Owned Depreciation                             (670)
        Postretirement Accrual                                    3,780
        Pension Accrual                                              80
                                                               --------

                   Statutory Surplus                           $ 28,983
                                                               ========

--------------------------------------------------------------------------------
                                      -51-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit VIII.
              A.M. Reconciliation of GAAP Net Income to Statutory
                  Gain (Loss) From Operations at June 30, 1996
--------------------------------------------------------------------------------
                                ($ in thousands)

                                                              6 Months
                                                                Ended
                                                             June 30, 1996
                                                             -------------

          Net Income (Loss)                                   $   944
          Policyholders' Share of Net Income (Loss)             2,316
                                                             -------------

           Total GAAP Net Income (Loss)                         3,260
          Change in Future Policy Benefits                        749
          Change in Unamortized Policy Acquisition Costs         (200)
          Change in Policyholders' Dividend Reserve            (2,707)
          Deferred Federal Income Taxes                           824
          Interest Maintenance Reserve                           (106)
          Realized Gains (Losses)                                  58
          Change in GAAP Loading                                  166
          Reversal of Change in Excess Interest Reserve            28
          Unearned Revenue                                       (117)
          Interest on Guarantee Capital                            98
          Cost of Collection in Excess of Loading                (111)
          Amortization of IMR Reserves                            201
          Real Estate Depreciation                                (98)
          Post Retirement/Employment Expense                      383
          Pension Expense                                           0
                                                            -------------

               Gain (Loss) from Operations, Statutory Basis       928
                                                            =============

--------------------------------------------------------------------------------
                                      -52-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit IX.
                      A.M. Best Letters dated May 25, 1994
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
                                      -53-                  [LOGO] Bankers Trust

                                A.M. BEST COMPANY
                                  Ambest Road
                            OLDWICK, NEW JERSEY 08858
                                   908-439-2200
                                 FAX 908-439-2237
                                                                    May 25, 1994
Daniel J. Fisher
President
The Manhattan Life Insurance Company
P.O. Box 5656
Cincinnati, Ohio 45201-5656

Dear Sir/Madam:

     As part of our ongoing effort to make available Best's Rating in a more timely manner, the A.M. Best Company has continued the procedure of notifying companies of their Best's Rating prior to providing a prepublication proof of each company's report that will be published in the 1994 edition of Best's Insurance Reports, Life/Health. The proof will be mailed to your company's designated contact as soon as it is completed.

     This letter is your notification that after review of your company's 1993 statutory financial results and operating performance, we have assigned Manhattan life Insurance Company a Best `s rating of A- (Excellent) and financial size category of Class VI. This rating revision within the "Excellent" rating category reflects the company's weakened capitalization as a result of operating and realized capital losses and reserve strengthening required in the individual life segment. This rating decision also considers the inconsistent operating performance of Manhattan Life's core life business and the lack of critical (sic) which continues to challenge the company's ability to generate consistent and sustainable earnings. Moreover, we continue to note the company's heavy concentration in New York metropolitan area mortgage loans which, although declining in magnitude and somewhat stabilized in performance, continues to pressure the company's risk-adjusted capitalization. As has been communicated by Chris Lau to Jim Kotsonis, the decision to maintain an "Excellent" rating designation for Manhattan Life is based on the expectation that Union Central will complete the buy-out of the remaining outstanding minority ownership interest, which should allow for a greater degree of parental commitment and support. However, should this transaction fail to materialize in the near future, we may find it appropriate to more fully reflect Manhattan Life's stand alone operating fundamentals in its rating, and not consider the implied support of Union Central. Under these conditions, it is likely that the company's rating would fall in the "Very Good" rating category. We greatly appreciated meeting personally with you and your senior management last fall, as well as the frequent communications that are provided to Chris Lau, and look forward to maintaining this dialogue in the future.

     To acknowledge the receipt of this letter and the rating assigned, we request that you sign and date the enclosed buff copy and return it within three working days. If convenient, our FAX number is 908-439-2237. If we have not heard from you within five working days, your Best's Rating and Financial Performance Rating will be made available to our subscribers via BestWeek, Best's Review, BestLink (our online computer network service) and BestLine (our 900 Rating Service).

     We sincerely appreciated the invaluable assistance that you and your staff have given us. As previously announced, companies assigned a Best's Rating of A++ to C- will be invoiced for our Rating Service fee upon publication of our bound books. Should you have any questions, please feel free to contact the financial analyst assigned to your company, Chris Lau, Ext. 5139.





                                        Sincerely yours,

                                        Michael L. Albanese /s/
                                        --------------------------------------
                                        Michael L. Albanese
                                        Assistant Vice President
                                        Life/Health Department



Approved          /s/ David Lasker
            --------------------------------------------------
Date 03-1-94
            --------------------------------------------------
DBN No. 06686

                                [Company's Logo]
                        The Insurance Information Source

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit X.
                             A.M. Best Rating System
--------------------------------------------------------------------------------

A.M. Best Life/Health Ratings


     Secure Ratings

                    A++, A+            Superior
                    A, A-              Excellent
                    B++, B+            Very Good
                    FPR 9, 8           Strong
                    FPR 7, 6           Above Average
                    FPR 5              Average

     Vulnerable Ratings

                    B, B-              Adequate
                    C++, C+            Fair
                    C, C-              Marginal
                    D                  Very Vulnerable
                    E                  Under State Supervision
                    F                  In Liquidation
                    FPR 4              Average
                    FPR 3, 2           Below Average

     Not Rated

                    NR-1               Limited Data Filing
                    NR-2               Insufficient Size/Operating Experience
                    NR-3               Rating Procedure Inapplicable
                    NR-4               Company Request
                    N/F                Not Followed
                    S                  Rating Suspended

--------------------------------------------------------------------------------
                                      -54-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit X.
                             A.M. Best Rating System
--------------------------------------------------------------------------------

                        Description of A.M. Best Ratings
Secure Ratings

A++ and A+ (Superior)

Assigned to companies which in our opinion, have demonstrated superior overall performance when compared to the standards established by the A.M Best Company. A++ and A+ companies have a very strong ability to meet their obligations to policyholders over a long period of time.

A and A- (Excellent)

Assigned to companies which in our opinion, have demonstrated excellent overall performance when compared to the standards established by the A.M. Best Company, A and A- companies have a strong ability to meet their obligations to policyholders over a long period of time.

B++ and B+ (Very Good)

Assigned to companies which, in our opinion, have achieved very good overall performance when compared to the standards established by the A.M. Best Company. B++ and B+ companies have a good ability to meet their obligations to policyholders over a long period of time.

Vulnerable Ratings

B and B- (Adequate)

Assigned to companies which, in our opinion, have demonstrated adequate overall performance when compared to the standards established by the A.M. Best Company. B and B- companies have an adequate ability to meet their obligations to policyholders, but their financial strength is vulnerable to unfavorable changes in underwriting or economic conditions.

C++ and C+ (Fair)

Assigned to companies which, in our opinion, have demonstrated fair overall performance when compared to the standards established by the A.M. Best Company. C++ and C+ companies have a current ability to meet their obligations to policyholders, but their financial strength is vulnerable to unfavorable changes in underwriting or economic conditions.

C and C- (Marginal)

Assigned to companies which, in our opinion, have demonstrated marginal overall performance when compared to the standards established by the A.M. Best Company. C and C- companies have a current ability to meet their obligations to policyholders, but their financial strength is very vulnerable to unfavorable changes in underwriting or economic conditions.

--------------------------------------------------------------------------------
                                      -55-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit X.
                             A.M. Best Rating System
--------------------------------------------------------------------------------

                    Description of A.M. Best Ratings (cont'd)

D (Very Vulnerable)

Assigned to companies which, in our opinion, have demonstrated poor overall performance to the standards established by the A.M. Best Company. D companies have a current ability to meet their obligations to policyholders, but their financial strength is extremely vulnerable to unfavorable changes in underwriting or economic conditions.


E (Under State Supervision)

Assigned to companies which are placed by a state insurance regulatory authority under any form of supervision, control or restraint, such as conservatorship or rehabilitation, but does not include liquidation. May be assigned to a company under a cease and desist order issued by a regulator from a state other than its state of domicile.


F (In Liquidation)

Assigned to companies which have been placed under an order of liquidation by a court of law or whose owners have voluntarily agreed to liquidate. Note:
Companies that voluntarily liquidate or dissolve their charters are generally not insolvent.

--------------------------------------------------------------------------------
                                      -56-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit X.
                             A.M. Best Rating System
--------------------------------------------------------------------------------
1996 A.M. Best Life/Health Rating Distribution Based On Individual Companies


Secure Ratings


          Best's Rating/FPR
-------------------------------------
    Level            Category                     Number              Percent
-------------   ---------------------         -------------         ------------
A++             Superior                            50                  4.3%
A+              Superior                           156                 13.5
FPR=9           Strong                               0                  0.0
                                              -------------         ------------
                    Subtotal                       206                 17.9%
A               Excellent                          229                 19.8
A-              Excellent                          156                 13.5
FPR=8           Strong                               7                  0.6
FPR=7           Above Average                       20                  1.7
                                              -------------         ------------
                    Subtotal                       412                 35.7%
B++             Very Good                           87                  7.5
B+              Very Good                          125                 10.8
FPR=6           Above Average                       26                  2.3
FPR=5           Average                             47                  4.1
                                              -------------         ------------
                    Subtotal                       285                 24.7%

                    Secure Ratings                 903                 78.2%

Vulnerable Ratings

          Best's Rating/FPR
------------------------------------
    Level            Category                     Number              Percent
-------------   ---------------------         -------------         ------------
B               Adequate                            62                  5.4
B-              Adequate                            23                  2.0
FPR=4           Average                            101                  8.8
                                              -------------         ------------
                    Subtotal                       186                 16.1%
C++             Fair                                 9                  0.8
C+              Fair                                11                  1.0
FPR=3           Below Average                       18                  1.6
                                              -------------         ------------
                    Subtotal                        38                  3.3%
C               Marginal                            10                  0.9
C-              Marginal                             2                  0.2
FPR=2           Below Average                        2                  0.2
                                              -------------         ------------
                    Subtotal                        14                  1.2%
D               Very Vulnerable                      0                  0.0
E               Under State Supervision             10                  0.9
F               In Liquidation                       3                  0.3
                                              -------------         ------------
                    Vulnerable Ratings             251                 21.8%

                    Subtotal-Rating Opinions     1,154                100.0%

No Rating Opinions

              Best's Rating/FPR
------------------------------------------------
    Level                 Category                   Number    Percent
-----------     --------------------------------   ---------   --------
NR-1            Limited Data Filing                    467       78.6
NR-2            Less Than Min. Size/OpExp               31        5.2
NR-3            Rating Procedure Inapplicable           90       15.2
NR-4            Company Request                          6        1.0
N/F             Not Followed                             0        0.0
S               Rating Suspended                         0        0.0
                                                   ---------   --------
                   Subtotal-No Rating Opinions         594      100.0%
                                                   ---------   --------

                   Total Reported Companies          1,748
                                                   =========

--------------------------------------------------------------------------------
                                      -57-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XI.
                    Explanation of Risk-Based Capital Ratios
--------------------------------------------------------------------------------


Risk-based capital standards, which became effective at year end 1993, are used by regulators to identify companies with insufficient, or deteriorating, levels of capital relative to the risks assumed by the company. Life insurance companies are required to disclose their Total Adjusted Capital and Authorized Control Level Risk-Based Capital in their statutory statements, and regulators are authorized to take control of a company whose Total Adjusted Capital falls below Authorized Control Level Risk-Based Capital.

The NAIC expresses the RBC ratio by dividing Total Adjusted Capital by Authorized Control Level Risk-Based Capital, instead of dividing Total Adjusted Capital by Company Action Level Risk-Based Capital. This "doubles" all companies' RBC ratios (a 100% ratio becomes 200%), but does not change the actual level of capital life insurers need to maintain to meet RBC requirements.

The Model Law requires the following actions if a company's ratio of Adjusted Capital to Company Action Level RBC (to Authorized Control Level RBC) is:

     o    below 125% (250%), the company is subject to a trend test

     o between 75%-100% (150%-200%), company must submit a plan to improve RBC ratio

     o    between 50%-75% (100%-150%), regulators will order corrective actions

     o between 35%-50% (70%-100%), regulators are authorized to take over the company

     o    below 35% (70%), regulators must take over the company


                                      -58-
--------------

Source:  Townsend & Schupp

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XI.
                    Explanation of Risk-Based Capital Ratios
--------------------------------------------------------------------------------

Risk-Based Capital Ratios - 130 Company Composite(1)



           Surplus                                                                          NAIC Risk-Based Capital
            +AVR                                                            --------------------------------------------------------

            +IMR     Total Adjusted Capital   Author. Control Level R.B.C.  Tot. Adj. Capital/Author.     Tot. Adj. Capital/Company
Year        (Bns)              (Bns)                       (Bns)              Control Level R.B.C.           Action Level R.B.C.
----      --------   ----------------------   ----------------------------- -------------------------   ----------------------------

1993         $118.4            $119.2                       $27.6                      431.4%                     215.7%
1994          121.3             124.9                        27.9                      447.8%                     223.9%
1995          138.0             140.0                        28.9                      485.0%                     242.5%


Distribution of RBC Ratios for 130 Major U.S. Life Insurers

                     Number of Companies             % Distribution
               ----------------------------    ------------------------------
 RBC Ratio     1992   1993      1994   1995    1992     1993   1994      1995
----------     ----   ----      ----   ----    ----     ----   ----      -----
  > 200%         54     99       108    116      42       76     83        89

175% - 200%      27     16         9      8      21       12      7         6

150% - 175%      21     10         8      3      16        8      6         2

125% - 150%      17      4         3      2      13        3      2         2

100% - 125%       6      0         1      0       5        0      1         0

less than 100%    5      1         1      1       3        1      1         1

----------------
(1) Comprises 85% of estimated 1995 U.S. Life industry assets.

Source: Townsend & Shupp

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XI.
                    Explanation of Risk-Based Capital Ratios
--------------------------------------------------------------------------------

The composite ratio of 242.5% was exceeded by 72 of 130 companies. RBC ratios exceed 250% for 67 companies, exceed 300% for 29 companies, and six companies have ratios of at least 500%.

1995 Risk-Based Capital Ratios of Companies with $200MM or Less of Surplus (Including AVR + IMR)

                                                                                     Total Adj.
                                           Total Adjusted     Company Action      Capital/Company        A.M. Best
                                  Surplus     Capital           Level RBC         Action Level RBC        Rating
                                  -------  --------------     --------------      -----------------      ---------

Provident National                 193.0       192.8               35.8                538.5%                 A
Columbine Life                     174.0       173.9               49.6                350.6%             FPR-4
Life Insurance Co. of Georgia      200.0       182.6               60.4                302.3%                A+
North America Co. L&H IL           158.0       161.1               53.4                301.7%                 A
Security Mutual Life NY             82.0        83.0               28.2                294.3%                 A
Business Men's Assurance           186.0       178.4               66.8                267.1%                 A
Midland Life Insurance Co.         109.0       107.4               40.4                265.8%                A-
Philadelphia Life                  140.0       141.3               53.6                263.6%                 A
Integrity Life Insurance Co.       194.0       165.4               70.2                235.6%                 A
Royal Maccabees Life               168.0       171.1               74.6                229.4%               B++
Canada Life of America             117.0       118.0               52.2                226.1%               A++
Ford Life                          142.0       130.4               60.2                216.6%                A-
Cova Financial Services             72.0        73.1               36.4                200.8%                 A
Pacific Corinthian Life            145.0       145.4              109.4                132.9%             FPR-5

Mean                                                                                   273.2%

Median                                                                                 264.7%


--------------------------------------------------------------------------------
                                      -60-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit XII.
        Summary of MLIC Agreement with the New York Insurance Department
--------------------------------------------------------------------------------

Not allowed to sell or transfer shares to third parties without New York Insurance Department (NYID) approval except as part of public offering.

     o    No compensation to employees for work done for the parent.

     o    MLIC shall maintain the following staff and activities in New York:

          - A home office in New York with at least one full-time administrative officer.
          - Policyholder services, record keeping operations as well as all original records, files and other information.
          - Underwriting functions such as or the review of policy application, assignment of policy number, MIB review, medical review and policy issuance.
          -    All claim processing and settlement.
          - Marketing functions such as the recruitment and direction of agency field force and the administration of all agency matters.
          - MLIC required to get NYID prior approval for any and all reinsurance contracts and contracts between MLIC and its parent or affiliates.

     o    Arms-length relationship between MLIC and UCLIC.

     o    Daily balances must be forwarded to a New York bank.

     o    Compliance with Sections 4228 and 4229 of NY Insurance Law.

     o    No joint advertising.

     o    No dual agencies or cross-selling.

     o    Notice on all marketing that UCLIC and MLIC are affiliated.

     o    No cross officers, no more than 2 board members in common.


--------------------------------------------------------------------------------
                                      -61-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit XIII.
                                Corporate History
--------------------------------------------------------------------------------
August, 1850       MLIC begins operations.

February, 1854     Issues one of the first group policies in the United States.

April, 1864        First incontestable clause in life insurance contract.

January, 1964      Vote for directors fixed: 720,000 to GCR while currently
                   160,000 for policyholders.

1973 Manhattan National Corporation (MNC) (Delaware Holding Company) formed in a share for share exchange with shareholders of MLIC, acquiring 95.5% of shares of MLIC.

April, 1977        Remaining Minority Shares (4.5%) of Manhattan Life retired.

1978               MNC acquired 90.60% of Manhattan National Life Insurance.

1983               MLIC files to convert to stock company.

1986               GCR Established. MNC stake in Manhattan National reaches 96%.

April, 1986        Sells portfolio of group policies to UCLIC, discontinues
                   underwriting of group policies.

December 24, 1986  Unity Mutual offers $24.8 million for MLIC.

March 31, 1987     UCLIC purchased 3,602,537 new shares of MNC for $43 million in cash. The acquisition brought the ownership interest of UCLIC in MNC to 52.2% of common shares outstanding.

May 22, 1987       MLIC ends an attempt to convert to a pure stock company and records a $1.695 million charge.

June 15, 1987      Manhattan National Life Insurance conducted a reverse split at a ratio of 10,000 to 1.

November, 1988     UCLIC proposes to merge MNC into a newly created subsidiary of UCLIC. UCLIC offered $6.75 in cash.

February, 1989     UCLIC conditions offer on the approval of the NYID for MLIC to pay at least a $7 million dividend to the holding company in order to repay bank financing required in the merger.

March, 1989        UCLIC withdraws merger offer.

June 9, 1989       New York Insurance Department found unobjectionable the
                   intention of MLIC to make a $2 million payment from the principal of its GCR to Guaranteed Capital shareholders. On
                   April 17, the department denied MLIC's request to pay $2.0 million from accrued interest on the reserve and directed
                   MLIC to remove all accrued interest from the reserve and place it in unassigned surplus, stating that MLIC's Charter does not explicitly provide for the reserving of interest on the reserve.


--------------------------------------------------------------------------------
                                      -62-                  [LOGO] Bankers Trust

August 9, 1989     Merrill Lynch retained as exclusive financial agent for the sale of Manhattan National Life Insurance Co. The proposed sale was announced March 27, 1989.

                   MNC repurchased 32,400 shares of its common stock during the second quarter for $175,475, or an average price of $5.42 per share. The company repurchased 321,200 shares for $1,678,076, or an average of $5.22 per shares, since it adopted a $5.0MM million share repurchase program in August 1987. UCLIC stake in MNC reaches 54%.

January 4, 1990    MNC sells all outstanding shares of Manhattan National Life
                   Insurance to Pioneer Life Insurance.

August 28, 1991    Manhattan National Corp. said it is considering a plan to
                   spin off its subsidiary, MLIC, and liquidate the remaining assets of the company. The company said it would spin off the stock of the insurance unit to stockholders at the rate of
                   0.53 shares of MLIC for one share of the company's common.
                   The company said assets would be reduced to cash and distributed to shareholders. Long-term assets would be turned over to a liquidating trustee.

                   The company estimates liquidating distributions would be valued at $9.78 per share - $3.17 in cash, $2.73 in assets contributed to the liquidating trust, and $3.88 for the value of a 0.53 MLIC share.

December 31, 1991  MNC liquidated and MLIC shares distributed to public at rate of .53 shares for each MNC share.

                   MNC Share Acquisition History

December 30, 1986  UCLIC agrees to purchase 996,511 shares for $11.96 million or
                   $12.00 per share. The acquisition brought the ownership interest of UCLIC in MNC to 19.2%.

March 31, 1987     UCLIC purchased 3,602,537 for $43 million in new stock issued by MNC. The acquisition brought the ownership interest of UCLIC to 52.2% of common shares outstanding.

August 9, 1989     MNC repurchases 321,200 shares at an average of $5.22 per
                   share. UCLIC stake in MNC reaches 54%.

February 6, 1990   Self Tender 2,078,759 Dutch Auction for Cash. UCLIC stake
                   reaches 72%.


--------------------------------------------------------------------------------
                                      -63-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit XIV.
                        Bankers Trust's Engagement Letter
--------------------------------------------------------------------------------











--------------------------------------------------------------------------------
                                      -64-                  [LOGO] Bankers Trust

[LOGO] Bankers Trust
One Bankers Trust Plaza, New York, New York 10006

                                            Mailing Address:
                                            P.O. Box 318, Church Street Station
                                            New York, New York 10008


                                                               September 8, 1993


The Manhattan Life Insurance Company
P.O. Box 5656
Cincinnati, OH 45201

Attn: Mr. Laurence F. Whittemore, Chairman of the Independent Committee of the Board of Directors

Dear  Mr. Whittemore:

     This letter agreement confirms the engagement of Bankers Trust Company ("Bankers Trust") by The Manhattan Life Insurance Company (the "Company") to render the financial advisory services described below to the Independent Committee of the Board of Directors of the Company ("Special Committee") on the terms and conditions hereinafter set forth.

     1. Term. The engagement contemplated hereby shall commence on the date this letter is countersigned by the Company and returned to Bankers Trust and shall continue in effect until terminated by the Special Committee or Bankers Trust, such termination to be effective upon 10 days' prior written notice to the other party, except that the provisions of Paragraphs 4, 6, and 8 and the provisions of the Indemnity Letters (as defined below) shall survive any such termination.

     2. Financial Advisory Services. The Company hereby retains Bankers Trust as the financial advisor to the Special Committee in connection with a proposed acquisition by The Union Central Life Insurance Company ("Union Central Life") by purchase or other means (any acquisition, however structured or effected, the "Transaction") of the approximately 27% of the outstanding guarantee capital shares (the holders of such 27%, the "Minority Shareholders") of the Company not currently owned by Union Central Life.

     It is contemplated that, at the Special Committee's request, Bankers Trust will, among other things:

     i) analyze any proposed Transaction(s) and advise the Special Committee on the relative merits of any proposed Transaction(s), particularly with respect to the

The Manhattan Life Insurance Company
Page 2
September 8, 1993


          fairness to the Minority Shareholders of any transactions from a financial point of view;

     ii) assist the Special Committee on behalf of the Company in its negotiations with Union Central Life and/or Union Central Life's investment bankers;

     iii) advise the Special Committee of the Company's alternatives with respect to a Transaction, including structures and terms, consistent with the Company's strategic and financial objectives and pertinent constraints;

     iv) at the request of the Special Committee, advise in writing (such writing, the "Opinion") as to the fairness from a financial point of view of any Transaction(s) considered by the Board of Directors of the Company which may be proposed by Union Central Life to the Company; and

     v) testify respecting the matters referred to in the Opinion and the financial advice rendered by Bankers Trust pursuant to this Agreement in any regulatory proceeding with respect to the Transaction and in any action, suit or proceeding brought in respect of the Transaction.

     This Agreement, and the compensation arrangements set forth herein, apply only to Bankers Trust's role as financial advisor to the Special Committee in connection with the Transaction and do not encompass any other investment banking, banking or other services.

     3. Fairness Opinion. It is understood and agreed that the Opinion may be in such form as Bankers Trust shall determine and contain such assumptions, qualifications and provisions as Bankers Trust believes appropriate in its sole discretion. It is further understood and agreed that the Opinion may be disclosed and reprinted in its entirety in any communication by the Company to the Company's shareholders (including, without limitation, to the Minority Shareholders), or in registration or offering (public or private) materials. The Opinion may not, however, be summarized or excerpted from, or publicly referred to in any manner, without the prior consent of Bankers Trust.

     4. Bankers Trust's Compensation. As compensation for the services to be provided, the Company agrees to pay Bankers Trust a non-refundable cash advisory fee of $500,000 to be paid as follows: $100,000 payable upon the signing of this Agreement, and $400,000 payable at the earliest of any one of the following events, (i) delivery of an Opinion, or advice from Bankers Trust that it will be unable to deliver an Opinion, (ii) closing of a Transaction, or (iii) February 28, 1994. In addition the Company agrees to pay Bankers Trust $75,000 per month, payable on the first day of each month, in advance, commencing March 1, 1994, if the Special Committee decides to continue the engagement set out herein beyond February 28, 1994.

The Manhattan Life Insurance Company
Page 3
September 8, 1993

     5. Expenses. The Company agrees to reimburse Bankers Trust, from time to time upon request, for all reasonable out-of-pocket expenses incurred by Bankers Trust in providing services hereunder, including fees and expenses of legal counsel retained by Bankers Trust with the Company's prior written consent, whether or not the Transaction is completed. The Company acknowledges that Bankers Trust will retain counsel before testifying in any regulatory proceeding contemplated by Paragraph 2(v) above, and, without limiting the terms of this Paragraph 5, the Company agrees to reimburse Bankers Trust for the legal expenses which Bankers Trust incurs in connection with such retention and any other services referred to in such Paragraph 2(v).

     6. Confidentiality. Bankers Trust agrees to keep confidential and, except as further provided in this paragraph 6 below, not to make public disclosure or disclosure to any other persons or parties of any non-public information not otherwise available to Bankers Trust, provided to it by the Company, except as required by law, by a regulatory body, or in connection with applicable litigation. In the event Bankers Trust is required to disclose any such non-public information, Bankers Trust will provide the Company with prompt notice of such requirement, unless otherwise prohibited, so that the Company may seek an appropriate protective order. If, in the absence of a protective order, Bankers Trust is, in the reasonable opinion of its counsel, nonetheless compelled to disclose such non-public information, Bankers Trust may, subject to the foregoing notice requirement, make such disclosure without liability hereunder. Bankers Trust may disclose such non-public information to its directors, officers, employees, agents and affiliates (including BT Securities Corporation), provided such directors, officers, employees, agents and affiliates agree to maintain the confidentiality of such information in accordance with the terms of this Agreement.

     7. Indemnity. In connection with this engagement, and as a condition to Bankers Trust entering into, the Company and Bankers Trust, as well as Union Central Life and Bankers Trust, have entered into separate letter agreements (the "Indemnity Letters"), dated the date hereof, providing for the indemnification of Bankers Trust and certain related entities by the Company and Union Central Life, respectively.

     8. Bankers Trust's Advice, Role, Etc. Subject to and consistent with the terms of paragraph 3 above, the Company and the Special Committee acknowledge that all opinions and advice (written or oral, and including, without limitation, the Opinion) given by Bankers Trust to the Special Committee in connection with Bankers Trust's engagement hereunder are intended solely for the benefit and use of the Company or the Special Committee (including its respective members, management, directors, shareholders, accountants and attorneys) in considering the matters or transactions to which they relate, and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner for any purpose, nor shall any public references to Bankers Trust be made by the Company (or such persons), without the prior written consent of Bankers Trust,

The Manhattan Life Insurance Company
Page 4
September 8, 1993

except that the Company may, consistent with its obligation of public disclosure, disclose publicly the existence and scope of the engagement and may disclose any information (i) if required to do so by any applicable law or regulation; (ii) to any governmental agency or regulatory body having or claiming authority to regulate or oversee any aspect of the Company's business;
(iii) in any proxy or shareholder information statement or any registration or offering materials (public or private) required in connection with a proposed Transaction; or (iv) pursuant to subpoena.

     9. Information. The Company and the Special Committee agree to furnish Bankers Trust with such information as Bankers Trust reasonably requests in connection with its engagement hereunder. Any such information provided by the Company relating to the Company will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made. In providing the above services (including, without limitation, delivering the Opinion), the Company and Special Committee recognize and confirm that Bankers Trust (i) will be relying solely on information furnished to it by the Company and other information available from generally recognized public sources, (ii) will not independently verify the accuracy or completeness of such information, (iii) will not assume responsibility for the accuracy or completeness thereof and (iv) will make appropriate disclaimers consistent with the foregoing.

     10. Other Services. Nothing in this Agreement is intended to obligate or commit Bankers Trust or any of its affiliates to provide any services other than as set out herein. The Company and Special Committee confirm that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar expert advice.

     11. Affiliate Services. In connection with the services to be provided hereunder, Bankers Trust may employ the services of its affiliates, including BT Securities Corporation. Bankers Trust may share with any of its affiliates and such affiliates may share with Bankers Trust any non-public information related to the Company or any of the matters contemplated hereby. The term "affiliate" as used herein shall have the meaning ascribed to such term in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

     12. Miscellaneous. This Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument. This Agreement and Indemnity Letters constitute the entire agreement between the parties hereto with respect to the subject matter hereof, supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and cannot be amended or otherwise modified except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company and Bankers Trust.

The Manhattan Life Insurance Company
Page 5
September 8, 1993

     13. No Rights in Shareholders, Etc. The Company and Special Committee recognize that Bankers Trust has been retained only by the Company, and that the Company's engagement of Bankers Trust is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of the Company or any other person not a party hereto other than the Special Committee as against Bankers Trust or any of Bankers Trust's affiliates or the respective directors, officers, agents, employees or representatives of Bankers Trust or Bankers Trust's affiliates. Unless otherwise expressly agreed, no one other than the Special Committee and the Company is authorized to rely upon the Company's engagement of Bankers Trust or any statements, advice, opinions or conduct of Bankers Trust.

     14. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT IS HEREBY WAIVED. The Company hereby submits to the non-exclusive jurisdiction of the Federal and New York State courts located in the City of New York in connection with any dispute related to this Agreement or any of the matters contemplated hereby.

     Please confirm the foregoing is in accordance with your understandings and agreements with Bankers Trust by signing and returning to Bankers Trust the duplicate of this letter enclosed herewith, whereupon this shall become a binding agreement between us.

                                              Very truly yours,

                                              BANKERS TRUST COMPANY


                                              By: /s/ W. Dana LaForge
                                                  -------------------
                                                   W. Dana LaForge
                                                   Managing Director



ACCEPTED AND AGREED AS OF
THE DAY FIRST ABOVE WRITTEN:

THE MANHATTAN LIFE INSURANCE COMPANY

By:/s/
   -------------------------------
   Laurence F. Whittemore
   Chairman, Special Committee
   Manhattan Life Insurance Company

[LOGO] Bankers Trust Company
One Bankers Trust Plaza, New York, New York 10015

                                              Mail Address:
                                              P.O. Box 318, Church Sreet Station
                                              New York, New York 10015

September 11, 1996

The Manhattan Life Insurance Company
P.O. Box 5656
Cincinnati, OH 45201

Attn: Mr. Laurence F. Whittemore, Chairman of the Independent Committee of the Board of Directors

                         Amendment No. 1 and Assignment
                         ------------------------------
Reference is hereby made to the engagement letter dated September 8, 1993 (the "Engagement Letter") between Bankers Trust Company ("Bankers Trust") and The Manhattan Life Insurance Company ("Company"). All capitalized terms herein have the meanings given to them in the Engagement Letter, unless otherwise defined herein.

Bankers Trust and the Company hereby agree to amend the Engagement Letter as follows:

     1. Paragraph 1 of the Engagement Letter is hereby amended and restated in its entirety as follows:

     1. Term. The engagement contemplated hereby shall commence on the date this letter is countersigned by the Company and returned to Bankers Trust and shall continue in effect until December 15, 1996, unless earlier terminated by Bankers Trust, such termination to be effective upon 10 days' prior written notice to the Company, except that the provisions of Paragraph 4, 6, and 8 and the provisions of the Indemnity Letters (as defined below) shall survive any such termination, and provided that the parties may, by mutual agreement, extend the term hereof past December 15, 1996.

     2. Paragraph 4 of the Engagement Letter is hereby amended and restated in its entirety as follows:

     4. Bankers Trust's Compensation. As compensation for the services to be provided, the Company agrees to pay Bankers Trust the following non-refundable cash fees: (i) an initial advisory fee of $500,000, which fee has been paid, (ii) a work fee of $75,000, which fee has also been paid, (iii) a supplemental advisory fee

The Manhattan Life Insurance Company
September 11, 1996
Page 2

          of $250,000 which fee is payable upon the execution of Amendment No. 1 and Assignment dated September 11, 1996 to this Agreement, and (iv) a supplemental work fee of $75,000 per month (as defined in the next sentence) for each month after December 15, 1996 for which the term of this Agreement is extended. For purposes of the supplemental work fee, a month shall mean the period from the 15th day of one calendar month to the 15th day of the next calendar month. The supplemental work fee shall be paid on the first day of each month (that is, the 15th day of the calendar month) during which the term of this Agreement is extended. If the term is extended for a period of less than one month, the supplemental work fee will be pro rated accordingly. All of the fees payable pursuant to this Paragraph 4 shall be payable whether or not the Transaction is consummated.

To reflect the transfer of certain businesses within Bankers Trust to its affiliate, BT Securities Corporation ("BTSC"), Bankers Trust hereby transfers and assigns to BTSC all of its rights and obligations under the Engagement Letter, as amended hereby. The transfer and assignment evidenced hereby shall become effective upon the Company's execution of a counterpart of this Amendment No. 1 and Assignment. Upon its effectiveness, all rights and obligations of Bankers Trust shall become rights and obligations of BTSC, and all references in the Engagement Letter, as amended hereby, to "Bankers Trust" shall be deemed references to BTSC. Under no circumstances will the transfer and assignment effected hereby increase or otherwise modify any of the Company's rights and obligations under the Engagement Letter, as amended hereby. Without limiting the foregoing, the payment by the Company to BTSC of any amounts, including, without limitation, fees, required to be paid under the Engagement Letter, as amended hereby, or the Indemnity Letters shall constitute full payment in respect of Bankers Trust thereunder, except that, under certain circumstances, BTSC may direct that payments be made to Bankers Trust in respect of an Indemnity Letter. BTSC may allocate to Bankers Trust a portion of any amounts payable by the Company to BTSC after the effectiveness of this Amendment No. 1 and Assignment, but no such allocation will increase the amount otherwise payable by the Company.

All other provisions of the Engagement Letter shall be applicable to the matters contemplated by this Amendment No. 1 and Assignment including, without limitation, the Indemnity Letters. Except as amended hereby, all other terms and provisions of the Engagement Letter and the Indemnity Letters shall remain in full force and effect. Upon the effectiveness hereof, all references in the Engagement Letter or the Indemnity Letters to the Engagement Letter shall mean and be a reference to the Engagement Letter as amended hereby. This Amendment No. 1 and Assignment shall become effective upon its execution by the parties hereto.

The Manhattan Life Insurance Company
September 11, 1996
Page 3

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Amendment No. 1 and Assignment.

Very truly yours,

BANKERS TRUST COMPANY

By:  /s/ <illegible>
     -----------------------

Accepted and Agreed to:

THE MANHATTAN LIFE INSURANCE COMPANY

By:
     ------------------------
     Laurence F. Whittemore
     Chairman, Special Committee
     Manhattan Life Insurance Company

     BT SECURITIES CORPORATION

By:  /s/ W. Dana LaForge
     ------------------------
     W. Dana LaForge, Managing Director

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XV.
                             Transaction Chronology
--------------------------------------------------------------------------------

8/24/93 Union Central Life ("UCLIC") proposes reverse stock split to Tuxedo. Board of Directors Special Committee formed to evaluate proposal. 334,162:1 ratio of split ensures all shareholders (except UCLIC) will hold only fractional shares and, consequently, will receive $5.125 in cash. 9/8/93 Bankers Trust hired as financial advisor to the Special Committee. 11/19/93 Fund American Enterprises ("Fund American") offers to purchase all outstanding guarantee capital shares at a price "substantially in excess" of $5.125 per share offer. 12/20/93 Fund American makes cash offer of $8 to $10 per share, subject to access to confidential information and due diligence. 3/25/94 Due diligence completed. Bid of $7.25 per share subject only to satisfactory purchase agreement and regulatory approval. Bid lowered from 1/12/94 conditional offer as a result of 4th quarter 1993 loss. 4/8/94 UCLIC rejects Fund American's bid. 5/25/94 A.M. Best notifies MLIC that it will lower MLIC's rating from A (Excellent) to A- (Excellent). If the buyout is not completed, A.M. Best states that A.M. Best would likely lower the rating further to "Very Good" (B++, B+). 7/18/96 UCLIC notifies Bankers Trust that transaction will be modified. 7/31/96 UCLIC meets with Bankers Trust to provide update on transaction. 8/1/96 MLIC's Special Committee updates Bankers Trust's engagement to evaluate UCLIC's new proposal at $7.50 per share. 8/20/96 Bankers Trust and Cahill Gordon meet with UCLIC and Leboeuf Lamb to review transaction. 9/5/96 Special Committee meets with Bankers Trust and Cahill Gordon to review transaction. 9/12/96 Bankers Trust performs two days of due diligence in Cincinnati with UCLIC and MLIC.

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit XVI.
                           Comparable Company Analysis
--------------------------------------------------------------------------------
















--------------------------------------------------------------------------------
                                      -66-                  [LOGO] Bankers Trust

                                 Project Tuxedo
                 Analysis of Comparable Life Insurance Companies
                            Summary Valuation Results


                                                                                         Market Price as a Multiple of:
                                                                          -----------------------------------------------
                                                                           Stated  Stated
                                                                            Book    Book
                                            Market     Market     Firm   Value    Value           LTM
                                            Price      Value     Value   Incl.    Excl.  LTM   Operating 1996E    1997E
Institution Name                   Ticker    ($)       ($MM)     ($MM)  FAS 115  FAS 115 EPS    EPS(b)   EPS(d)  EPS(d)
---------------------------------  ------   ------     ------    ------ --------------------------------------------------

Tuxedo                             MLIC    $4.25       14.2      14.2   0.46   0.45   8.79   10.02     7.95      7.77

ALLIED Life Financial Corp.        ALFC   $15.75      73.1      96.9    0.99   0.99   8.61    8.33     7.91      7.50
American Heritage Life Investment  AHL    $20.75     286.6     385.7    1.32   1.37  10.32   11.34    10.59      9.65
Cotton States Life Insurance       CSLI   $11.75      40.1      40.1    1.00   0.99   9.11    9.33     8.39      7.58
Erie Family Life Insurance         ERIF   $28.00     264.6     264.6    2.28   2.28  14.12   18.54       NA        NA
Home Beneficial Corp.              HBENB  $24.75     428.4     428.4    0.81   0.85  11.35   11.35    11.00     10.31
Intercontinental Life Corp.        ILCO   $14.00      58.6      88.6    0.57   0.56   2.79    6.83       NA        NA
Investors Heritage Life Insurance  INLF   $26.00      23.4      23.4    0.67     NA  18.18   18.68       NA        NA
Kansas City Life Insurance         KCLI   $57.50     356.1     356.1    0.83   0.80   8.13    8.83     8.43      7.67
Protective Life Corp.              PL     $36.50   1,124.3   1,317.8    2.05   1.96  12.67   12.72    12.09     10.61
Reliable Life Insurance            RLIFA  $66.00     123.6     123.6    0.76   0.82   9.13    9.98     8.80        NA
Security Connecticut Corp.         SRC    $31.75     271.7     346.7    0.81   0.82   8.44   11.46     9.68      9.02
USLIFE Corp.                       USH    $30.25   1,038.6   1,650.0    0.92   0.93  13.75    9.98     9.45      8.67


Mean                                                                    1.08   1.13 10.55   11.45     9.59      8.88
Median                                                                  0.87   0.93  9.73   10.66     9.45      8.84
High                                                                    2.28   2.28 18.18   18.68    12.09     10.61
Low                                                                     0.57   0.56  2.79    6.83     7.91      7.50




                                                           Firm
                                                         Value(a)/
                                                         Statutory              Last 5 Yrs
                                                          Adjusted      LTM      Average
                                                            Book     Operating  Operating
Institution Name                   Ticker                 Value(c)      ROAE      ROAE
---------------------------------  ------                ----------- ---------------------

Tuxedo                             MLIC                      0.62        4.66%     5.92%

ALLIED Life Financial Corp.        ALFC                      1.90       11.02%    10.46%
American Heritage Life Investment  AHL                       2.67       11.91%    12.08%
Cotton States Life Insurance       CSLI                      1.70       11.12%     8.25%
Erie Family Life Insurance         ERIF                      3.55       12.38%    13.55%
Home Beneficial Corp.              HBENB                     1.19        7.36%     8.65%
Intercontinental Life Corp.        ILCO                      1.16       11.76%    14.81%
Investors Heritage Life Insurance  INLF                      1.35        3.56%     3.26%
Kansas City Life Insurance         KCLI                      1.33        9.54%     8.82%
Protective Life Corp.              PL                        2.96       15.05%    16.98%
Reliable Life Insurance            RLIFA                     1.89        8.51%    10.33%
Security Connecticut Corp.         SRC                       2.21        7.26%     7.07%
USLIFE Corp.                       USH                       2.35        9.27%     9.54%


Mean                                                         2.02        9.90%    10.32%
Median                                                       1.89       10.28%     9.93%
High                                                         3.55       15.05%    16.98%
Low                                                          1.16        3.56%     3.26%



Notes

(a)  Includes holding company debt and preferred stock

(b) Excludes realized gains/losses, gain/loss related deferred acquisition cost amortization when available, other non-recurring income

(c)  Statutory book value includes AVR and IMR

(d)  Source: I/B/E/S and/or Zacks

                                 Project Tuxedo
            Analysis of Selected Comparable Life Insurance Companies


                                                    ALLIED      American     Cotton         Erie                     Inter-
                                                    Life        Heritage     States         Family       Home        continental
                                                    Financial   Life         Life           Life         Beneficial  Life
                                        Tuxedo      Corp        Investment   Insurance      Insurance    Corp        Corp
                                        ------      ----        ----------   ---------      ---------    ----        ----
LTM Financial Date                      06/30/96   06/30/96     06/30/96     06/30/96       06/30/96     06/30/96    06/30/96
Latest Period Financial Date            06/30/96   06/30/96     06/30/96     06/30/96       06/30/96     06/30/96    06/30/96
Statutory Financial Date                12/31/95   12/31/95     12/31/95     12/31/95       12/31/95     12/31/95    12/31/95

Ticker                                  MLIC        ALFC        AHL          CSLI           ERIF         HBENB       ILCO

A.M. Best Rating (Primary Subidiaries)   A-          A           A            B++            A+           A+          B+,B-

Market Data:
Market Price (September 20, 1996)       $ 4.25     $15.75       $20.75       $11.75         $28.00       $24.75      $14.00
Market Value ($MM)                        14.2       73.1        286.6         40.1          264.6        428.4        58.6
Firm Value ($MM)                          14.2       96.9        385.7         40.1          264.6        428.4        88.6

52 Week High                            $ 5.25     $21.50       $24.25       $12.50         $30.00       $27.75      $16.25
52 Week Low                             $ 3.50     $15.25       $19.00       $ 8.75         $ 8.00       $22.75      $10.25

Shares Outstanding (MM)                    3.3        4.6         13.8          3.4            9.5         17.3         4.2

Price/Stated Book                         0.46       0.99         1.32         1.00           2.28         0.81        0.57
Price/Stated Book (Excluding FAS 115)     0.45       0.99         1.37         0.99           2.28         0.85        0.56
Price/Tangible Book                       0.46       0.99         1.32         1.00           2.28         0.81        0.57
Price/LTM EPS                             8.79       8.61        10.32         9.11          14.12        11.35        2.79
Price/LTM Operating EPS                  10.02       8.33        11.34         9.33          18.54        11.35        6.83
Price/1996E EPS                           7.95       7.91        10.59         8.39             NA        11.00          NA
Price/1997E EPS                           7.77       7.50         9.65         7.58             NA        10.31          NA

Firm Value/Statutory Net Income             NA      12.70        20.30        18.68          31.42        14.59        5.47
Firm Value/Statutory Book Value           0.62       1.90         2.67         1.70           3.55         1.19        1.16

Dividend Yield                            0.00%      1.27%        3.66%        1.70%          1.79%        3.56%       0.00%

Financial Data
Total Assets (GAAP)                      497.6      780.6       1,341.1       141.9          682.5       1,381.1     1,265.4
Total Equity (GAAP)                       31.0       97.7        217.2         40.2          115.8        527.7       102.8
LTM Operating Return on Average Equity    4.66%     11.02%       11.91%       11.12%         12.38%        7.36%      11.76%
Last 5 Years Average Operating ROAE       5.92%     10.46%       12.08%        8.25%         13.55%        8.65%      14.81%

Per Share Data:
Stated Book                               9.27      15.93        15.72        11.76          12.25        30.48       24.55
Stated Book (Excluding FAS 115)           9.35      15.88        15.13        11.87          12.28        29.00       24.94
Tangible Book                             9.27      15.93        15.72        11.76          12.25        30.48       24.55
LTM Stated EPS                            0.48       1.83         2.01         1.29           1.98         2.18        5.01
LTM Operating EPS                         0.42       1.89         1.83         1.26           1.51         2.18        2.05
1996E EPS                                 0.53       1.99         1.96         1.40             NA         2.25          NA
1997E EPS                                 0.55       2.10         2.15         1.55             NA         2.40          NA

Statutory Net Income                        NM       7.63        19.00         2.15           8.42        29.36       16.20
Statutory Book Value                     22.89      51.10       144.20        23.54          74.47       360.30       76.54

Annual Dividend                           0.00       0.20         0.76         0.20           0.50         0.88        0.00


                                        Investors  Kansas
                                        Heritage   City         Protective   Reliable    Security-
                                        Life       Life         Life         Life        Connecticut     USLIFE
                                        Insurance  Insurance    Corp.        Insurance   Corp            Corp.
                                        ---------  ---------    -----        ---------   ----            -----

LTM Financial Date                      06/30/96   06/30/96     06/30/96     12/31/95    06/30/96        06/30/96
Latest Period Financial Date            06/30/96   06/30/96     06/30/96     12/31/95    06/30/96        06/30/96
Statutory Financial Date                12/31/95   12/31/95     12/31/95     12/31/95    12/31/95        12/31/95

Ticker                                  INLF       KCLI         PL           RLIFA       SRC             USH

A.M. Best Rating (Primary Subidiaries)   B+         A,B          A+,A        A           A+              A+,A

Market Data:
Market Price (September 20, 1996)       $26.00     $57.50       $36.50       $66.00      $31.75          $30.25
Market Value ($MM)                        23.4      356.1       1,124.3       123.6       271.7          1,038.6
Firm Value ($MM)                          23.4      356.1       1,317.8       123.6       346.7          1,650.0

52 Week High                            $27.00     $60.25       $38.38       $72.00      $32.00          $33.25
52 Week Low                             $26.00     $50.00       $26.63       $55.50      $23.38          $26.88

Shares Outstanding (MM)                    0.9        6.2         30.8          1.9         8.6            34.3

Price/Stated Book                         0.67       0.83         2.05         0.76        0.81            0.92
Price/Stated Book (Excluding FAS 115)       NA       0.80         1.96         0.82        0.82            0.93
Price/Tangible Book                       0.67       0.83         2.05         0.76        0.87            0.92
Price/LTM EPS                            18.18       8.13        12.67         9.13        8.44           13.75
Price/LTM Operating EPS                  18.68       8.83        12.72         9.98       11.46            9.98
Price/1996E EPS                             NA       8.43        12.09         8.80        9.68            9.45
Price/1997E EPS                             NA       7.67        10.61           NA        9.02            8.67

Firm Value/Statutory Net Income          11.32      12.91        10.73        11.90       30.56           35.06
Firm Value/Statutory Book Value           1.35       1.33         2.96         1.89        2.21            2.35

Dividend Yield                            2.92%      2.92%        1.97%        2.12%       1.51%           3.08%

Financial Data
Total Assets (GAAP)                      214.6     2,879.8      7,753.4       591.3      2,298.4         7,776.9
Total Equity (GAAP)                       34.9      429.5        604.6        162.8       333.6          1,132.9
LTM Operating Return on Average Equity    3.56%      9.54%       15.05%        8.51%       7.26%           9.27%
Last 5 Years Average Operating ROAE       3.26%      8.82%       16.98%       10.33%       7.07%           9.54%

Per Share Data:
Stated Book                              38.81      69.35        17.84        86.96       38.98           32.98
Stated Book (Excluding FAS 115)             NA      71.90        18.67        80.19       38.64           32.46
Tangible Book                            38.81      69.35        17.84        86.96       36.52           32.98
LTM Stated EPS                            1.43       7.07         2.88         7.23        3.76            2.20
LTM Operating EPS                         1.39       6.51         2.87         6.61        2.77            3.03
1996E EPS                                   NA       6.82         3.02         7.50        3.28            3.20
1997E EPS                                   NA       7.50         3.44           NA        3.52            3.49

Statutory Net Income                      2.06      27.58       122.83        10.38       11.35           47.06
Statutory Book Value                     17.25     267.94       444.60        65.47      156.81          703.04

Annual Dividend                           0.76       1.68         0.72         1.40        0.48            0.93


                                 Project Tuxedo
            Analysis of Selected Comparable Life Insurance Companies

                                                    ALLIED      American     Cotton         Erie                     Inter-
                                                    Life        Heritage     States         Family       Home        continental
                                                    Financial   Life         Life           Life         Beneficial  Life
                                        Tuxedo      Corp        Investment   Insurance      Insurance    Corp        Corp
                                        ------      ----        ----------   ---------      ---------    ----        ----

Income Statement Data (LTM):
Revenue:
  Insurance Policy Revenue                38.9       30.1        255.6         15.0           29.5        115.1        54.7
  Net Investment Income                   35.5       47.2         75.4          7.3           43.6         88.6        63.5
  Realized Gains (Losses)                  2.4       (0.4)         3.9          0.1            6.9          0.1        24.1
  Non-Recurring Income                     0.0        0.0          0.0          0.0            0.0          0.0         0.0
  Other Income                             0.0        0.9          0.0          1.7            1.9          0.0         2.6
                                          ----       ----        -----         ----           ----        -----       -----
Total Revenue                             76.9       77.8        335.0         24.2           81.9        203.8       144.9
                                          ====       ====        =====         ====           ====        =====       =====
Expenses:
  Policy Benefits and Interest Credited   55.9       46.9        151.7         11.1           40.7         92.7        99.8
  Operating Expense and Amortization      19.3       16.0        142.0          7.5           13.0         53.6         0.0
  Other Expenses                           0.0        0.0          0.0          0.0            0.0          0.0         0.0
  Non Recurring Expenses                   0.0        0.0          0.0          0.0            0.0          0.0         0.0
  Interest Expense                         0.0        0.0          0.0          0.0            0.0          0.0         4.4
                                          ----       ----        -----         ----           ----        -----       -----
Total Expenses                            75.2       63.0        293.8         18.7           53.7        146.3       104.2
                                          ====       ====        =====         ====           ====        =====       =====
Operating Income                           1.7       14.9         41.2          5.5           28.2         57.5        40.7
  Income Taxes                             0.1        4.8         13.2          1.1            9.5         19.5        14.2
                                          ----       ----        -----         ----           ----        -----       -----
Net Income                                 1.6       10.1         28.0          4.4           18.7         38.0        26.5
                                          ====       ====        =====         ====           ====        =====       =====
  Preferred Dividends                      0.0        1.5          0.0          0.0            0.0          0.0         0.0
                                          ----       ----        -----         ----           ----        -----       -----
Net Income to Common                       1.6        8.5         28.0          4.4           18.7         38.0        26.5
                                          ====       ====        =====         ====           ====        =====       =====
Other Data:
LTM Operating Net Income                   1.4       10.3         25.5          4.3           14.3         38.0        10.8

Stated
LTM Return on Average Equity              5.31%     10.73%       13.09%       11.38%         16.27%        7.36%      28.75%
1995 Return on Average Equity             5.00%     10.93%       14.30%       11.12%         16.27%        7.51%      14.34%
1994 Return on Average Equity             6.98%     11.38%       13.23%       10.24%         18.64%        7.70%      16.31%
1993 Return on Average Equity             5.38%     11.18%       11.88%        8.16%         21.92%        9.13%      16.35%
1992 Return on Average Equity             6.69%     13.42%       12.11%        7.23%         22.90%       10.13%      20.81%
1991 Return on Average Equity             5.30%     12.94%       12.30%        4.83%         13.09%       10.68%      27.24%

5 Year Average                            5.87%     11.97%       12.76%        8.32%         18.56%        9.03%      19.01%

Core
LTM Return on Average Equity              4.66%     11.02%       11.91%       11.12%         12.38%        7.36%      11.76%
1995 Return on Average Equity             4.68%     11.46%       12.33%       10.87%         11.85%        7.50%      13.97%
1994 Return on Average Equity             7.41%     12.01%       12.48%       10.64%         15.46%        7.71%      15.57%
1993 Return on Average Equity             4.11%      9.00%       11.39%        8.67%         13.71%        7.62%       8.96%
1992 Return on Average Equity             7.53%     10.20%       11.97%        7.23%         13.87%        9.73%      11.96%
1991 Return on Average Equity             5.87%      9.62%       12.23%        3.83%         12.85%       10.67%      23.61%

5 Year Average                            5.92%     10.46%       12.08%        8.25%         13.55%        8.65%      14.81%

                                        Investors  Kansas
                                        Heritage   City         Protective   Reliable    Security-
                                        Life       Life         Life         Life        Connecticut     USLIFE
                                        Insurance  Insurance    Corp.        Insurance   Corp            Corp.
                                        ---------  ---------    -----        ---------   ----            -----

Income Statement Data (LTM):
Revenue:
  Insurance Policy Revenue                35.7      212.1        393.2         97.3       190.5          1,229.9
  Net Investment Income                   11.1      189.8        500.1         31.4       134.5           495.6
  Realized Gains (Losses)                  0.1        5.3          4.6          1.8        13.0             5.4
  Non-Recurring Income                     0.0        0.0          0.0          0.0         0.0             0.0
  Other Income                             0.3       11.5         44.7          9.2         0.9            42.3
                                          ----      -----        -----        -----       -----          -------
Total Revenue                             47.2      418.7        942.5        139.8       338.8          1,773.1
                                          ====      =====        =====        =====       =====          =======

Expenses:
  Policy Benefits and Interest Credited   28.3      250.2        544.1         60.3       199.0          1,062.8
  Operating Expense and Amortization      17.5      106.4        265.1         60.2        90.7           504.7
  Other Expenses                           0.0        0.0          0.0          0.0         0.0             0.0
  Non Recurring Expenses                   0.0        0.0          0.0          0.0         0.0            49.6
  Interest Expense                         0.0        0.0          0.0          0.0         0.0            39.7
                                          ----      -----        -----        -----       -----          -------
Total Expenses                            45.8      356.6        809.3        120.6       289.6          1,656.8
                                          ====      =====        =====        =====       =====          =======

Operating Income                           1.3       62.1        133.3         19.2        49.2           116.3
        Income Taxes                       0.0       18.4         45.9          5.6        16.9            39.2
                                          ----      -----        -----        -----       -----          -------
Net Income                                 1.3       43.7         87.4         13.6        32.3            77.1
                                          ====      =====        =====        =====       =====          =======
        Preferred Dividends                0.0        0.0          3.2          0.0         0.0             0.0
                                          ----      -----        -----        -----       -----          -------
Net Income to Common                       1.3       43.7         84.2         13.6        32.3            77.0
                                          ====      =====        =====        =====       =====          =======
Other Data:
LTM Operating Net Income                   1.3       40.2         83.9         12.4        23.8           106.1
                                          ====      =====        =====        =====       =====          =======
Stated
LTM Return on Average Equity              3.65%     10.36%       15.68%        9.31%       9.86%           6.73%
1995 Return on Average Equity             2.64%     10.42%       17.62%        9.31%       8.12%           9.64%
1994 Return on Average Equity             7.47%     10.75%       21.05%        9.48%       8.37%          10.43%
1993 Return on Average Equity             6.48%     11.58%       17.61%       11.66%       7.59%          10.47%
1992 Return on Average Equity             2.88%     10.87%       15.93%       13.44%                       7.84%
1991 Return on Average Equity             2.21%      8.61%       15.10%       12.61%                       8.64%

5 Year Average                            4.33%     10.45%       17.46%       11.30%       8.03%           9.41%

Core
LTM Return on Average Equity              3.56%      9.54%       15.05%        8.51%       7.26%           9.27%
1995 Return on Average Equity             1.57%      9.62%       16.92%        8.51%       6.77%           9.27%
1994 Return on Average Equity             6.77%      9.66%       19.00%       10.57%       8.53%          10.52%
1993 Return on Average Equity             5.20%      7.17%       16.97%       11.06%       5.92%           9.94%
1992 Return on Average Equity             1.41%      9.25%       15.99%       11.30%                       9.22%
1991 Return on Average Equity             1.35%      8.40%       16.01%       10.20%                       8.76%

5 Year Average                            3.26%      8.82%       16.98%       10.33%       7.07%           9.54%


                                 Project Tuxedo
            Analysis of Selected Comparable Life Insurance Companies

                                                    ALLIED      American     Cotton         Erie                     Inter-
                                                    Life        Heritage     States         Family       Home        continental
                                                    Financial   Life         Life           Life         Beneficial  Life
                                        Tuxedo      Corp        Investment   Insurance      Insurance    Corp        Corp
                                        ------      ----        ----------   ---------      ---------    ----        ----
Balance Sheet Data (Latest Period):
Assets:
Invested Assets and Cash                 434.4      669.2       1,004.3       109.3          608.0       1,248.1      663.3
Other Assets                              21.7       17.7        166.6          7.1           20.2         34.4       529.1
    Deferred Policy Acquisition Costs     41.5       93.7        170.2         25.5           54.3         98.6        26.0
    Cost of Insurance Acquired             0.0        0.0          0.0          0.0            0.0          0.0        47.0
    Goodwill                               0.0        0.0          0.0          0.0            0.0          0.0         0.0
                                        ------     ------       ------       ------         ------       ------      ------
Total Assets                             497.6      780.6       1,341.1       141.9          682.5       1,381.1     1,265.4
                                        ======     ======       ======       ======         ======       ======      ======

Liabilities:
    Total Benefits Payable               420.9      651.0        960.4         94.7          536.4        787.6      1,088.2
    Long-Term Debt/Holding Company Debt    0.0        0.0         99.1          0.0            0.0          0.0        29.9
    Other Liabilities                     45.8       31.9         64.4          7.1           30.3         65.7        44.5
                                        ------     ------       ------       ------         ------       ------      ------
Total Liabilities                        466.7      682.9       1,123.9       101.7          566.7        853.3      1,162.6
                                        ======     ======       ======       ======         ======       ======      ======

Shareholders' Equity:
    Preferred Stock                        0.0       23.8          0.0          0.0            0.0          0.0         0.0
    Common Equity                         31.0       73.9        217.2         40.2          115.8        527.7       102.8
                                        ------     ------       ------       ------         ------       ------      ------
Total Shareholders' Equity                31.0       97.7        217.2         40.2          115.8        527.7       102.8
                                        ======     ======       ======       ======         ======       ======      ======

Total Liabilities and Shareholders' Equi 497.6      780.6       1,341.1       141.9          682.5       1,381.1     1,265.4
                                        ======     ======       ======       ======         ======       ======      ======

Total Equity/Assets                        6.2%      12.5%        16.2%        28.3%          17.0%        38.2%        8.1%
Tangible Equity/Assets                     6.2%      12.5%        16.2%        28.3%          17.0%        38.2%        8.1%

Common Equity/Assets                       6.2%       9.5%        16.2%        28.3%          17.0%        38.2%        8.1%
Tangible Common Equity/Assets              6.2%       9.5%        16.2%        28.3%          17.0%        38.2%        8.1%

FAS 115 Adjustment                        (0.2)       0.2          8.2         (0.4)          (0.3)        25.7        (1.6)



                                        Investors  Kansas
                                        Heritage   City         Protective   Reliable    Security-
                                        Life       Life         Life         Life        Connecticut     USLIFE
                                        Insurance  Insurance    Corp.        Insurance   Corp            Corp.
                                        ---------  ---------    -----        ---------   ----            -----

Balance Sheet Data (Latest Period):
Assets:
Invested Assets and Cash                 167.8     2,454.5      6,293.9       472.3         1,787.0      6,529.3
Other Assets                              18.2      221.4        987.7         23.8           93.7        457.6
    Deferred Policy Acquisition Costs     28.6      203.9        471.8         65.2          388.1        790.0
    Cost of Insurance Acquired             0.0        0.0          0.0         30.0            8.6          0.0
    Goodwill                               0.0        0.0          0.0          0.0           21.1          0.0
                                        ------     ------       ------       ------         ------       ------
Total Assets                             214.6     2,879.8      7,753.4       591.3         2,298.4      7,776.9
                                        ======     ======       ======       ======         ======       ======

Liabilities:
    Total Benefits Payable               174.3     2,232.3      6,824.3       380.8         1,771.5      5,742.1
    Long-Term Debt/Holding Company Debt    0.0        0.0        138.5          0.0           75.0        611.0
    Other Liabilities                      5.4      218.0        185.9         47.6          118.4        291.0
                                        ------     ------       ------       ------         ------       ------
Total Liabilities                        179.7     2,450.3      7,148.8       428.5         1,964.9      6,644.0
                                        ======     ======       ======       ======         ======       ======

Shareholders' Equity:
    Preferred Stock                        0.0        0.0         55.0          0.0            0.0          0.5
    Common Equity                         34.9      429.5        549.6        162.8          333.6       1,132.4
                                        ------     ------       ------       ------         ------       ------
Total Shareholders' Equity                34.9      429.5        604.6        162.8          333.6       1,132.9
                                        ======     ======       ======       ======         ======       ======

Total Liabilities and Shareholders'
      Equity                             214.6     2,879.8      7,753.4       591.3         2,298.4      7,776.9
                                        ======     ======       ======       ======         ======       ======

Total Equity/Assets                       16.2%      14.9%         7.8%        27.5%          14.5%        14.6%
Tangible Equity/Assets                    16.2%      14.9%         7.8%        27.5%          13.7%        14.6%

Common Equity/Assets                      16.2%      14.9%         7.1%        27.5%          14.5%        14.6%
Tangible Common Equity/Assets             16.2%      14.9%         7.1%        27.5%          13.7%        14.6%

FAS 115 Adjustment                         N/A      (15.7)       (25.4)        12.7            2.9         17.9


The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit XVII.
     Comparable Insurance Industry Minority Squeeze-out Transaction Analysis
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------
                                      -67-                  [LOGO] Bankers Trust

ANALYSIS OF MINORITY SQUEEZE-OUT TRANSACTIONS IN THE INSURANCE INDUSTRY Selected Transactions since 1990
(Dollars in Millions)


                                                                                                                    Equity Value
                                                                                Deal       Premium Paid to        as a Multiple of:
                                                                               Price       Market Price(d):    ---------------------

                                                                                        --------------------   GAAP  GAAP(b)  GAAP
     Date   Date        Acquirer/                          Equity(e)  Deal(a)    Per    1 Day 1 Week 4 Weeks    Net  Operat.  Book
Announced   Completed    Target                                Value    Value  Share    Prior  Prior  Prior   Income Income   Value
----------------------  ---------------------------------  ------------------  -----    --------------------  ----------------------

08/26/96    Pending     Conseco Inc.                        1,233.4  1,531.3   25.00     14.9%  10.5%  11.7%   8.79  10.37     1.26
                         Bankers Life Holding

05/10/96    Pending     PXRE Corp                             167.9    167.9   24.32     12.5%  16.5%   8.7%   6.16   6.09     1.01
                         Transnational Re

01/10/96    04/02/96    Atlantic American Corp.                18.7     18.7    6.25     25.0%  25.0%  25.0%  12.80  15.46     0.86
                         Bankers Fidelity Life Insurance

12/20/95    Pending     ACMAT Corp                             86.3     86.3    8.46     15.6%  33.4%  40.1%  10.41  10.42     1.02
                         United Coasts Corp

09/26/95    12/21/95    SCOR S.A.                             277.1    398.4   15.25     37.1%  35.6%  38.6%  19.38  20.15     1.02
                         SCOR US Corp

08/25/95    01/02/96    Berkshire Hathaway Inc.             4,727.4  5,152.2   70.00     25.6%  23.1%  25.3%  20.99  21.14     2.85
                         GEICO Corp.

02/27/95    08/31/95    Conseco Inc.                          593.9    790.7   23.25     20.0%  30.1%  23.2%   9.43   9.63     1.56
                         CCP Insurance

02/19/93    03/23/93    National Mutual Insurance Co.           9.8      9.8    5.80     16.0%  36.5%  36.5%   5.75  25.08     0.76
                         Celina Financial Corp.

08/17/92    12/31/92    Leucadia National Corp                379.2    379.2   25.78     12.1%  15.2%  28.9%   9.94   9.94     1.85
                         PHLCorp

03/20/92    07/31/92    Christiana General Insurance Corp.     37.4     37.4    6.30     44.0%  57.5%  40.0%  18.05  34.01     0.79
                         Belvedere Corp

08/16/90    03/26/91    Academy Mergerco.                      93.9     93.9    1.33     21.1%  24.7%  21.1%  25.30  24.95     0.98
                         Academy Insurance Group

                         -----------------------------------------------------------------------------------------------------------

                         Mean                                                            22.2%  28.0%  27.2%  13.36  17.02     1.27
                         Adjusted Mean (Excludes National Mutual/Celina)
                         Median                                                          20.0%  25.0%  25.3%  10.41  15.46     1.02
                         High                                                            44.0%  57.5%  40.1%  25.30  34.01     2.85
                         Low                                                             12.1%  10.5%   8.7%   5.75   6.09     0.76
                         -----------------------------------------------------------------------------------------------------------


                                                                 Deal Value
                                                             as a Multiple of:
                                                             -----------------
                                                                STAT  STAT(c)                       Total      Value of     LTM
     Date   Date        Acquirer/                                Net    Book       % Minority       Shares      Shares      Oper
Announced   Completed    Target                                Income  Value         Ownership      Reacq.      Reacq.      ROAE
----------------------  ----------------------------------   -----------------     -----------      -------    --------     -----
08/26/96    Pending     Conseco Inc.                           11.59     3.47          9.5%           4.7      117.5        12.23%
                         Bankers Life Holding

05/10/96    Pending     PXRE Corp                               6.29     1.10         77.7%           5.4      130.5        17.83%
                         Transnational Re

01/10/96    04/02/96    Atlantic American Corp.                37.19     1.32          6.8%           0.2        1.3         5.84%
                         Bankers Fidelity Life Insurance

12/20/95    Pending     ACMAT Corp                             11.53     2.13         16.4%           1.7       14.1        10.41%
                         United Coasts Corp

09/26/95    12/21/95    SCOR S.A.                                 NM     1.64         19.9%           3.6       55.3         5.29%
                         SCOR US Corp

08/25/95    01/02/96    Berkshire Hathaway Inc.                24.39     4.93         49.3%          33.3    2,329.9        14.18%
                         GEICO Corp.

02/27/95    08/31/95    Conseco Inc.                           14.72     1.92         54.8%          11.8      274.4        13.06%
                         CCP Insurance

02/19/93    03/23/93    National Mutual Insurance Co.          45.86    29.88         42.1%           0.7        4.1         3.36%
                         Celina Financial Corp.

08/17/92    12/31/92    Leucadia National Corp                 20.87     2.50         36.9%           5.4      139.9        21.90%
                         PHLCorp

03/20/92    07/31/92    Christiana General Insurance Corp.     19.43     1.13         45.2%           2.7       16.9         2.39%
                         Belvedere Corp

08/16/90    03/26/91    Academy Mergerco.                         NM     3.04         49.9%          35.4       46.9         4.04%
                         Academy Insurance Group

           ----------------------------------------------------------------------------------------------------------------------
           Mean                                                21.32     4.82                                               10.0%
           Adjusted Mean (Excludes National Mutual/Celina)     18.25     2.31
           Median                                              19.43     2.13                                               10.4%
           High                                                45.86    29.88                                               21.9%
           Low                                                  6.29     1.10                                                2.4%
           ----------------------------------------------------------------------------------------------------------------------

Notes

(a)  Includes holding company debt and preferred stock

(b) Excludes realized gains/losses, gain/loss related deferred acquisition cost amortization when available, other non-recurring income

(c)  Statutory book value includes AVR and IMR

(d)  Source: Securities Data Corporation/BT Securities Corporation

(e)  Assumes acquisition of 100% of common stock

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                 Exhibit XVIII.
                 Comparable Life Insurance Acquisition Analysis
--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------
                                      -68-                  [LOGO] Bankers Trust


ANALYSIS OF SELECTED COMPARABLE LIFE INSURANCE ACQUISITIONS
Selected Transactions since 1993
(Dollars in Millions)


                                                                                                           Premium Paid to
                                                                                        Deal              Market Price(d):
                                                                                        Price           -----------------------
  Date            Date          Acquirer/                       Equity(e) Deal(a)       Per              1 Day   1 Week  4 Weeks
Announced      Completed        Target                           Value    Value         Share            Prior   Prior   Prior
---------------------------------------------------------------------------------      -------          -----------------------

08/26/96        Pending         Conseco Inc.                    1,233.4 1,531.3         25.00           14.9%   10.5%   11.7%
                                Bankers Life Holding

08/06/96        Pending         GE Capital Corp.                1,786.9 2,041.9         36.15           37.7%   32.7%   39.0%
                                First Colony Corp.

03/11/96        08/02/96        Conseco Inc.                      600.6   846.7         21.00           35.5%   34.4%   55.6%
                                Life Partners Group

01/10/96        04/02/96        Atlantic American Corp.            18.7    18.7          6.25           25.0%   25.0%   25.0%
                                Bankers Fidelity Life Insurance

12/26/95        04/03/96        GE Capital Corp.                  960.0   960.0           NA             - -     - -     - -
                                Life Insurance Co. of Virginia

12/08/95        03/21/96        Sammons Enterprises                93.8   229.0           NA             - -     - -     - -
                                NACOLAH Holding Corp.

11/13/95        02/29/96        SunAmerica                        172.5   172.5           NA             - -     - -     - -
                                Ford Life Insurance Co.

10/19/95        02/29/96        American General Corp.            362.0   367.4         27.50           19.6%   17.0%   7.8%
                                Independent Insurance Group

09/20/95        12/28/95        SunAmerica                        120.0     NA            NA             - -     - -     - -
                                CalFarm Life Insurance Co.

09/08/95        04/09/96        AmVestors Financial Corp.          45.1    60.6          5.31           24.2%   20.8%   35.6%
                                Financial Benefit Group

08/10/95        10/06/95        Jefferson-Pilot Corp.             475.0   575.0           NA             - -     - -     - -
                                Alexander Hamilton Life Insurance

05/26/95        11/14/95        American Annuity Group            105.8   154.1         13.92            2.7%    2.7%    11.9%
                                Laurentian Capital Corp.


                                                                            Equity Value                  Deal Value
                                                                          as a Multiple of:            as a Multiple of
                                                                        --------------------           ----------------
                                                                        GAAP    GAAP(b) GAAP            STAT    STAT(c)      LTM
  Date            Date          Acquirer/                               Net     Operat. Book            Net     Book         Oper
Announced      Completed        Target                                  Income  Income  Value           Income  Value        ROAE
----------------------------------------------------------------------------------------------         ----------------     -------

08/26/96        Pending         Conseco Inc.                            8.79    10.37   1.26            11.59   3.47         12.23%
                                Bankers Life Holding

08/06/96        Pending         GE Capital Corp.                        11.61   14.56   1.41            32.16   3.00         9.55%
                                First Colony Corp.

03/11/96        08/02/96        Conseco Inc.                            NM      NM      1.50            23.07   5.51         -4.15%
                                Life Partners Group

01/10/96        04/02/96        Atlantic American Corp.                 12.80   15.46   0.86            37.19   1.32         5.84%
                                Bankers Fidelity Life Insurance

12/26/95        04/03/96        GE Capital Corp.                        24.62   10.79   1.17            17.31   2.18         10.83%
                                Life Insurance Co. of Virginia

12/08/95        03/21/96        Sammons Enterprises                     8.90    10.51   8.38            17.57   1.33         32.72%
                                NACOLAH Holding Corp.

11/13/95        02/29/96        SunAmerica                              NM      34.73   0.74            11.94   1.22         2.89%
                                Ford Life Insurance Co.

10/19/95        02/29/96        American General Corp                   22.39   22.39   1.08            37.27   2.50         5.26%
                                Independent Insurance Group

09/20/95        12/28/95        SunAmerica                              14.81   16.13   NA              NA      NA           NA
                                CalFarm Life Insurance Co.

09/08/95        04/09/96        AmVestors Financial Corp.               9.71    14.53   1.22            NA      1.29         9.53%
                                Financial Benefit Group

08/10/95        10/06/95        Jefferson-Pilot Corp.                   11.49   14.44   0.90            NA      NA           6.33%
                                Alexander Hamilton Life Insurance

05/26/95        11/14/95        American Annuity Group                   11.31   12.35   0.99            13.17   2.57         8.07%
                                Laurentian Capital Corp.


ANALYSIS OF SELECTED COMPARABLE LIFE INSURANCE ACQUISITIONS
Selected Transactions since 1993
(Dollars in Millions)


                                                                                                          Premium Paid to
                                                                                        Deal            Market Price(d):
                                                                                        Price         -----------------------
  Date            Date          Acquirer/                       Equity(e) Deal(a)       Per            1 Day   1 Week  4 Weeks
Announced      Completed        Target                           Value    Value         Share          Prior   Prior   Prior
---------------------------------------------------------------------------------      --------      -------------------------

05/03/95        07/31/95        Life Re Corp.                      48.3    48.3            NA             - -     - -     - -
                                John Deere Life Insurance Group

04/10/95        10/03/95        Standard Management Corp.           7.5     7.5            NA             - -     - -     - -
                                Dixie National Life Insurance Co.

03/03/95        09/01/95        Americo Life Inc.                  40.3    40.3            NA             - -     - -     - -
                                Kansas Life Insurance/Victory Life

02/27/95        08/31/95        Conseco Inc.                      593.9   790.7           23.25          20.0%   30.1%   23.2%
                                CCP Insurance

02/17/95        06/14/95        ARM Financial Group                34.5    NA              NA             - -     - -     - -
                                SBM Co.

01/30/95        04/28/95        Life Partners Group                84.4   130.0            NA             - -     - -     - -
                                Lamar Financial Group

11/28/94        01/31/95        American General Corp.          1,170.0 1,170.0            NA             - -     - -     - -
                                Franklin Life Insurance Co.

09/23/94        02/01/95        Pioneer Financial Services         24.0    24.0            NA             - -     - -     - -
                                Connecticut National Life Insurance

09/15/94        10/31/94        Torchmark Corp.                   562.3   620.3           35.00          16.7%   17.2%   15.7%
                                American Income Holding Inc.

09/09/94        02/23/95        Intercontinental Life Corp.        17.1    17.1            NA             - -     - -     - -
                                Meridian Life Insurance Co.

09/09/94        01/17/95        NWNL Cos.                         231.6   327.7           21.56          -3.6%   2.1%    8.5%
                                USLICO Corp.

                                                                            Equity Value                  Deal Value
                                                                          as a Multiple of:            as a Multiple of
                                                                        --------------------           ----------------
                                                                        GAAP    GAAP(b) GAAP            STAT    STAT(c)      LTM
  Date            Date          Acquirer/                               Net     Operat. Book            Net     Book         Oper
Announced      Completed        Target                                  Income  Income  Value           Income  Value        ROAE
----------------------------------------------------------------------------------------------         ---------------       ------

05/03/95        07/31/95        Life Re Corp.                           9.54    10.08   0.90            9.60    1.51          6.90%
                                John Deere Life Insurance Group

04/10/95        10/03/95        Standard Management Corp.               NM      NM      0.60            3.30    1.17        -14.01%
                                Dixie National Life Insurance Co.

03/03/95        09/01/95        Americo Life Inc.                       23.70   23.70   1.36            NA      NA            5.73%
                                Kansas Life Insurance/Victory Life

02/27/95        08/31/95        Conseco Inc.                            9.43    9.63    1.56            14.72   1.92         13.06%
                                CCP Insurance

02/17/95        06/14/95        ARM Financial Group                     NA      NA      NA              NA      NA              NA
                                SBM Co.

01/30/95        04/28/95        Life Partners Group                     11.62   11.26   1.34            39.08   2.01         11.00%
                                Lamar Financial Group

11/28/94        01/31/95        American General Corp.                  9.21    9.21    0.86            16.16   1.44          9.39%
                                Franklin Life Insurance Co.

09/23/94        02/01/95        Pioneer Financial Services              8.98    9.13    1.28            NM      0.83         15.11%
                                Connecticut National Life Insurance

09/15/94        10/31/94        Torchmark Corp.                         14.45   14.58   2.76            12.80   5.26         20.21%
                                American Income Holding Inc.

09/09/94        02/23/95        Intercontinental Life Corp.             NA      NA      NA              NA      1.56            NA
                                Meridian Life Insurance Co.

09/09/94        01/17/95        NWNL Cos.                               8.37    11.62   0.88            29.69   2.18          7.65%
                                USLICO Corp.


ANALYSIS OF SELECTED COMPARABLE LIFE INSURANCE ACQUISITIONS
Selected Transactions since 1993
(Dollars in Millions)
                                                                                                          Premium Paid to
                                                                                          Deal            Market Price(d):
                                                                                          Price         -----------------------
  Date            Date          Acquirer/                       Equity(e) Deal(a)         Per           1 Day   1 Week  4 Weeks
Announced      Completed        Target                           Value    Value           Share         Prior   Prior   Prior
---------------------------------------------------------------------------------        --------       -------------------------

06/30/94        11/01/94        GE Capital Corp.                   410.4   410.4           NA             - -     - -     - -
                                Harcourt General Insurance Group

05/10/94        08/31/94        GE Capital Corp.                    82.0    82.0           NA               - -     - -     - -
                                Heritage Insurance Group

05/02/94        09/29/94        Conseco Capital Partners II        349.2   502.3          15.25           5.2%    24.5%   41.9%
                                Statesman Group

05/04/93        07/30/93        Protective Life Corp.               67.8    67.8           NA               - -     - -     - -
                                Wisconsin National Life Insurance

04/07/93        02/24/94        Liberty Corp.                       51.8    53.3          14.75           31.1%   40.5%   37.2%
                                North American National Corp.

01/15/93        03/31/93        United Insurance Cos.               20.4    20.4           8.10           24.6%   29.6%   35.0%
                                Southern Educators Life Insurance
                                ------------------------------------------------------------------------------------------------
                                Mean                                                                      19.5%   22.1%   26.8%
                                Adjusted Mean (Excluding Sammons/NACOLAH)
                                Median                                                                    20.0%   24.5%   25.0%
                                High                                                                      37.7%   40.5%   55.6%
                                Low                                                                       -3.6%    2.1%    7.8%
                                ------------------------------------------------------------------------------------------------


                                                                            Equity Value                  Deal Value
                                                                          as a Multiple of:            as a Multiple of
                                                                        --------------------           ----------------
                                                                        GAAP    GAAP(b) GAAP            STAT    STAT(c)      LTM
  Date            Date          Acquirer/                               Net     Operat. Book            Net     Book         Oper
Announced      Completed        Target                                  Income  Income  Value           Income  Value        ROAE
----------------------------------------------------------------------------------------------         -----------------     -----


06/30/94        11/01/94        GE Capital Corp.                        8.91    13.20   1.25            22.17   2.40          9.47%
                                Harcourt General Insurance Group

05/10/94        08/31/94        GE Capital Corp.                       24.30    21.76   1.08            23.97   1.78          4.95%
                                Heritage Insurance Group

05/02/94        09/29/94        Conseco Capital Partners II             8.96    15.28   1.66            15.69   2.00         12.88%
                                Statesman Group

05/04/93        07/30/93        rotective Life Corp.                   11.15    15.39   0.79            53.94   1.79          5.33%
                                Wisconsin National Life Insurance

04/07/93        02/24/94        Liberty Corp.                          16.35    41.48   1.03            19.51   1.43          2.51%
                                North American National Corp.

01/15/93        03/31/93        United Insurance Cos.                   7.93    8.06    0.73            10.25   1.48          9.73%
                                Southern Educators Life Insurance


                                ------------------------------------------------------------------------------------------------
                                Mean                                   12.89   15.63    1.45            21.46   2.13          8.49%
                                Adjusted Mean (Excluding
                                   Sammons/NACOLAH)                                     1.17
                                Median                                 11.23   14.44    1.12            17.44   1.79          8.53%
                                High                                   24.62   41.48    8.38            53.94   5.51         32.72%
                                Low                                     7.93    8.06    0.60             3.30   0.83        -14.01%
                                ------------------------------------------------------------------------------------------------


Notes

(a)  Includes holding company debt and preferred stock

(b) Excludes realized gains/losses, gain/loss related deferred acquisition cost amortization when available, other non-recurring income

(c)  Statutory book value includes AVR and IMR

(d)  Source: Securities Data Corporation/BT Securities Corporation

(e)  Assumes acquisition of 100% of common stock

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                  Exhibit XIX.
    Comparable All Industry Minority Squeeze-out Transaction Premium Analysis
--------------------------------------------------------------------------------





















--------------------------------------------------------------------------------
                                      -69-                  [LOGO] Bankers Trust

ANALYSIS OF SELECTED MINORITY SQUEEZE-OUT TRANSACTIONS - PREMIUM ANALYSIS FOR ALL INDUSTRIES Transactions from 1/1/90 to Present (Dollars in Millions)

                                                                                                                      % Change
                                                                                   Announced     Initial     Final        from
        Date        Date          Date      Acquirer/                                   Deal       Price/    Price/    Initial
   Announced     Amended     Completed        Target                                   Value       Share     Share       Offer
   ------------------------------------   --------------------------------------   --------      -----------------    ----------
    01/24/90    03/29/90     07/31/90     Imetal SA                                    78.0        15.50     17.00         9.7%
                                            Copperweld Corp

    02/09/90                 03/13/90     Leucadia National Corp.                      23.0         6.25      6.25
                                            BRAE Corp.

    02/09/90                 09/11/91     WR Grace & Co.                                5.1         3.25      3.25
                                            Del Taco Restaurants

    02/16/90    03/09/90     05/24/90     Anderson Mavor Investments                   21.6         8.50      8.88         4.4%
                                            National Mine Service Co.

    03/02/90    03/27/90     08/10/90     American Express                            360.0        11.71     12.90        10.2%
                                            Shearson Lehman Brothers Holdings

    05/08/90    06/28/90     10/30/90     ISS International Service System A/S         15.4        10.00     12.00        20.0%
                                            ISS International Service System Inc.

    05/17/90    06/06/90     08/27/90     Kansas City Southern Industries              39.1        14.00     15.85        13.2%
                                            DST Systems

    05/18/90    03/01/91     06/28/91     OCP International Inc.                        1.9         2.25      2.43         7.8%
                                            Ketchum & Co

    05/30/90    09/19/90     10/15/90     Tyco Toys                                     1.7         1.75      1.25       -28.6%
                                            Nasta International Inc.

    07/06/90    09/06/90     10/04/90     Renault SA                                  103.7         6.00      6.25         4.2%
                                            Mack Trucks

    07/12/90    09/25/90     02/26/91     Paramount Communications                     61.4         7.50      9.50        26.7%
                                            TVX Broadcast Group

    07/19/90    11/28/90     12/27/90     Caesars World                                48.4        22.00     22.58         2.6%
                                            Caesars New Jersey

    07/23/90    09/05/90     03/28/91     Investor Group (Nelson Peltz)                 4.0         0.35      0.43        22.9%
                                            Avery Inc.

    07/31/90                 11/14/90     Freeport-McMoRan Inc.                        45.5        10.70     10.70
                                            Freeport-McMoRan Oil and Gas Co.

    08/16/90    10/25/90     03/26/91     Academy Mergerco Inc.                        46.9         1.30      1.33         1.9%
                                            Academy Insurance Group

    10/02/90                 12/31/90     Phoenix Affiliates International              6.3         5.00      5.00
                                             Phoenix American Inc.
                                                                                     Premium to Market Price
                                                                                    --------------------------             Acquirer
                                                                                      One       One       Four      %      Pro-forma

        Date        Date          Date      Acquirer/                                 Day      Week      Weeks   Minority      %
   Announced     Amended     Completed        Target                                Prior     Prior      Prior   Ownership Ownership

   ------------------------------------   --------------------------------------    --------------------------   -------------------

    01/24/90    03/29/90     07/31/90     Imetal SA                                  47.8%     41.7%      33.3%   44.4%      100.0%
                                            Copperweld Corp

    02/09/90                 03/13/90     Leucadia National Corp.                    33.3%     38.9%      38.9%   41.3%      100.0%
                                            BRAE Corp.

    02/09/90                 09/11/91     WR Grace & Co.                             30.0%     73.3%      73.3%   18.2%      100.0%
                                            Del Taco Restaurants

    02/16/90    03/09/90     05/24/90     Anderson Mavor Investments                 20.3%     12.7%       9.2%   48.8%      100.0%
                                            National Mine Service Co.

    03/02/90    03/27/90     08/10/90     American Express                           -0.8%     18.6%       7.5%   39.0%      100.0%
                                            Shearson Lehman Brothers Holdings

    05/08/90    06/28/90     10/30/90     ISS International Service System A/S       54.8%     60.0%      60.0%   34.0%      100.0%
                                            ISS International Service System Inc.

    05/17/90    06/06/90     08/27/90     Kansas City Southern Industries            24.3%     40.9%      51.0%   12.9%      100.0%
                                            DST Systems

    05/18/90    03/01/91     06/28/91     OCP International Inc.                     14.1%     29.3%      21.3%   33.3%      100.0%
                                            Ketchum & Co

    05/30/90    09/19/90     10/15/90     Tyco Toys                                  25.0%     11.1%     -16.7%   25.8%      100.0%
                                            Nasta International Inc.

    07/06/90    09/06/90     10/04/90     Renault SA                                 19.0%     19.0%      22.0%   55.5%      100.0%
                                            Mack Trucks

    07/12/90    09/25/90     02/26/91     Paramount Communications                   26.7%     90.0%      85.4%   21.0%      100.0%
                                            TVX Broadcast Group

    07/19/90    11/28/90     12/27/90     Caesars World                              40.0%     49.3%      44.5%   13.4%      100.0%
                                            Caesars New Jersey

    07/23/90    09/05/90     03/28/91     Investor Group (Nelson Peltz)             -23.6%    -31.2%     -40.2%   17.0%      100.0%
                                            Avery Inc.

    07/31/90                 11/14/90     Freeport-McMoRan Inc.                      36.0%     42.7%      47.5%   18.5%      100.0%
                                            Freeport-McMoRan Oil and Gas Co.

    08/16/90    10/25/90     03/26/91     Academy Mergerco Inc.                      21.1%     24.7%      21.1%   49.9%      100.0%
                                            Academy Insurance Group

    10/02/90                 12/31/90     Phoenix Affiliates International           53.8%     66.7%      42.9%   27.6%      100.0%
                                            Phoenix American Inc.


ANALYSIS OF SELECTED MINORITY SQUEEZE-OUT TRANSACTIONS - PREMIUM ANALYSIS FOR ALL INDUSTRIES Transactions from 1/1/90 to Present (Dollars in Millions)


                                                                                                                      % Change
                                                                                   Announced     Initial     Final        from
        Date        Date          Date      Acquirer/                                   Deal       Price/    Price/    Initial
   Announced     Amended     Completed        Target                                   Value       Share     Share       Offer
   ------------------------------------   --------------------------------------   --------      -----------------    ----------
    10/23/90    01/07/91     04/01/91     Ogden Corp.                                  33.6        14.75     15.13         2.6%
                                            ERC Environmental and Energy Services

    11/11/90    03/22/91     07/11/91     US West Inc.                                437.5        36.10     45.03        24.7%
                                            US West NewVector Group Inc.

    01/03/91    06/03/91     07/03/91     Murphy Oil Corp.                            391.8        19.13     19.39         1.3%
                                            Ocean Drilling & Exploration Co.

    01/25/91                 05/17/91     Investor Group                               12.9         8.25      8.25
                                            Medical Management of America

    02/05/91                 09/25/92     Stoneridge Resources Inc.                     1.5         0.19      0.19
                                            Major Group Inc.

    02/06/91                 07/03/91     BHP Holdings (USA) Inc.                     524.3        40.00     40.00
                                            Hamilton Oil Corp.

    03/01/91    04/17/91     10/31/91     Air & Water Technologies Corp.               51.0        18.70     19.25         2.9%
                                            Metcalf & Eddy Cos.

    05/01/91    09/30/91     12/02/91     Tele-Communications Inc.                  1,189.0        15.20     16.19         6.5%
                                            United Artists Entertainment Co.

    06/13/91    07/19/91     08/31/91     Staveley Industries PLC                      25.3        19.00     22.00        15.8%
                                            Weigh-Tronix Inc.

    07/25/91    10/01/91     11/13/91     Land O' Lakes Inc.                           22.6        13.50     15.30        13.3%
                                            Country Lake Foods Inc.

    07/30/91                 10/17/91     Pennzoil Co.                                  9.2         6.00      6.00
                                            Jiffy Lube International

    08/02/91    11/04/91     02/28/92     EnviroSource Inc.                            16.8         9.79     11.68        19.3%
                                            EnviroSafe Services Inc.

    09/18/91    11/06/91     01/31/92     Arkla Inc.                                   92.6        14.18     15.44         8.9%
                                            Arkla Exploration Co.

    10/16/91                 06/26/92     Time Warner Inc.                          1,699.5        82.50     82.50
                                            American Television & Communications

    02/06/92    03/31/92     07/30/92     Charter Co.                                  43.0         7.20      7.25         0.7%
                                            Spelling Entertainment Inc.

    02/24/92                 05/04/92     Unocal Corp.                                117.5        11.68     11.68
                                            Unocal Exploration Corp.
                                                                                     Premium to Market Price
                                                                                    --------------------------             Acquirer
                                                                                      One       One       Four      %      Pro-forma

        Date        Date          Date      Acquirer/                                 Day      Week      Weeks   Minority      %
   Announced     Amended     Completed        Target                                Prior     Prior      Prior   Ownership Ownership

   ------------------------------------   --------------------------------------    --------------------------   -------------------

    10/23/90    01/07/91     04/01/91     Ogden Corp.                                37.5%     44.1%      44.1%   38.8%      100.0%
                                            ERC Environmental and Energy Services

    11/11/90    03/22/91     07/11/91     US West Inc.                               47.6%     58.0%      83.8%   19.0%      100.0%
                                            US West NewVector Group Inc.

    01/03/91    06/03/91     07/03/91     Murphy Oil Corp.                           14.0%     24.1%       9.2%   39.0%      100.0%
                                            Ocean Drilling & Exploration Co.

    01/25/91                 05/17/91     Investor Group                             65.0%     65.0%      65.0%   23.7%      100.0%
                                            Medical Management of America

    02/05/91                 09/25/92     Stoneridge Resources Inc.                  10.5%     21.6%      21.6%   49.3%      100.0%
                                            Major Group Inc.

    02/06/91                 07/03/91     BHP Holdings (USA) Inc.                    18.5%     21.2%      31.1%   49.9%      100.0%
                                            Hamilton Oil Corp.

    03/01/91    04/17/91     10/31/91     Air & Water Technologies Corp.             22.2%     16.7%      24.2%   18.0%      100.0%
                                            Metcalf & Eddy Cos.

    05/01/91    09/30/91     12/02/91     Tele-Communications Inc.                   19.9%     22.2%      25.7%   46.0%      100.0%
                                            United Artists Entertainment Co.

    06/13/91    07/19/91     08/31/91     Staveley Industries PLC                    41.9%     41.9%      44.3%   44.3%      100.0%
                                            Weigh-Tronix Inc.

    07/25/91    10/01/91     11/13/91     Land O' Lakes Inc.                         39.1%     45.7%      53.0%   34.5%      100.0%
                                            Country Lake Foods Inc.

    07/30/91                 10/17/91     Pennzoil Co.                               20.0%     20.0%      20.0%   19.0%      100.0%
                                            Jiffy Lube International

    08/02/91    11/04/91     02/28/92     EnviroSource Inc.                          16.9%     11.3%      -2.6%   37.5%      100.0%
                                            EnviroSafe Services Inc.

    09/18/91    11/06/91     01/31/92     Arkla Inc.                                  8.3%     28.6%      30.0%   18.0%      100.0%
                                            Arkla Exploration Co.

    10/16/91                 06/26/92     Time Warner Inc.                           66.7%     67.5%      88.6%   18.0%      100.0%
                                            American Television & Communications

    02/06/92    03/31/92     07/30/92     Charter Co.                                52.6%     45.0%      45.0%   18.0%      100.0%
                                            Spelling Entertainment Inc.

    02/24/92                 05/04/92     Unocal Corp.                               18.3%     18.3%      22.9%    4.0%      100.0%
                                            Unocal Exploration Corp.


ANALYSIS OF SELECTED MINORITY SQUEEZE-OUT TRANSACTIONS - PREMIUM ANALYSIS FOR ALL INDUSTRIES Transactions from 1/1/90 to Present (Dollars in Millions)


                                                                                                                      % Change
                                                                                   Announced     Initial     Final        from
        Date        Date          Date      Acquirer/                                   Deal       Price/    Price/    Initial
   Announced     Amended     Completed        Target                                   Value       Share     Share       Offer
   ------------------------------------   --------------------------------------   --------      -----------------    ----------
    03/02/92    05/20/92     07/14/92     WR Grace & Co.                               77.3        16.50     19.00        15.2%
                                            Grace Energy Corp.

    03/20/92    05/08/92     07/31/92     Christiana General Insurance Corp.           16.9         6.00      6.30         5.0%
                                            Belvedere Corp

    07/24/92                 11/02/92     Reliance Group Holdings                      39.4         2.97      2.97
                                            Frank B Hall & Co.

    08/17/92    10/12/92     12/31/92     Leucadia National Corp                      139.9        23.00     25.78        12.1%
                                            PHLCorp

    08/25/92                 05/03/93     Union Planters Corp.                          9.6        13.00     13.00
                                            Bank of East Tennessee

    10/09/92                 03/08/93     Dundee Bancorp International                  7.8         3.75      3.75
                                            Avalon Corp.

    11/13/92    12/24/92     05/07/93     Rust International                          185.0        17.88     18.75         4.9%
                                            Brand Cos Inc.

    12/17/92                 09/27/93     Investor Group                                2.3         5.50      5.50
                                            Ambulatory Medical Care Inc.

    01/04/93                 05/13/93     Investor Group                               11.8         9.50      9.50
                                            United Medical Corp.

    02/18/93                 10/01/93     Sahara Resorts                               19.4         2.76      2.76
                                            Sahara Casino Partners L.P.

    02/19/93                 03/23/93     National Mutual Insurance Co.                 4.1         5.80      5.80
                                            Celina Financial Corp.

    05/24/93    08/03/93     03/29/94     USTrails Inc.                                 7.1         1.10      1.55        40.9%
                                            Thousand Trails Inc.

    06/17/93                 11/12/93     Apache Corp.                                 39.3        15.00     15.00
                                            Hadson Energy Resources

    06/23/93    01/13/94     03/21/94     Comcast Corp.                                14.3        90.00     95.00         5.6%
                                            Comcast Cablevision of Philadelphia

    07/01/93                 04/15/94     Quartex Corp.                                26.7         7.00      7.00
                                            CMS/DATA Corp.

    09/20/93                 12/10/93     Valley Fashions Corp.                        66.3        46.00     46.00
                                            West Point-Pepperell
                                                                                     Premium to Market Price
                                                                                    --------------------------             Acquirer
                                                                                      One       One       Four      %      Pro-forma

        Date        Date          Date      Acquirer/                                 Day      Week      Weeks   Minority      %
   Announced     Amended     Completed        Target                                Prior     Prior      Prior   Ownership Ownership

   ------------------------------------   --------------------------------------    --------------------------   -------------------

    03/02/92    05/20/92     07/14/92     WR Grace & Co.                             24.6%     21.6%       7.8%   16.6%      100.0%
                                            Grace Energy Corp.

    03/20/92    05/08/92     07/31/92     Christiana General Insurance Corp.         44.0%     57.5%      40.0%   45.2%      100.0%
                                            Belvedere Corp

    07/24/92                 11/02/92     Reliance Group Holdings                   -34.0%    -25.8%     -18.1%   14.9%      100.0%
                                            Frank B Hall & Co.

    08/17/92    10/12/92     12/31/92     Leucadia National Corp                     12.1%     15.2%      28.9%   36.9%      100.0%
                                            PHLCorp

    08/25/92                 05/03/93     Union Planters Corp.                       20.9%     20.9%      36.8%   38.0%      100.0%
                                            Bank of East Tennessee

    10/09/92                 03/08/93     Dundee Bancorp International               42.9%     42.9%      50.0%   16.5%      100.0%
                                            Avalon Corp.

    11/13/92    12/24/92     05/07/93     Rust International                          4.9%     13.6%       4.9%   44.0%      100.0%
                                            Brand Cos Inc.

    12/17/92                 09/27/93     Investor Group                            -12.0%    -12.0%      -8.3%   40.0%      100.0%
                                            Ambulatory Medical Care Inc.

    01/04/93                 05/13/93     Investor Group                             49.0%     52.0%      49.0%   48.0%      100.0%
                                            United Medical Corp.

    02/18/93                 10/01/93     Sahara Resorts                             -4.0%     -8.0%       5.1%   36.0%      100.0%
                                            Sahara Casino Partners L.P.

    02/19/93                 03/23/93     National Mutual Insurance Co.              16.0%     36.5%      36.5%   45.0%      100.0%
                                            Celina Financial Corp.

    05/24/93    08/03/93     03/29/94     USTrails Inc.                              45.9%     65.3%     106.7%   20.0%      100.0%
                                            Thousand Trails Inc.

    06/17/93                 11/12/93     Apache Corp.                               26.3%     27.7%      25.0%   33.5%      100.0%
                                            Hadson Energy Resources

    06/23/93    01/13/94     03/21/94     Comcast Corp.                              35.7%     15.9%      15.9%    8.0%      100.0%
                                            Comcast Cablevision of Philadelphia

    07/01/93                 04/15/94     Quartex Corp.                             460.0%    330.8%     314.8%   35.0%      100.0%
                                            CMS/DATA Corp.

    09/20/93                 12/10/93     Valley Fashions Corp.                     -20.5%    -19.8%     -19.8%    5.0%      100.0%
                                            West Point-Pepperell


ANALYSIS OF SELECTED MINORITY SQUEEZE-OUT TRANSACTIONS - PREMIUM ANALYSIS FOR ALL INDUSTRIES Transactions from 1/1/90 to Present (Dollars in Millions)


                                                                                                                      % Change
                                                                                   Announced     Initial     Final        from
        Date        Date          Date      Acquirer/                                   Deal       Price/    Price/    Initial
   Announced     Amended     Completed        Target                                   Value       Share     Share       Offer
   ------------------------------------   --------------------------------------   --------      -----------------    ----------
    10/13/93    11/16/93     04/06/94     Medco Containment Services                  122.5        25.00     27.75        11.0%
                                            Medical Marketing Group

    01/07/94                 02/23/94     Holderbank                                   51.7         7.65      7.65
                                            Holnam Inc.

    04/26/94                 07/26/94     Burlington Resources                         42.6         4.48      4.48
                                            Diamond Shamrock Offshore Partners

    06/06/94    09/27/94     12/29/94     Ogden Corp.                                 111.3        17.06     18.38         7.7%
                                            Ogden Projects Inc.

    06/30/94    04/27/95     04/27/95     Parkway Co.                                  12.5        14.59     17.66        21.0%
                                            EB Inc.

    07/28/94    10/14/94     01/24/95     WMX Technologies                            397.4         7.80      8.85        13.5%
                                            Chemical Waste Management

    08/24/94    10/25/94     03/24/95     Dole Food Co.                                81.5        14.00     15.75        12.5%
                                            Castle & Cooke Homes Inc.

    09/08/94    12/27/94     05/12/95     GTE Corp.                                   254.3        22.50     25.50        13.3%
                                            Contel Cellular Inc.

    09/13/94    10/25/94     01/30/95     Investor Group                                4.3         5.50      7.50        36.4%
                                            LDB Corp.

    11/02/94    03/09/95     09/27/95     PacifiCorp                                  159.0        28.00     30.00         7.1%
                                            Pacific Telecom Inc.

    12/28/94                 04/28/95     Fleet Financial Group                       188.1        20.00     20.00
                                            Fleet Mortgage Group

    02/07/95    05/10/95     07/12/95     WMX Technologies                             50.5        14.00     16.35        16.8%
                                            Rust International Inc.

    02/15/95    05/18/95     10/02/95     Genzyme Corp.                                21.4         4.76      7.00        47.1%
                                            IG Laboratories Inc.

    02/27/95    05/19/95     08/31/95     Conseco Inc.                                274.4        22.50     23.25         3.3%
                                            CCP Insurance

    04/05/95    06/27/95     08/02/95     Club Mediterranee SA                        153.4        26.25     32.00        21.9%
                                            Club Med Inc.

    05/19/95    08/16/95     12/06/95     BIC SA                                      212.6        36.50     40.50        11.0%
                                            BIC Corp.
                                                                                     Premium to Market Price
                                                                                    --------------------------             Acquirer
                                                                                      One       One       Four      %      Pro-forma

        Date        Date          Date      Acquirer/                                 Day      Week      Weeks   Minority      %
   Announced     Amended     Completed        Target                                Prior     Prior      Prior   Ownership Ownership

   ------------------------------------   --------------------------------------    --------------------------   -------------------

    10/13/93    11/16/93     04/06/94     Medco Containment Services                -17.8%    -13.3%      -5.9%   45.8%      100.0%
                                            Medical Marketing Group

    01/07/94                 02/23/94     Holderbank                                 13.3%     15.5%       7.4%    5.0%      100.0%
                                            Holnam Inc.

    04/26/94                 07/26/94     Burlington Resources                       -3.1%     -0.4%       5.4%   12.9%      100.0%
                                            Diamond Shamrock Offshore Partners

    06/06/94    09/27/94     12/29/94     Ogden Corp.                                 5.8%     17.6%      20.5%   15.8%      100.0%
                                            Ogden Projects Inc.

    06/30/94    04/27/95     04/27/95     Parkway Co.                                23.9%     26.1%      53.6%   48.7%      100.0%
                                            EB Inc.

    07/28/94    10/14/94     01/24/95     WMX Technologies                           10.6%      8.9%       1.1%   21.4%      100.0%
                                            Chemical Waste Management

    08/24/94    10/25/94     03/24/95     Dole Food Co.                              35.5%     41.6%      55.6%   17.0%      100.0%
                                            Castle & Cooke Homes Inc.

    09/08/94    12/27/94     05/12/95     GTE Corp.                                  43.7%     37.8%      36.0%   10.0%      100.0%
                                            Contel Cellular Inc.

    09/13/94    10/25/94     01/30/95     Investor Group                             42.9%     42.9%      42.9%   31.0%      100.0%
                                            LDB Corp.

    11/02/94    03/09/95     09/27/95     PacifiCorp                                 23.7%     23.7%      23.7%   13.0%      100.0%
                                            Pacific Telecom Inc.

    12/28/94                 04/28/95     Fleet Financial Group                      19.4%     18.5%      18.5%   19.0%      100.0%
                                            Fleet Mortgage Group

    02/07/95    05/10/95     07/12/95     WMX Technologies                           27.0%     39.1%      39.1%    3.6%      100.0%
                                            Rust International Inc.

    02/15/95    05/18/95     10/02/95     Genzyme Corp.                              43.6%     86.7%     143.5%   31.0%      100.0%
                                            IG Laboratories Inc.

    02/27/95    05/19/95     08/31/95     Conseco Inc.                               20.0%     30.1%      23.2%   54.8%      100.0%
                                            CCP Insurance

    04/05/95    06/27/95     08/02/95     Club Mediterranee SA                       41.4%     39.9%      44.6%   33.0%      100.0%
                                            Club Med Inc.

    05/19/95    08/16/95     12/06/95     BIC SA                                     13.3%     12.5%      28.6%   22.0%      100.0%
                                            BIC Corp.


ANALYSIS OF SELECTED MINORITY SQUEEZE-OUT TRANSACTIONS - PREMIUM ANALYSIS FOR ALL INDUSTRIES Transactions from 1/1/90 to Present (Dollars in Millions)


                                                                                                                      % Change
                                                                                   Announced     Initial     Final        from
        Date        Date          Date      Acquirer/                                   Deal       Price/    Price/    Initial
   Announced     Amended     Completed        Target                                   Value       Share     Share       Offer
   ------------------------------------   --------------------------------------   --------      -----------------    ----------
    07/04/95    02/08/96     04/01/96     Johnston Industries Inc.                     29.3        29.50     33.97        15.2%
                                            Jupiter National Inc.

    07/06/95                 11/30/95     Grand Casinos Inc.                           36.5         5.06      5.06
                                            Grand Gaming Corp.

    07/14/95    09/13/95     12/11/95     COBE Laboratories Inc.                      177.7        18.00     20.00        11.1%
                                            REN-Corp-USA

    08/25/95                 01/02/96     Berkshire Hathaway Inc.                   2,329.9        70.00     70.00
                                            GEICO Corp.

    09/26/95    11/03/95     12/21/95     SCOR S.A.                                    55.3        14.00     15.25         8.9%
                                            SCOR US Corp

    12/20/95                 Pending      ACMAT Corp                                   14.1         8.46
                                            United Coasts Corp

    01/10/96                 04/02/96     Atlantic American Corp.                       1.3         6.25      6.25
                                            Bankers Fidelity Life Insurance

    02/05/96    06/04/96     Pending      CUS Acquisition Inc.                          3.6         1.94      2.38        22.6%
                                            Customedix Corp.

    03/29/96                 04/26/96     Equity Holdings Ltd.                         55.6        50.00     50.00
                                            Great American Management & Invest

    05/10/96    08/22/96     Pending      PXRE Corp                                   130.5        23.52     24.32         3.4%
                                            Transnational Re

    05/27/96                 Pending      Sandoz Ltd.                                  66.4        17.00
                                            SyStemix Inc.

    06/21/96                 Pending      Seaboard Acquisition Partners                 4.1         9.75
                                            Seaboard Oil Co.

    08/08/96                 Pending      Chemed Corp.                                 88.3        41.00
                                            Roto-Rooter Inc.

    08/26/96                 Pending      Conseco Inc.                                117.5        25.00
                                            Bankers Life Holding

                                          ----------------------------------------------------------------------------------------
                                          Mean                                                                           12.1%
                                          Adjusted Mean (Excludes Quartex/CMS Data)
                                          Median                                                                         11.0%
                                          High                                                                           47.1%
                                          Low                                                                           -28.6%
                                          ----------------------------------------------------------------------------------------

                                                                                     Premium to Market Price
                                                                                    --------------------------             Acquirer
                                                                                      One       One       Four      %      Pro-forma

        Date        Date          Date      Acquirer/                                 Day      Week      Weeks   Minority      %
   Announced     Amended     Completed        Target                                Prior     Prior      Prior   Ownership Ownership

   ------------------------------------   --------------------------------------    --------------------------   -------------------

    07/04/95    02/08/96     04/01/96     Johnston Industries Inc.                   21.8%     21.8%      42.9%   45.0%      100.0%
                                            Jupiter National Inc.

    07/06/95                 11/30/95     Grand Casinos Inc.                         34.9%     34.9%      55.7%   22.2%      100.0%
                                            Grand Gaming Corp.

    07/14/95    09/13/95     12/11/95     COBE Laboratories Inc.                     27.0%     20.3%      26.0%   47.0%      100.0%
                                            REN-Corp-USA

    08/25/95                 01/02/96     Berkshire Hathaway Inc.                    25.6%     23.1%      25.3%   49.3%      100.0%
                                            GEICO Corp.

    09/26/95    11/03/95     12/21/95     SCOR S.A.                                  37.1%     35.6%      38.6%   19.9%      100.0%
                                            SCOR US Corp

    12/20/95                 Pending      ACMAT Corp                                 15.6%     33.4%      40.1%   16.4%      100.0%
                                            United Coasts Corp

    01/10/96                 04/02/96     Atlantic American Corp.                    25.0%     25.0%      25.0%    6.8%      100.0%
                                            Bankers Fidelity Life Insurance

    02/05/96    06/04/96     Pending      CUS Acquisition Inc.                       22.6%     26.7%       5.6%   45.4%      100.0%
                                            Customedix Corp.

    03/29/96                 04/26/96     Equity Holdings Ltd.                        2.6%      4.2%       3.6%   12.1%      100.0%
                                            Great American Management & Invest

    05/10/96    08/22/96     Pending      PXRE Corp                                  12.5%     16.5%       8.7%   77.7%      100.0%
                                            Transnational Re

    05/27/96                 Pending      Sandoz Ltd.                                -8.7%     47.8%      38.8%   27.0%      100.0%
                                            SyStemix Inc.

    06/21/96                 Pending      Seaboard Acquisition Partners              11.4%     11.4%      39.3%   29.0%      100.0%
                                            Seaboard Oil Co.

    08/08/96                 Pending      Chemed Corp.                               12.3%     12.3%      11.2%   42.0%      100.0%
                                            Roto-Rooter Inc.

    08/26/96                 Pending      Conseco Inc.                               14.9%     10.5%      11.7%    9.5%      100.0%
                                            Bankers Life Holding

                                          ---------------------------------------------------------------------
                                          Mean                                       28.6%     32.4%      34.5%
                                          Adjusted Mean (Excludes Quartex/CMS Data)  23.0%     28.5%      30.9%
                                          Median                                     22.4%     24.9%      28.8%
                                          High                                      460.0%    330.8%     314.8%
                                          Low                                       -34.0%    -31.2%     -40.2%
                                          ---------------------------------------------------------------------

Source: Securities Data Corporation/BT Securities Corporation

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XX.
                     Analysis of Fund American Bid for MLIC
--------------------------------------------------------------------------------

Terms

Terms of Initial Bid

o On January 12, 1994, Fund American offered to purchase, subject to due diligence, all MLIC shares held by the UCLIC for $8.50 per share in cash

     - Also offered to purchase shares held by public for same price in cash

o Fund American anticipated due diligence and purchase agreement could be completed in approximately 3 to 4 weeks following commencement of due diligence

Terms of Final Bid

o On 3/25/94, after completing due diligence, Fund American offered to UCLIC to purchase all outstanding shares for $7.25 per share cash

     - Offer subject only to satisfactory purchase agreement and regulatory approval

Resolution

o On 4/8/94 UCLIC responded, "UCLIC has reviewed your letter and finds it is unable to accept your terms."

o Merrill Lynch, UCLIC's advisor cited pro forma book loss which would be incurred in letter to Bankers Trust


--------------------------------------------------------------------------------
                                      -70-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XX.
                     Analysis of Fund American Bid for MLIC
--------------------------------------------------------------------------------
Pro Forma Effect of Bid on UCLIC - Profit and Loss, Capital Ratios

                            Summary Effect on Capital
                    Ratios and Net Income of $7.25 sale price


(Dollars in Thousands)            12/31/93       Effect of      Pro-Forma
                                                   Sale         12/31/1993
                                 -----------------------------------------
Total Surplus                     $161,958       $(10,639)        $151,319
Total Assets                     3,534,397        (10,639)       3,523,758
Surplus/Assets                       4.58%                           4.29%
1993 Net Income                    $20,350       $(10,639)          $9,711

             Calculation of Loss on Sale - Sensitivity to Sale Price
                 (Dollars in Thousands Except Per Share Values)

                                                                    After-Tax Loss if Per Share Sale Price is
                                              -------------------------------------------------------------------------------------
                                               $  7.25    $  8.00    $  9.00    $ 10.00    $ 11.00    $ 12.00    $ 13.00    $ 14.00
                                              -------------------------------------------------------------------------------------
Shares Owned by UCLIC                            2,433      2,433      2,433      2,433      2,433      2,433      2,433      2,433
Per Share Offer                                $  7.25    $  8.00    $  9.00    $ 10.00    $ 11.00    $ 12.00    $ 13.00    $ 14.00
                                              -------------------------------------------------------------------------------------
Total Cash Received                             17,642     19,467     21,900     24,333     26,767     29,200     31,633     34,067
Book Carrying Value as of 12/31/93              24,235     24,235     24,235     24,235     24,235     24,235     24,235     24,235
                                              -------------------------------------------------------------------------------------
Total Pre-Tax Loss                              (6,593)    (4,768)    (2,335)        98      2,532      4,965      7,398      9,832

Total Cash Received                             17,642     19,467     21,900     24,333     26,767     29,200     31,633     34,067
Tax Basis (a)                                    6,083      6,083      6,083      6,083      6,083      6,083      6,083      6,083
                                              -------------------------------------------------------------------------------------
Taxable Gain                                    11,558     13,383     15,817     18,250     20,683     23,117     25,550     27,983

Total Pre-Tax Loss                              (6,593)    (4,768)    (2,335)        98      2,532      4,965      7,398      9,832
Taxes at 35%                                    (4,045)    (4,684)    (5,536)    (6,388)    (7,239)    (8,091)    (8,943)    (9,794)

                                              -------------------------------------------------------------------------------------
After Tax Loss                                 (10,639)    (9,452)    (7,871)    (6,289)    (4,707)    (3,126)    (1,544)        38

Notes :
----------

(a) The tax basis was established in 1991 at $2.50 per share when MLIC shares were distributed as part of the MNC liquidation.



--------------------------------------------------------------------------------
                                      -71-                  [LOGO] Bankers Trust

The Manhattan Life Insurance Company                                Confidential
--------------------------------------------------------------------------------
                                   Exhibit XX.
                     Analysis of Fund American Bid for MLIC
--------------------------------------------------------------------------------
Pro Forma Effect of Bid on UCLIC - Profit and Loss, Capital Ratios (cont'd)

Breakdown of expense reimbursement to UCLIC:
--------------------------------------------
Fixed Expense to UCLIC(1)                                $2,500
Variable Expense to UCLIC(1)                                888
                                                         ------
Total Charge to MLIC for Work Performed by UCLIC(2)      $3,388

Effect on Net Income:
---------------------
Reimbursement Lost Fixed Expenses                        $2,500
Taxes at 35%                                                875
                                                         ------
After Tax Loss                                           $1,625


Notes :
------------

(1)   UCLIC Estimate
(2)   MLIC Annual Statement - Schedule y


--------------------------------------------------------------------------------
                                      -72-                  [LOGO] Bankers Trust